================================================================================

    As filed with the Securities and Exchange Commission on December 23, 2005

                    An Exhibit List can be found on page 100.

                           REGISTRATION NO 333-129520

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------
                                   FORM SB-2/A
                                    ---------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               MANARIS CORPORATION
                 (Name of small business issuer in its charter)



     Nevada                          3576                         88-0467845
(State or Other          (Primary Standard Industrial           (IRS Employer
Jurisdiction of               Classification Code)             Identification #)
 Organization)

MANARIS CORPORATION                          Nevada Corporate Headquarters, Inc.
1155 Rene-Levesque                           101 Convention Center Drive
Suite 2720                                   Suite 700
Montreal, Quebec                             Las Vegas, Nevada 89109
Canada H3B 2K8                               (702) 873-3488
(514) 337-2447
(Address and telephone of                    (Name, address and telephone
registrant's executive office)               number of agent for service)

                                   Copies to:
                               Darrin Ocasio Esq.
                          1065 Avenue of the Americas,
                                   21st Floor
                            New York, New York 10018
                                 (212) 930-9700

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

      As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. |_|

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                                   CALCULATION OF REGISTRATION FEE


                                                   PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                    AMOUNT TO BE    OFFERING PRICE       AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED          REGISTERED      PER UNIT (1)      OFFERING PRICE        FEE
---------------------------------   ------------   ----------------   ----------------   ------------
Common stock issuable upon               638,112   $           0.35   $      223,339.2   $      23.90
exercise of Class A Warrants

Common stock issuable upon             1,869,231               0.35   $     654,230.85   $      70.00
exercise of Series A Warrants

Common stock issuable upon             1,596,155               0.35   $     558,654.25   $      59.77
exercise of Series E Warrants

Common stock issuable upon               913,462               0.35   $      319,711.7   $      34.21
exercise of Series F Warrants

Common stock issuable upon             3,797,976               0.35   $    1,329,291.6   $     142.23
exercise of Series G Warrants

Common stock issuable upon               890,590               0.35   $      311,706.5   $      33.35
exercise of Series H Warrants

Common stock issuable upon             3,797,976               0.50   $      1,898,988   $     203.19
exercise of Series I Warrants

Common stock issuable upon             1,781,180               0.50   $        890,590   $      95.29
exercise of Series J Warrants

Common stock issuable upon             4,688,566               0.70   $    3,281,996.2   $     351.17
exercise of Series K Warrants

Common stock issuable upon               605,676               0.35   $      211,986.6   $      22.68
exercise of Series IB6 Warrants

Common stock issuable upon                52,251              0.001   $          52.25   $       .005
exercise of Series IB7 Warrants

Shares underlying Series A Senior     11,325,370               0.32   $    3,624,118.4   $     387.78
Convertible Promissory Note

Shares underlying Debentures           4,341,760               0.32   $    1,389,363.2   $     148.66

Total                                 36,298,305                      $                  $   1,572.24


----------
[1] Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over the Counter Bulletin Board on December 15, 2005.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

     PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED DECEMBER 23, 2005
                               MANARIS CORPORATION

                        36,298,305 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders of 36,298,305 shares of our common stock, including 20,631,175 shares issuable upon the exercise of warrants. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling stockholders. However, we may receive proceeds from the exercise of the warrants.

Our common stock is traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "MANS." On December 15, 2005, the closing price of our common stock was $0.32.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

The total number of shares sold herewith includes the following shares owned by or to be issued to the selling stockholders:

* 638,112 shares of common stock underlying our Class A Warrants. One Class A Warrant and $0.35, subject to adjustment, will entitle a Class A Warrant holder to acquire one share of common stock. The exercise price of our Class A Warrants was reduced from $1.00 to $0.35 pursuant to our July 2005 Warrant Offering.

* 1,869,231 shares of common stock underlying our Series A Warrants. One Series A Warrant and $0.35, subject to adjustment, will entitle a Series A Warrant holder to acquire one share of common stock. The exercise price of our Series A Warrants was reduced from $1.10 to $0.35 pursuant to our July 2005 Warrant Offering.

* 1,596,155 shares of common stock underlying our Series E Warrants. One Series E Warrant and $0.35, subject to adjustment, will entitle a Series E Warrant holder to acquire one share of common stock. The exercise price of our Series E Warrants was reduced from $0.75 to $0.35 pursuant to our July 2005 Warrant Offering.

* 913,462 shares of common stock underlying our Series F Warrants. One Series F Warrant and $0.35, subject to adjustment, will entitle a Series F Warrant holder to acquire one share of common stock. The exercise price of our Series F Warrants was reduced from $0.70 to $0.35 pursuant to our July 2005 Warrant Offering.

* 3,797,976 shares of common stock underlying our Series G Warrants, which were issued pursuant to our July 2005 Warrant Offering. One Series G Warrant and $0.35, subject to adjustment, will entitle a Series G Warrant holder to acquire one share of common stock and one Series K warrant. The Series G warrants have a 4.5 year term.

* 890,590 shares of common stock underlying our Series H Warrants, which were issued pursuant to our July 2005 Warrant Offering. One Series H Warrant and $0.35, subject to adjustment, will entitle a Warrant holder to acquire one share of common stock and one Series K warrant. The Series H Warrants have a 4.5 year term.

* 3,797,976 shares of common stock underlying our Series I Warrants, which were issued pursuant to our July 2005 Warrant Offering. One Series I Warrant and $0.50 will entitle a Warrant holder to acquire one share of common stock. The Series I Warrants have a 4.5 year term.

* 1,781,180 shares of common stock underlying our Series J warrants, which were issued pursuant to our July 2005 Warrant Offering. One Series J Warrant and $0.50, subject to adjustment, will entitle a Series J Warrant holder to acquire one share of common stock. The Series J warrants have a
      4.5 year term.

* 4,688,566 shares of common stock underlying our Series K warrants, which are issuable upon exercise of our Series G or Series H warrants. One Series K Warrant and $0.70, subject to adjustment, will entitle a Warrant holder to acquire one share of common stock. The Series K Warrants have a 2 year term.

* 605,676 shares of common stock underlying our Series IB6 Warrants. One Series IB6 Warrant and $0.35, subject to adjustment, will entitle a Series IB6 Warrant holder to acquire one share of common stock. The Series IB6 Warrants have a 5 year term.

      561,012 Series IB6 warrants were issued to Midtown Partners & Co., LLC, the placement agent for our July 2005 Warrant Offering, and employees of Midtown Partners, pursuant to a Placement Agent Agreeement. 11,364 Series IB6 Warrants were also issued to Starboard Capital Markets and employees of Starboard pursuant to an agreement with Midtown Partners. In addition, 33,300 Series IB6 warrants were also issued to Midtown Partners for services rendered in connection with a proposed Bridge financing.

* 52,251 shares of common stock underlying our Series IB7 Warrants. One Series IB7 Warrant and $0.001, subject to adjustment, will entitle a Series IB7 Warrant holder to acquire one share of common stock. The Series IB7 Warrants have a 5 year term.

      The Series IB7 warrants were issued to Midtown Partners & Co., LLC, the placement agent for our July 2005 Warrant Offering, and employees of Midtown Partners, for services rendered in connection with a proposed Bridge financing.

* 11,325,370 shares of common stock issuable upon conversion of Series A Senior Convertible Promissory Notes, which were issued as part of our February 2005 financing. The Convertible Notes have an outstanding balance of $2,277,145 and are currently convertible at $0.35 per share. We are registering approximately 175% of the shares underlying the convertible notes to account for potential adjustments to the conversion price.

* 4,341,760 shares of common stock issuable in satisfaction of debentures issued on February 14, 2005.

                     SEE "RISK FACTORS" BEGINNING ON PAGE _.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is ____ __, 2005.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Manaris Corporation with the Securities and Exchange Commission. The Selling Stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS


                                                                        Page No.

SUMMARY OF OUR OFFERING......................................................6

RISK FACTORS.................................................................8

USE OF PROCEEDS.............................................................12

MARKET FOR OUR COMMON EQUITY................................................13

PLAN OF DISTRIBUTION........................................................13

BUSINESS....................................................................15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS...................................................21

MANAGEMENT..................................................................29

EXECUTIVE COMPENSATION......................................................31

SELLING SHAREHOLDERS........................................................34

DESCRIPTION OF SECURITIES...................................................39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................

EXPERTS.....................................................................40

LEGAL MATTERS...............................................................40

FINANCIAL STATEMENTS........................................................41

                             SUMMARY OF OUR OFFERING

This summary highlights selected information about us. It may not contain all of the information that you find important. You should carefully read this entire document, including the "Risk Factors" our financial statements and their related notes and the other documents incorporated by reference.

OUR BUSINESS

Manaris Corporation's primary business is risk mitigation. Manaris offers corporations and institutions security management solutions and services enabling them to acquire market intelligence, lower business risks and improve customer service. Our security solutions and services are geared towards increasing customer revenues and profits.

Manaris operates the following wholly-owned subsidiaries:

o     Avensys Inc, which provides risk management monitoring solutions;

o Chartrand Laframboise Investigation, which provides investigative services;

o C-Chip Technologies Corporation (North America), which specializes in high-tech security

CORPORATE HISTORY

Manaris Corporation was incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited and maintains its principal executive offices at 1155 Boulevard Rene-Levesque, Suite 2720, Montreal, Quebec, Canada.

In June 2000, we purchased four mineral claims, situated in the Greenwood Mining Division in the Province of British Columbia, Canada. At that time, our principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. In December 2002, we were advised that the mineral properties held were not economically viable. Our board of directors approved the termination of our exploration activity.

In March 2003, we changed our company name to C-Chip Technologies Corporation in order to better reflect our new business activities, and began trading on the OTC Bulletin Board (OTC-BB) under the symbol "CCHI."

In July 2005, our shareholders approved a name change for the Company to Manaris Corporation to reflect C-Chip Technologies expanded scope of business. As a result, the new trading symbol on the OTC Bulletin Board (OTC-BB) became "MANS."

                                  THE OFFERING

Common stock            36,298,305 shares, including 20,631,175 shares issuable
offered by selling      upon the exercise of common stock purchase warrants,
stockholders            assuming full exercise of the warrants.

                        This number represents approximately 46.7% of our current outstanding stock.

Common stock to be      Up to 89,688,811 shares
outstanding after the
offering

Use of proceeds         We will not receive any proceeds from of the common
                        stock. However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of their warrants, if any, for general working capital purposes.

Over-The-Counter        MANS
Bulletin Board Symbol

The above information regarding common stock to be outstanding after the offering is based on 69,057,636 shares of common stock outstanding as of December 13, 2005 and assumes the subsequent issuance of common stock to the selling stockholders and exercise of warrants by our selling stockholders.

                               RECENT DEVELOPMENTS

RESIGNATION OF OUR CHIEF EXECUTIVE OFFICER

On September 16, 2005, following the resignation of Stephane Solis, John G. Fraser, the Company's Secretary/Treasurer, was appointed as Chief Executive Officer for a minimum period of three months. According to the terms of Mr. Solis's agreement, he will receive 600,000 options exercisable at $0.00001 and $30,000 CDN upon execution of the Agreement. John G. Fraser will receive a compensation of $18,000CDN per month and 500,000 options exercisable at market prices.

CLOSURE OF CSA SUBSIDIARY

On September 22, 2005, the Company decided to cease operations of our Canadian Security Agency (2004) Inc. ("CSA") subsidiary, which provides security services to large corporate accounts, including courier and trucking companies. As a result, CSA has entered into an agreement with Securite Kolossal Inc. pursuant to which CSA will sell its customer list to Securite Kolossal for $100,000 CDN. The Company has owned CSA since February 2004.

JULY 2005 WARRANT OFFER

In July 2005, the Company concluded a Special Warrant Offering which raised gross proceeds of $2,576,117. In connection with the Special Warrant Offer, our Company issued 7,360,336 common shares to Warrant Holders as well as new warrants which were issued in the following amounts: (i) 3,797,976 Series G Warrants, (ii) 3,797,976 Series I Warrants, (iii) 890,590 Series H Warrants and
(iv)1,781,180 Series J Warrants.

AVENSYS ACQUISITION

In March 2005, Manaris acquired all of the issued and outstanding common stock of Avensys Inc. ("Avensys"), a leader in risk management monitoring solutions for commercial and industrial buildings, infrastructures and various environments. The Company issued 10,400,002 restricted shares of common stock in exchange for 15,746,369 shares of Avensys Inc. which constituted all of the issued and outstanding common stock of Avensys. Further, Manaris agreed to pay $312,625 (CDN$385,000) to holders of options of Avensys and then cancelled the options. The beneficiaries of the options have received $187,592 (CDN$231,000) as of the date hereof and will receive $124,970 (CDN$154,000) on or before December 31, 2005. The balance of the purchase price due not later than December 31, 2005 will accrue interest from the date of closing at a rate of twelve percent (12%) per year calculated daily and payable monthly and any unpaid interest will carry interest at the same rate.

FEBRUARY 2005 FINANCING

In February 2005, we closed a private placement with eighteen institutional investors. The Company issued Senior Secured Convertible Notes Series A ("Notes") and Series E and F Warrants for an aggregate principal amount of $4,675,000. The Company allocated $1,863,870 to the Warrants Series E, $339,456 to the Warrants Series F and recognized an embedded beneficial conversion feature of $2,470,674 accounted for as additional paid in capital and an equivalent discount against the Notes.

CHARTRAND LAFRAMBOISE ACQUISITION

In February 2005, we entered into agreements to acquire one hundred percent (100%) of the outstanding shares of 9151-3929 QUEBEC INC., ("QUEBEC") and 3826961 CANADA INC. ("CANADA") through our wholly owned subsidiary, 6327915 CANADA, INC. QUEBEC and CANADA collectively owned 100% of 3428249 CANADA INC which owned 100% of CHARTRAND LAFRAMBOISE INC., a company specializing in the security field and 100% of 9126-7641 QUEBEC INC., a corporation specializing in credit management and verification. On June 30, 2005, 3428249 Canada Inc. and 6327915 Canada Inc. completed a merger transaction. The merged company continues to be 6327915 Canada Inc. Following the merger 3826961 Canada Inc. and 9151-3929 Quebec Inc. were each dissolved on June 9, 2005 and September 26, 2005, respectively. QUEBEC, CANADA, 3428249 CANADA INC., CHARTRAND LAFRAMBOISE INC., and 9126-7641 QUEBEC INC. are hereinafter collectively referred to as "CLI." In consideration for the acquisition of CLI, Manaris paid $2,436,251 (CDN$3,000,000.00) in cash and issued a debenture, convertible into 1,700,000 restricted shares of its common stock at a price of $0.82 per share on behalf of its wholly own subsidiary, 6327915 CANADA, INC.,

Founded in 1986, CLI has become a leader in the field of investigative services in Canada. CLI's core services include investigation, surveillance, background verification, business intelligence, security consulting and labor management conflict and engages undercover agents for many of its services. CLI is one of Investigations Canada's major partners. Investigations Canada, a company offering expertise throughout Canada, is comprised of nine partners, 25 locations and over 200 private investigation and security professionals. CLI is located in Laval, Quebec.

SUMMARY SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                           As of             As of
                                        September 30,    September 30,
                                            2005              2004
                                         (Unaudited)      (Unaudited)
                                        -------------    -------------
Balance Sheet
Total Assets                            $  20,999,257    $  20,115,755
Total Liabilities                       $   8,457,402    $   8,885,896
Stockholders Equity                     $  12,541,855    $  11,229,859

                                        Quarter ended    Quarter ended
                                        September 30,    September 31,
                                            2005              2004
                                          (Unaudited)      (Unaudited)
                                        -------------    -------------
Income Statement
Revenue                                 $   3,725,637    $     640,030
Total Expenses                          $   7,039,799    $   1,321,550
Net Loss                                $  (3,314,162)   $    (681,520)
Net Cash Used in Operating Activities   $    (714,505)   $    (541,344)

                                            As of            As of
                                        June 30, 2005    June 30, 2004
                                          (Audited)         (Audited)
                                        -------------    -------------
Balance Sheet
Total Assets                            $  20,115,755    $   3,053,936
Total Liabilities                       $   8,867,863    $     850,283
Stockholders Equity                     $  11,229,859    $   2,203,653

                                          Year ended      Year ended
                                        June 30, 2005    June 30, 2004
                                          (Audited)        (Audited)
                                        -------------    -------------
Income Statement
Revenue                                 $   7,021,228    $   1,040,898
Total Expenses                          $  13,252,171    $   5,631,459
Net Loss                                $  (6,230,943)   $  (4,590,561)
Net Cash Used in Operating Activities   $   2,661,708    $   1,813,789

                                  RISK FACTORS

The risks and uncertainties described below are not the only ones facing our Company. Additional risks not presently known or that we currently consider insignificant may also impair our business operations in the future. Our business, financial condition and plan of operations could be materially adversely affected by any of the following risks. The trading price of our common shares could decline due to any of these risks.

1. Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend or cease operations. Our auditors have issued a going concern opinion as at June 30, 2005. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits from our operations. Further, the going concern opinion could make it more difficult for us to secure additional financing on terms acceptable to us, if at all, and may materially and adversely affect the terms of any financing that we may obtain.

2. Because we have historically incurred losses and these losses may increase in the future, we must begin generating a profit from our operations. If we do not begin generating a profit we may have to suspend or cease operations. As a result, you may lose your investment. We have never been profitable. At September 30, 2005we had negative working capital of $848,707. Included in current liabilities are amounts due to related parties of $$172,284 that carry no interest or fixed terms of repayment. Funds on hand together with relatively low revenues will not sustain operations for the next year. We will need to raise additional capital to sustain our operations. In order to become profitable, we will need to generate significant revenues to offset our cost of revenues, sales and marketing, research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may continue or increase in the future in which case you might lose your investment.

3. We have experienced a history of losses and expect to incur future losses albeit at a reduced level. Therefore, we must continue to raise money from investors to fund our operations. If we are unable to fund our operations, we will cease doing business. We have an accumulated deficit of $12,548,352 as of June 30, 2005. Our losses have resulted principally from costs incurred in research and development activities related to our efforts to develop our technologies and from the associated marketing and administrative costs and stock based compensation. We will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Even if we do achieve profitability, we may not be able to sustain or increase profitability. Product revenue totaled $3,580,619 and service revenue totaled $3,440,609 for the twelve month period ended June 30, 2005. Consequently, we have raised money from investors to fund our operations. If we can't fund our operations through product sales and investments by third parties, we will have to cease operations.

4. We may not be able to obtain additional financing when needed or on acceptable terms. We have never been profitable and we do not expect that funds on hand together with relatively low revenues will sustain our operations for the next year. We will need to raise additional capital to sustain our operations or to pursue our acquisition strategy. We cannot assure you that any required additional financing will be available or, if it is, whether it will be on acceptable terms. Our inability to obtain any needed financing, or the terms on which it may be available, could have a material adverse effect on our business. As a result, we could have to suspend or cease our operations and you could loose your entire investment.

5. We have incurred substantial debt which could affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns. On February 23, 2005, we entered into a Purchase Agreement with eighteen institutional and accredited investors under the terms of which we agreed to issue Units consisting of (i) an aggregate of $4,675,000 of our Company's 9.0% Senior Secured Convertible Notes, Series A, which are convertible into shares of our common stock at a conversion price of $0.65 per share,. Under the terms of the 9.0% Senior Secured Convertible Note, Series A, the Principal on the Note shall be paid in 20 equal monthly installments, with each payment equal to 5% of the principal amount, commencing on June 23, 2005 and continuing on the same day of each month thereafter to the Holder on the tenth date immediately preceding the Principal Payment Date. All payments of principal shall be made at our option in cash or, with 10 business day prior notice, in our common stock valued at 85% of the average closing bid price of our stock in the most recent five Trading Days prior to a Valuation Date. As a result, we are subject to the risks associated with substantial indebtedness, including:

      - we are required to dedicate a portion of our cash flows from operations to pay debt service costs;

      - it may be more difficult and expensive to obtain additional funds through financings, if available at all;

      - we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

      - if we defaulted under any of our existing indebtedness or if our creditors demanded payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

6. If we default under our financing agreement, we could have to forfeit our rights to our assets. We have pledged substantially all of our assets, including the assets of our subsidiaries, as security to holders of our convertible debentures. A default under the financing agreement concluded with holders of our convertible debentures, if not waived or cured, would permit the holders of the convertible debentures to foreclose on the collateral and we could lose all our rights in the collateral, which would have a materially adverse effect on our business. As a result, we could have to suspend or cease our operations and you could loose your entire investment.

7. We may not be able to implement our acquisition strategy. While our management has some experience in identifying and integrating acquisitions, we may not be able to identify suitable acquisition candidates, obtain the capital necessary to pursue our acquisition strategy or complete acquisitions on satisfactory terms or at all. When companies are acquired, we may not be able to integrate or manage these businesses to produce returns that justify our investment. A number of our competitors have also adopted the strategy of expanding and diversifying through acquisitions. We experience competition in our effort to execute our acquisition strategy and expect the level of competition to increase. As a result, we may be unable to continue to make acquisitions or may be forced to pay more for the companies we are able to acquire.

8. We may seek to make acquisitions that prove unsuccessful or strain or divert our resources. We may seek to grow our business through acquisitions of related businesses. Such acquisitions present risks that could materially adversely affect our business and financial performance, including:

      - the diversion of our management's attention from our everyday business activities;

      - the assimilation of the operations and personnel of the acquired business;

      - the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and

      - the need to expand management, administration, and operational systems.

      If we make such acquisitions we cannot predict whether:

      - we will be able to successfully integrate the operations of any new businesses into our business;

      -     we will realize any anticipated benefits of completed acquisitions;
            or

      - there will be substantial unanticipated costs associated with acquisitions.

      In addition, future acquisitions by us may result in:

      -     potentially dilutive issuances of our equity securities;

      -     the incurrence of additional debt; and

      - the recognition of significant charges for depreciation and amortization related to goodwill and other intangible assets.

Although we have no present plans or intentions, we continuously evaluate potential acquisitions of related businesses. However, we have not reached any agreement or arrangement with respect to any particular acquisition and we may not be able to complete any acquisitions on favorable terms or at all.

9. We may not be able to develop or manage our internal growth. Our growing existing businesses may strain our management, human resources and information systems. To manage our growth successfully, we will have to add managers and employees and update our operating, financial and other systems, procedures and controls. In addition, issues relating to new acquisitions may divert current management's attention from existing operations.

10. We are highly dependent on our executive management and other key employees. We rely heavily on our executive management and key employees to provide services and for continued business development. We have employment agreements which contain non-competition and non-solicitation provisions with most of our executive managers and other key employees. Our business could be materially adversely affected if a number of our executive managers and other key employees were to leave us and if we were unable to enforce the non-competition and non-solicitation agreements or to attract and retain qualified replacements.

On September 16, 2005, the Chief Executive Officer, Stephane Solis, resigned. John G. Fraser, the Company's Secretary/Treasurer, was appointed as Chief Executive Officer for a minimum period of three months. We do not expect the resignation to materially adversely affect the services and business development.

11. Some of our products and services are in the development stage, and may not be effective at a level sufficient to support a profitable business venture. If our products or services are not effective at a level sufficient to support a profitable venture, we will be unable to create marketable products and services, and we will have to cease some of our operations. Most of our products and services are in the development state. Although we have begun to sell some of our products and services and have current data which indicates the promise of the concept and market demand, we can offer you no assurance that all of our products and services will be effective at a level sufficient to support a profitable business venture. If they are not, we will be unable to create marketable products, we will not generate sufficient revenues from our key operations, and we will have to reduce, suspend or cease key operations and you could lose your entire investment.

12. If we cannot deliver the features and functionality our customers demand, we will be unable to attract customers that will result in a loss of income and eventually a termination of our operations. As a result you could lose your investment. As a security solutions provider, our future success depends largely upon our ability to determine the features, functionality and services our customers demand and to design and implement products and services that meet their needs in a cost efficient manner. We cannot assure that we will be able to successfully determine customer requirements or that our current or future products and services will adequately satisfy customer demands. If we cannot meet our customers' demands, we will not generate revenues from this business segment and may have to cease or suspend key operations. As a result, you could lose your investment.

13. Because some of our security solutions depend on a limited number of third parties to manufacture and supply critical components for our products and services, if the third party manufacturer should cease operations or refuse to sell components to us, we may have to suspend or cease these operations. As a result, you may lose your investment. If our suppliers do not execute their obligations, or if they stop manufacturing and supplying components critical for our products and services, we may be not be capable of finding other suppliers or operating our business. We rely on limited suppliers for a number of key components and do not have long-term agreements with any of our suppliers. If our agreements with these suppliers were terminated or expired, if we were unable to obtain adequate quantities of components critical for our products and services, if the quality of these components was inadequate, or if the terms for supply of these components became commercially unreasonable, our search for additional or alternate suppliers could result in significant delays, added expense and our inability to maintain or expand key components of our business. Any of these events could require us to take unforeseen actions or devote additional resources to provide our products and services and could harm our ability to compete effectively. As a result, you could lose your investment.

14. Some of our products and services depend on GPS technology owned and controlled by others, if access to the technology is terminated or withheld from us, we may have to suspend or cease operations. Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer. In addition, the U.S. government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of satellites. If the foregoing events occur, we may have to suspend or cease operations.

15. Some of our products and services depend on communication networks owned and controlled by others, and if access to the technology is terminated or withheld from us, we may have to suspend or cease operations. As a security solutions provider, our ability to grow and achieve profitability depends on the ability of communications carriers to provide sufficient network capacity, reliability and security to our customers. When we use wireless communications, even where wireless carriers provide coverage to entire metropolitan areas, there are occasional lapses in coverage. These effects could make our services less reliable and less useful, and customer satisfaction could suffer. Our financial condition could be seriously harmed if our wireless and land-based carriers were to increase the prices of their services, or to suffer operational or technical failures.

16. Our business is subject to rapid technological change. Two of our business units develop security solutions for clients. C-Chip itself integrates wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology, to enable business users to efficiently access, control, manage and monitor remote assets at low costs. Our wholly-owned subsidiary, Avensys, uses leading edge fiber optics sensor technology to offer business and corporations different monitoring solutions related to the environment, including buildings and infrastructure. Many of the technologies that we currently use have only recently emerged and our future success will depend upon the ability of our product development team to remain current with the rapid changes in the technologies. If we fail to do this, we could be at a competitive disadvantage. If we cannot foresee and adapt to technological changes, our business will be materially adversely affected.

17. Our business depends on the protection of its intellectual property and proprietary information. We rely on a combination of trade secret and trademark laws, confidentiality procedures, contractual provisions and patent and copyright laws to protect our proprietary rights in our products and technology. These measures may not be adequate to protect our trade secrets and proprietary technology. As a result, unauthorized third parties may copy or otherwise obtain and use our products or technology. To enforce our proprietary rights, we may have to engage in litigation to defend and enforce our intellectual property rights, either domestically or in other countries, and we could face substantial costs and diversion of resources, including management' s attention, regardless of the outcome of that litigation. Any of our attempts to enforce our intellectual property rights may not be successful, may result in royalties that are less than the cost of such enforcement efforts or may result in the loss of the intellectual property altogether. Further, we may not have adequate funds available to prosecute actions to protect or defend our proprietary rights, in which case those using our proprietary rights may continue to do so in the future. Even if we succeeded in protecting our intellectual property, others may independently develop similar technologies or products that do not infringe on our intellectual property.

18. Our trademarks may not give us adequate protection. As a result, third parties may appropriate our trademarks that may reduce our competitive edge and cause our revenues to decrease. We have trademarks. There is no assurance, however, that third parties may not infringe on our trademarks. In order to protect our trademark rights, we may have to file lawsuits and obtain injunctions, which will likely be expensive and divert our resources. If we do that, we will have to spend large sums of money for attorney's fees in order to obtain the injunctions. Even if we obtain the injunctions, there is no assurance that those infringing on our trademarks will comply with the injunctions. Further, we may not have adequate funds available to prosecute actions to protect or to defend our trademarks, in which case those infringing on our trademarks could continue to do so in the future.

19. Claims that we infringe third-party proprietary rights could result in significant expenses or restrictions on our ability to provide our products and services Third parties may claim that our current or future products or services infringe their proprietary rights or assert other claims against us. As the number of entrants into our market increases, the possibility of an intellectual property or other claim against us grows. Any intellectual property or other claim, with or without merit, would be time-consuming and expensive to litigate or settle and could divert management attention from focusing on our core business. As a result of such a dispute, we may have to pay damages, incur substantial legal fees, develop costly non-infringing technology, if possible, or enter into license agreements, which may not be available on terms acceptable to us, if at all. As a result, our business and operating results could be materially adversely affected.

20. Changes in government regulations and licensing requirements could have a material adverse effect on our business. Our businesses are subject to various federal, state, local and foreign laws and regulations. Two of our subsidiaries hold security licenses from, and their security services are regulated by, local government agencies. We also use some data from outside sources, including data from third party vendors and various government and public records services, in performing our security services. The use of this data is regulated by certain laws and regulations. To date, applicable laws and regulations have not interfered materially with the manner in which we obtain information and conduct our operations, including our access to data used in our business. However, changes in these laws and regulations or the adoption of new laws or regulations, particularly those relating to privacy, could interfere with our method of operations and access to data and, as a result, could materially adversely affect our business. Our security products are also subject to certification by the Federal Communications Commission in the US and by the Department of Communications in Canada. Further, wireless carriers who supply us with airtime enabling some of our services are also subject to regulation by the Federal Communications Commission in the US and the Canadian Radio-Television and Telecommunications Commission in Canada. If any of our security products could not obtain certification from either or both the Federal Communications Commission in the US and the Department of Communications, or if the communications carriers that we use to provide some of our services to our customers could not obtain a renewal of their licenses, our business would be materially adversely affected.

21. Competitive conditions could materially adversely affect our businesses. The markets in which we do, and intend to do, businesses are highly competitive with few barriers to entry. Our ability to execute our business strategy depends in part upon our ability to develop and commercialize efficient and effective products based on our technologies. We compete against established companies as well as numerous independently owned small businesses. Many of our competitors are capable of developing products based on similar technology, have developed and are capable of continuing to develop products based on other technologies, which are or may be competitive with our products and technologies. In all market segments in which we operate, there are many competitors, some of which are significantly larger, have access to much more important resources or capital than us, or have better reputations among potential customers in the delivery of particular services or products. Our competitors may succeed in developing competing products and technologies that are more effective than our products and technologies, which may render our existing and new products or technology uncompetitive, uneconomical or obsolete.

22. We may be exposed to liability claims if products based on our technologies are marketed and sold. We have liability insurance coverage on our products which varies from $1,000,000 to $3,000,000, however if a judgment is rendered against us in excess of the amount of our coverage, we may have to cease operations. If we are sued for any reason, we will have to rely on our liability insurance to pay any judgment rendered against us. Although we maintain product liability insurance of between $1,000,000 and $3,000,000, we cannot provide any assurance that:

      - our insurance will provide adequate coverage against potential liabilities if a product or a service that we provide causes harm or fails to perform as promised;

      - adequate product liability insurance will continue to be available in the future; or

      -     our insurance can be maintained on acceptable terms.

The obligation to pay any product liability claim in excess of whatever insurance we are able to obtain would increase our expenses and could greatly reduce our assets or cause us to cease operations. If a judgment is rendered against us for any amount of money over our coverage of $1,000,000 and, in some cases, of $3,000,000, we may have to cease operations.

23. Fluctuations in the value of foreign currencies could result in increased product costs and operating expenses. We have suppliers that are located outside Canada and the U.S. Our functional currency is Canadian dollars and we report our results in U.S. dollars. Fluctuations in the value of Canadian and U.S. dollars are difficult to predict and can cause us to incur currency exchange costs. Although, we cannot predict the effect of exchange rate fluctuations on our future operating results any material changes could cause our operating results to be materially adversely affected.

24. Because a limited number of our stockholders collectively continue to own a majority of our stock, they may act, or prevent certain types of corporate actions, to the detriment of other stockholders. Our officers and directors and certain stockholders beneficially own in the aggregate approximately 11.02% of our outstanding shares of common stock. As a result, these stockholders may be able to influence significantly the actions that require stockholder approval, including:

      -     the election of a majority of our directors; and

      - the approval of mergers, sales of assets or other corporate transactions or matters submitted for stockholder approval.

As a result, our other stockholders may have little or no influence over matters submitted for stockholder approval. In addition, this influence could preclude any unsolicited acquisition of us and consequently materially adversely affect the price of our common stock.

25. Because the market for our common stock is limited, you may not be able to resell your shares of common stock. There is currently only a limited trading market for our common stock. Our common stock trades on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "MANS." Trading volume of OTC Bulletin Board stocks has been historically lower and more volatile than stocks traded on an exchange. As a result, you may not be able to resell your securities in open market transactions.

26. Sales of substantial amounts of our common stock could cause our stock price to fall. As of June 30, 2005, 54,782,802 shares of our common stock were outstanding, 37,692,544 of which were freely tradable and 17,090,258 of which were restricted as a result of securities laws. In addition, as of June 30, 2005, 31,073,088 shares of our common stock were issuable upon conversion of our outstanding debentures and exercise of outstanding options and warrants. Sales of a substantial number of shares of our common stock could cause the price of our securities to fall and could impair our ability to raise capital by selling additional securities. The terms on which we could obtain additional capital during the life of the options and warrants may be adversely affected, and it should be expected that the holders of the options and warrants would exercise or convert them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such convertible securities. As a result, any issuance of additional shares of common stock may cause our current shareholders to suffer significant dilution which may adversely affect the market price of our common stock.

27. Because our common stock is subject to penny stock rules, the liquidity of your investment may be restricted. Our common stock is now and may continue to be in the future subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their securities.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock in this offering. All proceeds from the sale of of our common stock by the selling stockholders will be received by the selling stockholders.

We may receive proceeds from the exercise of the warrants. If all of the warrants held by the selling stockholders are exercised, we will receive net proceeds of approximately $9,481,236. The holders of the warrants are not obligated to exercise the warrants and we cannot assure that the holders of the warrants will choose to exercise all or any of the warrants. Our Series IB6 and Series IB7 warrants contain a cashless exercise provision. If the cashless exercise provision is exercised, we will not receive any proceeds from the exercise of the warrants. We intend to use the estimated net proceeds received upon exercise of the warrants, if any, for working capital and general corporate purposes.

                          MARKET FOR OUR COMMON EQUITY

Our common shares are traded on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc under the symbol "MANS." Our shares began trading on July 2, 2001. The following table sets forth the closing high and low bid prices of the common stock for each quarter within the last three years. The quotations reflect inter-dealer prices and do not represent retail mark-ups, markdowns, commissions, and may not reflect actual transactions. Prices before January 23, 2003 are adjusted for a 20:1 stock split on that date.


Fiscal Quarter        High Bid   Low Bid
-------------------   --------   -------
2006
10-01-05 - 12-31-05*      0.38      0.31
07-01-05 - 09-30-05       0.61      0.29

2005
04-01-05 - 06-30-05       0.79      0.41
01-01-05 - 03-31-05       1.02      0.65
10-01-04 - 12-31-04       0.86      0.65
07-01-04 - 09-30-04       0.90      0.62

2004
04-01-04 - 06-30-04       1.09      0.71
01-01-04 - 03-31-04       0.87      0.63
10-01-03 - 12-31-03       0.94      0.50
07-01-03 - 09-30-03       0.87      0.17

----------
*  As of December 14, 2005.

As of December 19, 2005, we had 130 shareholders of record of our common stock. This does not reflect persons or entities that hold stock through various brokerage firms or depositories.

The market price of our common shares may to be the object of significant fluctuations related to a number of events and reasons, such as variations in our operating results, publication of technological developments or new products or services by us or our competitors, recommendations of securities analysts on us or our competitors, the operating and stock performance of other companies that the market may view as related to our business, and news reports relating to trends in our activities.

In addition, the stock market in recent years has experienced significant price and volume fluctuations that have particularly affected the market prices of many high technology companies that may have often been not related or inconsistent to the operating performance of those companies. These fluctuations, as well as general political, economic and market conditions and other factors, may adversely affect the market price for our common stock.

                              PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-     privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

-     a combination of any such methods of sale; and

-     any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

                                    BUSINESS

OVERVIEW

Manaris Corporation's primary business is risk mitigation. Manaris offers corporations and institutions security management solutions and services enabling them to acquire market intelligence, lower business risks and improve customer service. The Company's security solutions and services are geared towards increasing customer revenues and profits.

Manaris operates the following wholly-owned subsidiaries:

o     Avensys Inc, which provides risk management monitoring solutions

o     Chartrand Laframboise Investigation, which provides investigative services

o C-Chip Technologies Corporation (North America), which specializes in high-tech security

CORPORATE HISTORY

Manaris Corporation (sometimes referred to as "we," "our," "us," or the "company"), was incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited and maintains its principal executive offices at 1155 Boulevard Rene-Levesque, Suite 2720, Montreal, Quebec, Canada.

In June 2000, the Company purchased four mineral claims, situated in the Greenwood Mining Division in the Province of British Columbia, Canada. At that time, our principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. In December 2002, we were advised that the mineral properties held were not economically viable. Our board of directors approved the termination of our exploration activity.

In March 2003, we changed our company name to C-Chip Technologies Corporation in order to better reflect our new business activities, and began trading on the OTC Bulletin Board (OTC-BB) under the symbol "CCHI."

In July 2005, Shareholders approved a name change for the Company to Manaris Corporation to reflect C-Chip Technologies expanded scope of business. As a result, the new trading symbol on the OTC Bulletin Board (OTC-BB) became "MANS."

RECENT DEVELOPMENTS

RESIGNATION OF OUR CHIEF EXECUTIVE OFFICER

On September 16, 2005, following the resignation of Stephane Solis, John G. Fraser, the Company's Secretary/Treasurer, was appointed as President and Chief Executive Officer for a minimum period of three months. According to the terms of Mr. Solis's agreement, he will receive 600,000 options exercisable at $0.00001 and $30,000 CDN upon execution of the Agreement. John G. Fraser will receive a compensation of $18,000CDN per month and 500,000 options exercisable at market prices.

CLOSURE OF CSA SUBSIDIARY

On September 22, 2005, the Company decided to cease operations of our Canadian Security Agency (2004) Inc. ("CSA") subsidiary, which provides security services to large corporate accounts, including courier and trucking companies. As a result, CSA has entered into an agreement with Securite Kolossal Inc. pursuant to which CSA will sell its customer list to Securite Kolossal for $100,000 CDN. The Company has owned CSA since February 2004.

JULY 2005 WARRANT OFFER

In August 2005, the Company concluded a Special Warrant Offering which raised gross proceeds of $2,576,168. In connection with the Special Warrant Offer, our Company issued 7,360,336 common shares to Warrant Holders as well as new warrants which were issued in the following amounts: (i) 3,797,976 Series G Warrants, (ii) 3,797,976 Series I Warrants, (iii) 890,590 Series H Warrants and
(iv)1,781,180 Series J Warrants.

Each holder participating in the Special Warrant Offer by exercising any Series E Warrants at $0.35 per share received new Series G incentive warrants (the "Series G incentive warrants") and new Series I incentive warrants (the "Series I Incentive Warrants"), each in an amount equal to 100% of the number of shares of the Company's common stock issued upon exercise of the Series E Warrants pursuant to the Special Warrant Offer. Each of the Series G Incentive Warrants and the Series I Incentive Warrants have a term of four and one-half years, contain piggyback registration rights, contain full ratchet anti-dilution protection and have an exercise price equal to $0.35 and $0.50 per share, respectively.

Each holder participating in the Special Warrant Offer by exercising any Class A Warrants, Series A Warrants or Series F Warrants received new Series H incentive warrants (the "Series H Incentive Warrants") and new Series J incentive warrants (the "Series J Incentive Warrants"), each in an amount equal to twenty-five percent (25%) and fifty percent (50%), respectively, of the number of shares of the Company's common stock issued upon exercise of the Class A Warrants, the Series A Warrants or the Series F Warrants pursuant to the Special Warrant Offer. Each of the Series H Incentive Warrants and Series J Incentive Warrants have a term of four and one-half years, contain piggyback registration rights and have an exercise price equal to $0.35 and $0.50 per share, respectively.

In connection with the Special Warrant Offer, the Company also issued to the placement agent and its designees warrants to purchase up to 561,012 shares of common stock at an exercise price of $0.35. The placement agent warrants are exercisable immediately and will expire on the fifth anniversary of the issue date.

The Company and the holders consummated the Special Warrant Offer in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933, as amended, and pursuant to Regulation D promulgated thereunder.

AVENSYS ACQUISITION

In March 2005, Manaris acquired all of the issued and outstanding common stock of Avensys Inc. ("Avensys"), a leader in risk management monitoring solutions for commercial and industrial buildings, infrastructures and various environments. The Company issued 10,400,002 restricted shares of common stock in exchange for 15,746,369 shares of Avensys Inc. which constituted all of the issued and outstanding common stock of Avensys. Further, Manaris agreed to pay $312,625 (CDN$385,000) to holders of options of Avensys and then cancelled the options. The beneficiaries of the options have received $187,592 (CDN$231,000) as of the date hereof and will receive $124,970 (CDN$154,000) on or before December 31, 2005. The balance of the purchase price due not later than December 31, 2005 will accrue interest from the date of closing at a rate of twelve percent (12%) per year calculated daily and payable monthly and any unpaid interest will carry interest at the same rate.

FEBRUARY 2005 FINANCING

In February 2005, we closed a private placement with eighteen institutional investors. The Company issued Senior Secured Convertible Notes Series A ("Notes") and Series E and F Warrants for an aggregate principal amount of $4,675,000. the Company allocated $1,863,870 to the Warrants Series E, $339,456 to the Warrants Series F and recognized an embedded beneficial conversion feature of $2,470,674 accounted for as additional paid in capital and an equivalent discount against the Notes.

As of December 19 the Notes have an outstanding balance of of $2,277,145 and are currently convertible at $0.35 per share.

The obligations of the Company are guaranteed by all of the Subsidiaries of the Company pursuant to the terms of a Guaranty Agreement.

The Notes and the Guaranty have a secured by perfected first priority security interests in all the assets of the Company and its Subsidiaries, including, without limitation, accounts receivable, intellectual property rights and inventory (the "Collateral") pursuant to the terms of a Pledge and Security Agreement.

CHARTRAND LAFRAMBOISE ACQUISITION

In February 2005, we entered into agreements to acquire one hundred percent (100%) of the outstanding shares of 9151-3929 QUEBEC INC., ("QUEBEC") and 3826961 CANADA INC. ("CANADA") through our wholly owned subsidiary, 6327915 CANADA, INC. QUEBEC and CANADA collectively owned 100% of 3428249 CANADA INC which owned 100% of CHARTRAND LAFRAMBOISE INC., a company specializing in the security field and 100% of 9126-7641 QUEBEC INC., a corporation specializing in credit management and verification. On June 30, 2005, 3428249 Canada Inc. and 6327915 Canada Inc. completed a merger transaction. The merged company continues to be 6327915 Canada Inc. Following the merger 3826961 Canada Inc. and 9151-3929 Quebec Inc. were each dissolved on June 9, 2005 and September 26, 2005, respectively. QUEBEC, CANADA, 3428249 CANADA INC., CHARTRAND LAFRAMBOISE INC., and 9126-7641 QUEBEC INC. are hereinafter collectively referred to as "CLI." In consideration for the acquisition of CLI, Manaris paid $2,436,251 (CDN$3,000,000.00) in cash and issued a $1,387,302 (CDN $1,700,000) debenture, convertible into 1,700,000 restricted shares of its common stock at a price of $0.82 per share on behalf of its wholly own subsidiary, 6327915 CANADA, INC.,

Founded in 1986, CLI has become a leader in the field of investigative services in Canada. CLI's core services include investigation, surveillance, background verification, business intelligence, security consulting and labor management conflict and engages undercover agents for many of its services. CLI is one of Investigations Canada's major partners. Investigations Canada, a company offering expertise throughout Canada, is comprised of nine partners, 25 locations and over 200 private investigation and security professionals. CLI is located in Laval, Quebec.

SERVICES AND TECHNOLOGIES

We offer the following services and technologies: Risk Management Solutions; Security Services; Environmental Monitoring; Web-Based Security Solutions.

RISK MANAGEMENT SOLUTIONS

Our risk management solutions are provided by our C-Chip Technologies Corporation (North America) subsidiary ("C-Chip"). To allow increased security and to control the usage of remote equipment, C-Chip initially focused on the development and marketing of risk management solutions using integrated wireless communications, RFID technology, transaction processing, software applications and the Internet, and when location is required, Global Positioning System (GPS) technology to enable users to efficiently access, control, manage and monitor remote assets. Customers have access to a corporate website in order to remotely access, control, locate and monitor different types of equipment or services anywhere throughout North America for increased security. These security solutions provide significant value to business users by lowering their risks and associated costs as well as increasing efficiency of their operations.

Because there is a large, readily available market for telematics applications for automotive products, management has focused initial product development effort in this industry. C-Chip is now starting to market an offering targeting the automotive sector with solutions encompassing the credit, asset and security management industry. Its current technology is based on a platform that can be adapted to a wide number of products, including office equipment, industrial machinery and consumer electronics products.

Our competitors in credit management solutions for the automotive sector include OnTime, PassTime, and PayTeck. These competitors offer different versions of an "egg timer" whereby a code must be manually entered using a keypad to enable a physical device connected to the vehicle's starter. The process enables the use of the vehicle for a certain period of time. Although the device does not rely on wireless network coverage to function, a code must be given and manually entered after each payment has been made. These devices work well but involve significant management time and expense. Our basic product offers a significant price advantage over these manual devices and, in management's opinion, is a much more sophisticated solution as it is totally transparent to users.

SECURITY SERVICES

Since 9/11, ensuing world events have further supported our position that the security industry offers significant opportunity for growth. Our goal is to attain a leading position within this industry through our subsidiary CLI.

CLI's services include the following:

SECURITY OFFICERS

Security officers provide services primarily to commercial and industrial centers and office buildings. Their mission consists of delivering quality protection services combined with courteous customer service. These security officers all possess the necessary qualifications to work with complex and multi-purpose high-tech security systems.

INVESTIGATION

CLI's investigation team is made up of highly specialized experts with long-standing experience in investigation and research. They provide external and internal investigation services as well as other related services. External investigations include fraud, insurance, workers' compensation, in-house theft, productivity problems, inventory protection, and drug trafficking. Internal investigations are mainly focused on research, pre-employment checks, criminal files, and due diligences. Other related services include VIP personal protection services as well as labor conflict management.

The market for our security services is subject to intense competition. Although a large part of the market is provided by important multinationals, the vast majority of security- related services are provided by thousands of small entities, all offering a range of limited services. Our security services are primarily offered in the province of Quebec in Canada. Our competitors are mainly with Canadian firms such as Garda World, Kolossal, Sec-Pro and many other smaller entities and less with larger multinationals.

Competition is based on reputation, relationship with customers, quality of services and, to some extent, price.

ENVIRONMENTAL MONITORING

Our environmental monitoring services are provided by our Avensys subsidiary. In order to developing monitoring solutions to different environments as well as buildings and infrastructure, we acquired Avensys Inc. Avensys has developed a distinctive expertise in Fiber Bragg Grating (FBG) offering unique advantages for distributing sensing applications, namely for variables such as temperature, humidity, pressure, strain, etc. To further broaden its sensing expertise, Avensys has implemented a research & development program intended to extend its expertise to organic and chemical compounds. In addition, Avensys is developing complementary technologies such as innovative optoelectronic interrogation units to collect data from thousands of fiber sensors in a cost effective manner.

Avensys' fiber-based sensing technology offers multiple variable sensors all of which are installed on a single fiber strand. Sensors can be interrogated remotely from different means of communications; are not sensitive to EMI/RFI and lightning; do not require electricity; can sustain very high temperatures; and are ideal for hostile or corrosive environments. Furthermore, all of Avensys' FBG-based sensors are designed for a minimum 25-year lifecycle with little or no maintenance, considerably reducing the cost of ownership. Avensys' fiber-based sensing technology is particularly applicable to the environmental, geotechnical, industrial, aerospace, nuclear and semiconductor vertical markets.

Avensys is considered a key player in the environment monitoring market with a significant foothold in the structure & geotechnical market segments. It is one of a few world players in the market for Fiber Bragg Grating (FBG) technology and believes that its cost structure is one of the lowest in the industry. In fact, some of Avensys' competitors in distributed fiber based sensing technology purchase optical components from it. In order to offer complete end to end security monitoring solutions, Avensys intends to leverage its existing customer base which includes over 1,000 established accounts. A sample of the customer base follows:

COMPONENTS AND SENSORS


3m Canada                City of Toronto                      IGA Supermarkets
Abitibi-Consolidated     Daishowa Marabeni Inc.               Irving Oil
Agri-Food Canada         Department of Agriculture            INRS-Institut Armand-Frappier
Agropur                  Department of Fisheries And Oceans   Labatt Breweries of Canada
Alcan Aluminum Ltd.      Department of National Defense       Merck Frost Canada
B.C. Environmental       Department of The Environment        Metro and Richelieu
Basf Canada              Dofasco Inc.                         Ontario's Ministry of Environment & Energy
Bombardier Inc.          GE Canada Inc.                       Nestle
Bowater Pulp And Paper   Gouvernment Du Quebec                Nova Scotia Power
Bristol-Myers Squibb     Health Canada                        Domtar
Cascades Carton Plat     Hydro Quebec                         Federal Public Works & Government Services
                         Bookham


INTEGRATED MONITORING SOLUTIONS

National water level management (Poland)      Optical network (US National Defense)   Refrigeration controls (IGA)
Flood prevention (China)                      Ammonia levels monitoring (Versacold)   Flood prevention (Guyanna)
Water level measurements (Hydro Quebec)       Landslide prevention (Hong Kong)        Air quality surveillance (Environnent Quebec)

The reputation of Avensys has been built on years of experience in solving environmental monitoring problems, from micro scale in-building sensing systems to the real-time monitoring of temperature, humidity, pressure or chemical levels and macro-scale wireless landslide and flood warning systems in different countries. Through integrated solutions and services branded under the name SenseYourWorldTM, Avensys combines skills, staff and the knowledge to integrate multiple monitoring technologies to deliver real-time, automated, cost-efficient data to business users requesting increased market intelligence.

The Company intends to design and market monitoring devices & instrumentations and to offer complete, turnkey integrated monitoring solutions branded under the brand name "SenseYourWorldTM". To provide end to end monitoring solutions to its customers, Avensys intends to have a foothold and be involved in all realms of turnkey monitoring solutions, including:

1) Monitoring Technologies. The provisioning of physical devices to measure desired conditions;

2) Data Acquisition Process. An overall physical architecture to bring data to a central point;

3)    Data Applications. A software layer to analyze and process information;
      and,

4) Data Access & Reporting Process. An access to software tools and reports needed for a specific application

To enable Avensys to offer end to end monitoring solutions to its customers, proprietary technologies were designed to work with technologies from other companies, including partners, competitors, and other third parties. Similarly, Avensys' services were designed to operate with a variety of communications protocols. It intends to continue to develop additional proprietary technology where feasible and to purchase or license technology where cost-effective.

WEB-BASED SECURITY SOLUTIONS

Our Web-Based Security Solutions are provided by our C-Chip subsidiary. On January 7, 2003, we acquired all assets and intellectual property related to a new wireless, web-based set of communication tools offering users complete access, remote control, and monitoring of a variety of equipment from Capex Investments Limited ("Capex"). The technology we acquired allows selective enabling, disabling (on/off) of targeted equipment, and other commands at will, from anywhere to almost anywhere in North America. Essentially, the products and solutions derived from this technology are targeted to financial institutions and leasing companies to mitigate risks and enforce schedule of payment of borrowers and lessees of certain equipment. This technology is herein referred as the C-Chip technology.

The basic system component of C-Chip's technology entails a chipset embedded in target devices. This includes a radio frequency receiver and microprocessor, web-based applications and database management. Other required components include access to wireless networks and Internet access. The processor is addressable through a unique electronic serial number that corresponds to the individual device. The processor accepts an input signal and compares the signal to a number of criteria to determine if the current operating condition should be maintained or modified. Additional components to the basic unit include GPS technology for location/tracking and a host of additional monitoring features.

To process the commands of authorized users and to enable users to manage their own database of embedded devices from a central point using the Web, C-Chip has built a proprietary Secure Data Management Center. This eliminates the need for users to make a substantial investment in acquiring and supporting capital equipment, such as hardware, software and data networking equipment, in order to use the Company's services.

C-Chip utilizes proven and effective wireless communications technologies including one-way messaging services, two-way messaging services and cellular services.

C-Chip's proprietary technologies are designed to work with those from other companies, including corporate partners, competitors, and other third parties. Similarly, C-Chip's services are designed to operate with a variety of wireless communications protocols. The Company expects to continue development of additional proprietary technology, and, where cost-effective, purchase or license technology.

With approximately 4,000 units now in the field which were delivered based on minimal production volume, and market reception to its offering, C-Chip chose to reengineer its product for mass production in the first quarter of calendar 2005 to achieve increased efficiencies and to streamline processes. In order to achieve this as promptly as possible, C-Chip concluded an agreement in April 2005 with iMetrik Inc, a company specializing in the development and marketing of wireless solutions to improve management of mobile and remote assets. The process is now essentially completed and the Company expects to begin delivery of its new units in sizeable quantities, starting October 2005 to provide three core solutions:

1. Credit Chip II is a small two-way communications device installed in a rented, leased or financed vehicle's starter and ignition circuitry, or fuel pump. It allows the credit grantor to disable starting the vehicle in the event that a customer's account is in default. Addressing and disabling a vehicle is as simple as logging onto the Company's secure website, entering a username and password, selecting the customer account, and then clicking on "Disable." In respect of "Right to cure" laws, an audible warning may also be enabled to advise the customer of the impending shut-down, giving them a 1, 2 or 3-day grace period.

2. Credit Chip 100 provides two-way wireless communications allowing remote visibility of vehicles at all times. It is one of the most cost-effective vehicle tracking devices on the market today. It provides the user with a location map, in real-time via the Internet right on their computer screen. Users can locate a targeted vehicle at any time and each location is stamped with a time and date.

3. Credit Chip 100 C is C-Chip's most advanced credit management solution. It combines remote visibility of vehicles and immobilization capabilities. Using two-way wireless communications and our Internet Web Applications, credit grantors have the ability to go online, sound a pre-warning, and then disable a vehicle. If suitable payment arrangement is not made, the vehicle can be located on a map in real-time, via the Internet right on any computer screen.

In each of market segments where we intend to position our web-based products, we compete primarily on the basis of functionality, ease of use, quality, price, service availability, effectiveness and financial strength. All our target markets for all market segments are highly competitive. As market demand for wireless communications tools enabling management of remote assets increases, the quality, functionality and availability of competitors' products and services is expected to progress. And with new competitors flooding our market, further price reduction of products and services is expected. In addition, we expect that the widespread adoption of industry standards may make it easier for new market entrants or existing competitors to improve their products and services or offer some or all of the products and services we offer or may offer in the future, possibly at lower prices than ours. This would harm the competitive advantages that our products and services currently enjoy.

WARRANTIES

All of the Company's web-based products are offered with a warranty. The Company's current policy is to offer a warranty a one year warranty on all of its web-based products. Avensys' warranty policy for manufactured products varies between 3 months and one year, depending on the product.

INSURANCE

Manaris currently has $1,000,000 of insurance coverage for its web-based security products and $1,000,000 for general liability and coverage for our fixed assets. CLI has insurance coverage of $3,000,000 for services and $1,000,000 for general liability and coverage of its fixed assets. Avensys has insurance coverage of $3,000,000 for its fiber based products and $1,000,000 for general liability and coverage of its fixed assets.

GOVERNMENT REGULATION

Manaris's businesses in the security service industry are subject to various federal, state, local and foreign laws and regulations. CLI and CSA hold security licenses from, and their security services are regulated by a local government agency. Both are in good standing. The Company also uses some data from outside sources, including data from third party vendors and various government and public records services, in performing its security services. The use of this data is regulated by certain laws and regulations. To date, applicable laws and regulations have not interfered materially with the manner in which the Company obtains information and conducts its operations, including its access to data used in its business. However, changes in these laws and regulations or the adoption of new laws or regulations, particularly those relating to privacy, could interfere with the Company's method of operations and access to data and, as a result, could materially adversely affect Manaris's business.

In addition to regulations applicable to businesses in general, the Company's web-based products are subject to certification by the Federal Communications Commission in the US and by the Department of Communications in Canada. C-Chip's first generation of web-based products are all in the process of obtaining such certification for the US and Canadian markets. Other web-based products are expected to undergo the certification process once all pre-commercialization tests are completed. Furthermore, wireless carriers who supply the Company with airtime enabling our services are also subject to regulation by the Federal Communications Commission in the US and the Canadian Radio-Television and Telecommunications Commission in Canada.

Manufactured products are subject to various industry and government certifications, all of which need to be obtained before commercial launch.

EMPLOYEES

As of December 19, 2005, we have one hundred and seventy-nine (179) employees; 86 (CLI), 85 (Avensys), 3 (C-Chip), 5 (Manaris) employees on the payrolls of C-Chip, CLI and Avensys and we retained several full-time and part-time consultants. Our employees are not unionized. We believe relationships with our employees and consultants are good.

                                LEGAL PROCEEDINGS

In the course of normal business, the Company may be subject to threat of litigation, claims and assessments. Management does not believe that unfavorable decisions in any pending procedures or threat of procedures or any amount it might be required to pay will not have a material adverse impact on our financial condition.

On August 13, 2004, a motion was filed by Citicorp Vendor Finance Ltd., under Quebec law, in the district of Montreal, Province of Quebec, totaling $73,506 USD ($85,348 CAD) for an unpaid contract of credit. The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any damages is not expected to have a material adverse impact on our financial condition.

A lawsuit was filed on July 15, 2005, under Quebec law, in the District of Montreal, Province of Quebec, for a total of $506,000 USD ($620,000 CAD) with regards to alleged breach of employment contract and wrongful dismissal of Charles Finkelstein. This lawsuit was settled on September 2, 2005 for an amount of $81,600 USD ($100,000 CAD) and the transfer of 200,000 shares of the Company, currently held in escrow. The parties exchanged under this agreement a complete and final release regarding their business and employment relationship.

Autoland filed a lawsuit on July 15, 2005, under Quebec law, in the District of Montreal, Province of Quebec, for a total of $81,600 USD ($100,000 CAD) with regards to alleged expenses incurred by the plaintiff for the purchase of anti-theft product known as the "Hawk 200". The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any damages will be charged to the earnings of the quarter and is not expected to have a material adverse impact on our financial condition

A lawsuit was filed by Richard Larocque on June 30, 2005 under Quebec law, in the District of Montreal, Province of Quebec pertaining to a claim in the amount of $88,900 USD ($108,900 CAD) for alleged wrongful and unnecessary use of force in the exercise of the Company's employee security duties. The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any damages will be charged to the earnings of the quarter and is not expected to have a material adverse impact on our financial condition.

Rothsman Bastien, filed a lawsuit under Quebec law, in the district of Laval, Province of Quebec, totalling $66,351USD ($81,306 CAD) for compensatory damages and $12,240USD ($15,000 CAD) in punitive and exemplary damages. The claim alleges that the Company submitted erroneous evidence that was based on racial profiling which led to the arrest of the plaintiff. The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any compensatory damages will be covered by the Company's insurance policy. The punitive and exemplary damages will be charged to the earnings of the quarter and is not expected to have a material adverse impact on our financial condition.

                             DESCRIPTION OF PROPERTY

The Manaris main office is located at 1155, Rene-Levesque West, Suite 2720, Montreal, Quebec, Canada. The base rent for the current premises is approximately CDN$8,161 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on November 30.

The office of our wholly owned subsidiary, C-Chip, is located at 740 Notre-Dame West, Suite 1320, Montreal, Quebec, Canada. They currently lease approximately 1,900 square feet for administration and development. The base rent for the current premises is approximately CND$2,300 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires in June 2010.

The office of our wholly owned subsidiary, Chartrand Laframboise Inc., is located at 2 Place Laval, Suite 350, Laval, Quebec, Canada. They currently lease approximately 6,700 square feet for administration. The base rent for the current premises is approximately CND$12,100 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on January 31, 2007.

The main office of our wholly owned subsidiary, Avensys Inc., is located at 880 Selkirk, Pointe-Claire, Quebec, Canada. They currently lease approximately 20,500 square feet for administration and production. The base rent for the current premises is approximately CND$13,670 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on July 31, 2006.

Avensys has also two sales representative offices in Canada. They currently lease approximately 3,615 square feet for administration at 1131 Derry Road East, Mississauga, Ontario Canada. The base rent for the current premises is approximately CND$2,184 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on June 30, 2006. They currently lease approximately 400 square feet for administration at 301-1493 Johnston Road, White Rock, British Columbia, Canada. The base rent for the current premises is approximately CND$500 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on January 31, 2007.

Avensys Inc. also maintains research and development facilities and development facilities. These facilities are located at 247 Boulevard Thibeau, Cap-de-la-Madeleine, Quebec, Canada They currently lease approximately 6,500 square feet and the base rent for the current premises is approximately CND$2,871 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on October 30, 2006.

We believe that additional office space will be required, and readily available, as our business grows.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This management's discussion and analysis of financial condition and results of operations of Manaris Corporation should be read in conjunction with the financial statements and notes thereto of the Company for the year ended June 30, 2005 as included in Form 10-KSB and the three month period ended September 30, 2005 as included in Form 10-QSB. Because of the nature of a relatively new and growing company the reported results will not necessarily reflect the future.

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

OUR BUSINESS

Manaris Corporation's primary business is risk mitigation. Manaris offers corporations and institutions security management solutions and services enabling them to acquire market intelligence, lower business risks and improve customer service. The Company's security solutions and services are geared towards increasing customer revenues and profits.

Manaris, our holding company, operates the following wholly-owned subsidiaries:

o     Avensys Inc, which provides risk management monitoring solutions.

o Chartrand Laframboise Investigation, which provides investigative services.

o C-Chip Technologies Corporation (North America), which specializes in high-tech security.

The acquisitions of Avensys Inc, and Chartrand Laframboise Inc. (CLI) in February 2005 have grown our asset base significantly and expanded our sources of revenue.

The major potential for revenue growth in the next 12 months for Manaris rests with C-Chip, the subsidiary conducting the Company's original core business. We have made a significant investment in reengineering the C-Chip product line as we strongly believe in the product concept. C-Chip's senior management clearly understands the need to produce results during FY2006.

The Company has several priorities for its 2006 fiscal year ("FY2006"). Manaris, the holding company, will reduce costs where possible. We will further leverage the success of both Avensys and CLI and expect C-Chip to start realizing its potential. Overall, corporate focus will be on continued growth. In addition, we will also look to streamline operations and develop efficiencies amongst complementary activities of our subsidiaries.

On September 16, 2005 Stephane Solis resigned as the Company's Chief Executive Officer and as a Director of the Company and its subsidiaries, effective September 30, 2005. In addition, on September 16, 2005, the Company appointed John G. Fraser as its President and Chief Executive Officer for a minimum period of three months.

OUR SERVICES

Chartrand Laframboise Inc. ("CLI") offers services that include investigation, surveillance, undercover agents, background verification, business intelligence, security consulting and labor management conflict to over 1,000 customers. For FY2006, CLI is seeking opportunities to broaden its service offering and expand geographically across Canada.

Avensys is a leader in fibre based sensors and enables businesses and corporations to monitor different types of environments, including Air, Soil, Water as well as buildings and infrastructures. We expect that the production of fiber optics components will continue to be the highest growth area of the company, with some investments needed to keep our lead position and improve our manufacturing processes. This fiscal year will also see the transfer of our first optical sensors from the research and development group to the manufacturing group. The market for optical sensing solutions should therefore produce tangible results, although we expect that the real growth for that sector will start in the next fiscal year.

With regards to environmental and geotechnical solutions, the volume of distributed monitoring equipment should be stable, but our involvement in customer solutions is expected to grow. It is our intention to create a team totally dedicated to integrated solutions in FY2006, with the achievement of a first large scale integrated customer solution during the year.

We also anticipate that Avensys' advanced limnimeter, launched in the summer of 2005, will prove to be a successful product.

C-Chip specializes in the high-tech sector of the security industry, with technology that allows credit grantors the ability to efficiently access, control, manage and monitor remote assets at low costs. For FY2006, C-Chip's priority is to manufacture and deliver an increasing number of C-Chip products into the North American marketplace.

RECENT FINANCINGS

In February 2005, we entered into a Purchase Agreement with eighteen institutional and accredited investors under the terms of which we issued units consisting of an aggregate of $4,675,000 of our Company's 9.0% Senior Secured Convertible Notes, Series A, which are convertible into shares of our common stock at a conversion price of $0.65 per share. Under the terms of the 9.0% Senior Secured Convertible Notes, Series A, principal on the Notes shall be paid in 20 equal monthly installments, with each payment equal to 5% of the principal amount, commencing on June 23, 2005 and continuing on the same day of each month thereafter to the Holder on the tenth date immediately preceding the Principal Payment Date. All payments of principal by us shall be made at our option in cash or, with 10 business day's prior notice, in common stock of our Company valued at 85% of the average closing bid price of the security in the most recent five trading days prior to a Valuation Date. The Notes contain full ratchet anti-dilution protection.

In July 2005 the Company made a Special Warrant Offer (the "Offer") to all Class A Series A, Series E, and Series F warrant holders. A total of $2,576,168 was raised under the Private Placement. Under the terms of the Offer, each Holder participating in the Offer by exercising any Series E Warrants at $0.35 per share received new Series G Incentive Warrants (the "Series G Incentive Warrants") and new Series I Incentive Warrants (the "Series I Incentive Warrants"), each in an amount equal to one hundred percent (100%) of the number of shares of the Company's common stock issued upon exercise of the Series E Warrants pursuant to the Offer. A total of 3,797,976 Series E Warrants were exercised which prompted the issuance of 3,797,976 of Series G Incentive Warrants and 3,797,976 of Series I Incentive Warrants.

Holders participating in the Offer by exercising any Class A Warrants, Series A Warrants or Series F Warrants received new Series H Incentive Warrants (the "Series H Incentive Warrants") and new Series J Incentive warrants (the "Series J Incentive Warrants"), each in an amount equal to twenty-five percent (25%) and fifty percent (50%), respectively, of the number of shares of the Company's common stock issued upon exercise of the Class A Warrants, the Series A Warrants or the Series F Warrants pursuant to the Offer. A total of 3,562,359 of Class A Warrants, Series A Warrants and Series F Warrants were exercised which prompted the issuance of 890,590 Series H Warrants and 1,781,180 of Series J Warrants.

As a result of the Offer, the Company, pursuant to the Warrants in effect, adjusted the respective Warrants accordingly.

Further, as a result of the Special Warrant Offering, the Company issued shares of common stock for a consideration per share less than the Conversion Price in effect, which constitutes a "Trigger Issuance" under the Senior Secured Convertible Note of February 16, 2005. Consequently, some Investors pursuant to the Senior Secured Convertible Note exercised their right to convert part of the
Note into Shares of Common Stock. A total of $815,985 of the Senior Secured Convertible Note was converted. As of September 30, 2005, having made four principle payments, the balance remaining on the Note Agreement totals $2,971,647.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Management's discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including, but not limited to, those related to accounts receivable, inventories, and deferred revenue. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations are discussed below.

REVENUE RECOGNITION

One of our subsidiaries, C-Chip is still in a development stage and has generated limited commercial sales of products. The Company developed prototypes for testing by potential customers, which were billed for a portion of the costs incurred. Commercial product sales are recorded when shipped as part of a sales agreement, usually by customer purchase order. Certain product sales contain a small charge for after sales service for up to one year; such amounts are deferred and recognized as revenue when earned. Products carry a one-year replacement warranty and the level of actual warranty expense has not been material.

Our Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (" SAB 104" ), " Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured.

Sales of security services commenced on the acquisition of Canadian Security Agency (2004) Inc. on February 17, 2004. Clients are provided security services with revenue recognized as services are performed.

CLI recognizes revenue for service contracts as the services are performed using a proportional performance model. Revenues from investigation contracts are reported on the percentage of completion method of accounting using measurements of progress toward completion appropriate for the work performed. Progress is generally based upon man-hours or costs incurred based upon the appropriate method for the type of job.

Avensys Inc. recognizes revenues when goods are shipped and the risks and rewards have transferred to customers. Revenues are recorded net of rebates, discounts and sales returns. Avensys and its 70% owned subsidiary, specialize in developing, manufacturing and installing control and monitoring remote security solutions.

Our Company continually monitors timely payments and assesses any collection issues. The allowance for doubtful accounts is based on the Company's detailed assessment of the collectibility of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

PRINCIPLES OF CONSOLIDATION

Our consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Consolidated companies include: a) 100% of Avensys and its subsidiary, Fizians Inc. of which Avensys owns 70% of its outstanding shares and the accounts of Avensys Labs Inc., a company in which Avensys holds variable interests and is the primary beneficiary. b) 100% of 6327915 Canada, Inc., 9151-3929 Quebec Inc., 3826961 Canada Inc., 3428249 Canada
Inc., Chartrand Laframboise Inc. and 9126-7641 Quebec Inc., (collectively the "CLI Group" ) c) 100% of Canadian Security Agency (2004) Inc.d) 100% of C-Chip ..Operating results for the CLI Group and Avensys are included from the date of acquisition of February 28, 2005. All inter-company accounts and transactions have been eliminated.

AMORTIZATION OF EQUIPMENT AND PROPERTY

Our Company's property and equipment are recorded at cost. Our Company provides for depreciation using the following methods and applying rates estimated to amortize the cost over the useful life of the assets:

Computer equipment                  Straight-line and declining balance   30%-33 1/3%
Furniture and fixture               Straight-line and declining balance   20%
Leasehold improvements              Straight-line                         5 to 8 years
Surveillance equipment              Declining balance                     30%
Communication equipment             Declining balance                     20%
Laboratory equipment                Straight-line and declining balance   20%
Automotive equipment and software   Declining balance                     30%
Machinery and office equipment      Declining balance                     20%


INTANGIBLE ASSETS

An acquired intangible asset that represents technology that has reached technological feasibility is capitalized at cost. Intangible assets with definite lives are reported at cost, less accumulated amortization. The Company does not have any identified intangible assets with a finite life. Acquired in-process research and development is charged to operations in the period of acquisition. The Company provides for amortization on a straight-line basis over the following periods:


Customer lists                     3-10 years
Licenses, patents and trademarks   4-6 years
Non-compete agreements             4 years


GOODWILL

Goodwill represents the excess of the purchase price of acquired assets over the fair values of the identifiable assets acquired and liabilities assumed. Pursuant to SFAS No. 141, the Company does not amortize goodwill, but tests for impairment of goodwill on an annual basis and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. Circumstances that could trigger an impairment test include but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition and loss of key personnel. Goodwill is tested for impairment using present value techniques of estimated future cash flows; or using valuation techniques based on multiples of earnings. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss is charged to operations.

STOCK-BASED COMPENSATION

Our Company has elected to apply the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company's employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on the straight-line basis over the vesting period of the individual options. Stock options granted to non-employees are accounted for under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123), which establishes a fair value based method of accounting for stock-based awards, and recognizes compensation expense based on the fair market value of the stock award or fair market value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

CONTINGENT CONSIDERATION

The measurement, recognition and allocation of contingent consideration are accounted for using the following principles:

MEASUREMENT AND RECOGNITION

In accordance with SFASNo.141, Business Combinations ("SFAS141"), contingent consideration is recorded when a contingency is satisfied and additional consideration is issued or becomes issuable. Our Company records the additional consideration issued or issuable in connection with the acquisition when a specified internal performance goal is met. For additional consideration paid in stock, our Company calculates the amount of additional consideration using the closing price of its common stock on the date the performance goal is satisfied.

AMOUNT ALLOCATED TO GOODWILL

In accordance with EITF No.95-8, Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination ("EITF 95-8") and FIN44, the portion of additional consideration issuable to holders of unrestricted common stock and fully vested options as of the acquisition date is recorded as additional purchase price, as the consideration is unrelated to continuing employment with the Company. Such portion is allocated to goodwill.

AMOUNT ALLOCATED TO STOCK-BASED COMPENSATION EXPENSE

In accordance with EITF 95-8, the intrinsic value associated with additional consideration related to stock or options that vest between the acquisition date and the date at which the contingency is satisfied is recorded as an immediate charge to stock-based compensation expense because the consideration is related to continuing employment with the Company.

AMOUNT ALLOCATED TO DEFERRED COMPENSATION

Additional consideration related to options and restricted stock that remain unvested when the contingency is satisfied is recorded as deferred compensation expense under EITF 95-8 and FIN44, as such consideration will only be earned to the extent that the holder of such options or restricted stock continues to be employed by our Company and meets the vesting requirements. The amount recorded as deferred compensation is based upon the intrinsic value of the restricted stock and unvested options at the date at which the contingency is satisfied. Our Company amortizes such deferred compensation over the remaining vesting period of the underlying restricted stock and unvested options. In the event that a holder does not fully vest in the restricted stock or unvested options, the unamortized portion of deferred compensation is eliminated.

INCOME TAX

Our Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. The Company has incurred net operating losses of $10,934,000 which expire starting in 2015. Pursuant to SFAS 109 our Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, FASB issued SFAS No. 153, " Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29" . The guidance in APB Opinion No. 29, " Accounting for Nonmonetary Transactions" , is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on our Company's results of operations or financial position.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity' s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, " Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" . SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, " Employers' Accounting for Employee Stock Ownership Plans" . SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. Our Company is evaluating the impact of adopting this standard on the Company's results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. Our Company will consider SAB 107 during the implementation of SFAS No. 123R.

RESULTS OF OPERATIONS

The results of the operations include the accounts of the Company and its wholly-owned subsidiaries.

THREE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2004

The results for the three months period ended September 30, 2005 differs significantly from the three month period ended September 30, 2004 due to the acquisitions of our subsidiaries CLI Group and Avensys in February 2005.

Operating results for CSA were included for the three month period ended September 30, 2005 and 2004. Operating results for CLI Group, Avensys that were acquired in 2005 and C-Chip, that was created in 2005, were included for the three month period ended September 30, 2005 compared to none last year.

Our revenues for the three months ended September 30, 2005 were $3,725,637 compared to $640,030 last year. The increase was primarily due to acquisition of CLI and Avensys during the year. For the same period, our product revenue accounted for $1,987,895 compared to $152,037 last year. An increase of $1,835,858 was primarily due to the acquisition of Avensys. Our service revenues were $1,737,742 for the period ended September 30, 2005 compared to $487,993 in the prior year. An increase of $1,249,749 was due to the acquisition of CLI during the year Gross margin for the three months ended September 30, 2005 was $1,135,906 compared to $183,430 for the same period last year. Our net loss for the three months ended September 30, 2005 was $3,314,162 compared to $681,520 for the same period last year. The increase in net losses was largely due to debenture accretion expenses, amortization of deferred financing costs, amortization of intangible assets, professional fees, increased expenses of our wholly owned subsidiary CSA and losses from our wholly owned subsidiary C-Chip (North America).

Operating expenses for the three months ended September 30, 2005 were $2,841,486 compared to $859,797 for the same period last year. Selling, General and Administration expenses for the three months ended September 30 2005, which exclude stock based compensation of $424,900, were $1,930,742 compared to $449,910 in the same period last year, also excluding stock based compensation of $327,709 last year. Research and development expenses for the three months ended September 30, 2005 were $226,694 compared to $35,744 for the same period last year, the increase of $226,108 was due to Avensys. Depreciation and amortization for the three months ended September 30, 2005 were $223,328 compared to $46,434 last year. An increase of $150,300 was due to the amortization of intangible assets acquired in February 2005 through our two acquisitions compared to $0 last year. Impairment of long-lived assets for the three months ended

September 30, 2005 was $35,822 compared to $0 in the prior year. Other expenses for the three months ended September 30, 2005 were $1,775,554 compared to $5,153 last year. An amount of $139,464 was due to the amortization of deferred financing costs and $1,540,287 to the debenture accretion, both related to the Senior Convertible Note, Series `A' issued in February 2005. Included in the $1,540,287 is (1) the conversion of $815,985 of the Senior Convertible Note, Series `A' paid in shares incurred a non-cash expense of $782,037 (2) a portion of monthly capital payments of the Senior Convertible Note, Series `A' incurred a non-cash expense of $526,470 (3) a portion of monthly capital payments of $204,733 paid in cash.

TWELVE MONTHS ENDED JUNE 30, 2005 COMPARED TO TWELVE MONTHS ENDED JUNE 30, 2004

The results of the operations include the accounts of the Company and its wholly-owned subsidiaries.

Operating results for CSA were included for the twelve months in 2005 compared to four months in 2004. Operating results for CLI Group and Avensys were included from the date of acquisition of February 28, 2005. Operating results for C-Chip were included from April 1, 2005.

Our revenues for the twelve months ended June 30, 2005 were $7,021,228 compared to $1,040,898 last year. The increase was primarily due to acquisition of CLI and Avensys during the year. For the same period, our product revenue accounted for $3,580,619 compared to $210,222 last year. An increase of $3,238,000 was primarily due to the acquisition of Avensys. Our service revenues were $3,440,609 for the period ended June 30, 2005 compared to $830,676 in the prior year. An increase of $1,472,000 was due to the acquisition of CLI during the year and $1,164,000 was due to the impact of CSA that accounted for twelve months in 2005 compared to four months in 2004. Gross margin for the twelve months ended June 30, 2005 was $2,354,728 compared to $379,059 for the same period last year. Our net loss for the twelve months ended June 30, 2005 was $6,230,943 compared to $4,590,561 for the same period last year. Net losses were generated mainly by our wholly owned subsidiary CSA, by our re-engineering of the c-chip product line and by increased corporate expenses arising out of the acquisitions and the February financing.

Operating expenses for the twelve months ended June 30, 2005 were $7,724,241 compared to $3,522,643 for the same period last year. Selling, General and Administration expenses for the twelve months ended June 30 2005, which exclude stock based compensation of $1,216,542, were $4,538,256 compared to $1,858,376 excluding stock based compensation of $856,384 in the same period last year. The above reflected increased marketing, consulting and professional expenses in the period ended June 30, 2005. Research and development expenses for the twelve months ended June 30, 2005 were $731,865 compared to $351,584 for the same period last year. Acquired in-process research and development for the twelve months ended June 30, 2005 was $386,749 compared to none last year. Impairment of goodwill and other intangible assets for the twelve months ended June 30, 2005 was $180,974 compared to $278,852 in the prior year.

Our results for the twelve months ended June 30, 2005 includes the results of recently acquired CLI, from February 28, 2005 to June 30, 2005, and the results of Avensys from February 28, 2005 to June 30, 2005, and C-Chip since April 1, 2005.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

We are involved in the risk mitigation business. Through our different business units, our aim is to provide services and solutions to our customers encompassing aspects of the security industry, from the collection and transmission of information, to the treatment and analysis of the data collected, all to offer the required intervention and protection whether it pertains to assets, persons or the environment. So far, our operations have been financed primarily from cash on hand, from the sale of common shares, or of convertible debentures, exercise of warrants, loans, and with respect to Avensys and CLI primarily from revenue from the sales of products and services.

As of September 30, 2005 we had a working capital of $848,707, compared to a working capital deficiency of $1,329,550 at June 30, 2005. Included in these figures, a cash balance of $1,352,322 compared to $287,147 June 30, 2005, $2,796,686 in accounts receivable compared to $2,858,275, $1,452,105 in inventory compared to $1,097,776 June 30, 2005, $2,353,730 in accounts payable compared to $1,507,959 June 30, 2005, $1,429,439 in accrued liabilities compared to $2,021,127 at June 30, 2005 and $1,476,693 in loans payable compared to $1,598,273 at June 30, 2005. The main reason for the significant change in working capital is due to the proceeds from the July Special Warrant Offer.

Net cash used for our operations was $714,505 compared to $541,344 at September 30, 2004. We mainly financed our operations through the July Special Warrant Offer for a total net cash proceeds of $2, 127,591 and from a $408,373 loan. We used $404,712 for Bank credit line payment, $226,733 for principal payment of Senior Convertible Note Series A, $80,694 for related party payments and capital addition of $35,781.

As of September 30, 2005, our Company's total assets were $20,999,257 compared to $20,115,755 at June 30, 2005. The increase in total assets was primarily attributable to cash of $1,352,322 compared to $287,147 in June 2005, inventories $1,452,105 compared to $1,097,776 June 2005 offset by a decrease in intangible assets $3,635,198 compared to $3,852,772 in June 2005.

As of September 30, 2005, the Company had 67,350,818 issued and outstanding shares compared to 54,782,802 at June 30, 2005. The increase in common shares is mainly due to the issuance of 7,360,436 common shares from the July Special Warrant Offer. The increase is also due to the issuance of 4,462,820 common shares in connection to payments and conversions pursuant to the Senior Convertible Notes Series A. Included in this amount, a total of 1,823,206 common shares were issued as principal payments in the amount of $724,999, 308,230 common shares were issued as interest payment in the amount of $143,863 and 2,331,384 common shares were issued following the conversion of $815,985.

Stock options outstanding at September 30, 2005 totaled 5,070,000 compared to $3,842,500 at June 30, 2005.

In July 2005 the Company made a Special Warrant Offer (the "Offer") to all Class A Series A, Series E, and Series F warrant holders. The Company received total proceeds of $2,576,168 from the Offer. Under the terms of the Offer, each Holder participating in the Offer by exercising any Series E Warrants at $0.35 per share received new Series G Incentive Warrants (the "Series G Incentive Warrants") and new Series I Incentive Warrants (the "Series I Incentive Warrants"), each in an amount equal to one hundred percent (100%) of the number of shares of the Company's common stock issued upon exercise of the Series E Warrants pursuant to the Offer. A total of 3,797,976 Series E Warrants were exercised which prompted the issuance of 3,797,976 of Series G Incentive Warrants and 3,797,976 of Series I Incentive Warrants.

Holders participating in the Offer by exercising any Class A Warrants, Series A Warrants or Series F Warrants received new Series H Incentive Warrants (the "Series H Incentive Warrants") and new Series J incentive warrants (the "Series J Incentive Warrants"), each in an amount equal to twenty-five percent (25%) and fifty percent (50%), respectively, of the number of shares of the Company's common stock issued upon exercise of the Class A Warrants, the Series A Warrants or the Series F Warrants pursuant to the Offer. A total of 3,562,359 of Class A Warrants, Series A Warrants and Series F Warrants were exercised which prompted the issuance of 890,590 Series H Warrants and 1,781,180 of Series J Warrants.

On September 22, 2005, the Company ceased operations of Canadian Security Agency
(2004) Inc. ("CSA") subsidiary, which provides security services to large corporate accounts, including courier and trucking companies. As a result, CSA entered into an agreement with Securite Kolossal Inc. pursuant to which CSA sold its customer list to Securite Kolossal Inc. for CDN $100,000. Of this amount, CSA received CDN $50,000 and the balance is due in November 2005. On November 2, 2005, CSA filed for bankruptcy protection with the Superior Court of Quebec, district of Montreal. Pursuant to the Bankruptcy and Insolvency Act, CSA filed a notice of intention to make a proposal, by which the Company intends to settle its payables. A notice has been sent to all known creditors of CSA informing them that it has filed with the court a notice to make proposal.

During the first quarter we issued 400,000 common shares for services, and 257,000 common shares to settle outstanding payables in the amount of $105,501.

Until the Company is able to finance itself through profitable operations it will continue to rely on cash on hand, exercise of warrants, debentures, loans, equity issue or sale of assets.

Stock Options and Warrants

      a)    Stock Options

            i) During the three month period ended September 30, 2005, the Company granted 777,000 stock options to consultants pursuant to a non-qualified stock option plan at an exercise price of $0.00001 per share. Stock options granted to consultants vest immediately.

            ii) The Company granted 600,000 stock options to its former Chief Executive Officer pursuant to a non-qualified stock option plan at an exercise price of $0.00001 per share. Stock options granted vest immediately.

            iii) The Company granted 500,000 stock options to the Company's current Chief Executive Officer pursuant to a non-qualified stock option plan at an exercise price of $0.38 per share, Under the plan, 250,000 stock options vest immediately and 250,000 stock options vest upon completion of his term as interim Chief Executive Officer.

            iv) A total of 7,500 stock options were cancelled during this period.

            v) A total of 257,000 stock options were issued for settlement of debt of $105,501.

      b)    Warrants outstanding

            Common share purchase warrants issued in July 2005 with the private placement of the Special Warrant Offer (Refer to Note 15 e) ii)) offering and outstanding at September 30, 2005 are as follows:

            i) 3,797,976 Series G Warrants exercisable at $0.35 each and expiring in February 2010.

            ii) 890,590 Series H Warrants exercisable at $0.35 each and expiring in February 2010.

            iii) 3,797,976 Series I Warrants exercisable at $0.50 each and expiring in February 2010.

            iv) 1,781,180 Series J warrants exercisable at $0.50 each and expiring in February 2010.

            v) 605,676 Series IB6 warrants exercisable at $0.35 each and expiring in February 2010.

            vi) 52,251 Series IB7 warrants exercisable at $0.001 each and expiring in February 2010.

            As a result of the Offer in July 2005, the Company, pursuant to the Warrants in effect, adjusted the respective Warrants accordingly. Common share purchase warrants issued in February 2005 with the private placement of the Series A Notes (Refer to Note 15 e) ii)) and outstanding at September 30, 2005 are as follows:

            vii) 1,596,155 Series E warrants exercisable at $0.35 each (June 30, 2005: $0.75) and expiring in February 2010.

            viii) 913,462 Series F warrants exercisable at $0.35 each (June 30,
                  2005: $0.70) and expiring in February 2006.

            ix) 32,442 Series IB1 warrants exercisable at $0.00001 each and expiring in February 2010.

            x) 215,385 Series IB2 warrants exercisable at a price of $0.62 each (June 30, 2005: $0.65) and expiring in February 2010.

            xi) 323,076 Series IB3 warrants exercisable at a price of $0.71 each (June 30, 2005: $0.75) and expiring in February 2010.

            xii) 107,693 Series IB4 warrants exercisable at a price of $0.66 each (June 30, 2005: $0.70) and expiring in February 2006.

            xiii) 20,000 Series IB5 warrants exercisable at a current price of
                  $0.71 (June 30, 2005: $0.75) each and expiring three (3) months following the effectiveness of a Registration Statement to be filed with the Securities and Exchange Commission and expiring in February 2006.

            Common share purchase warrants issued with the private placements of common shares during the year ended June 30, 2004 are as follows:

            xiv) 1,046,294 Class A warrants exercisable at $0.35 each, with expiration dates ranging from October 2005 through February 2006.

            xv) 1,869,231 Series A warrants exercisable at $0.35 each and expiring in April 2006.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

The directors and officers, their ages and positions held as of October 1, 2005 are listed below. Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Name              Age   Position Held
-------------     ---   --------------------------------------------------
Robert Clarke      61   Chairman of the Board of Directors
John Fraser        59   President and Chief Executive Officer and Director
Andre Monette      47   Chief Financial Officer, Secretary and Treasurer
Cherry Lim         40   Director
Jos J. Wintermans  59   Director
Bernard Bougie     56   Director

The following describes the business experience during the past five years of our directors and executive officers, including for each director, other directorships held in reporting companies. There are no family relationships among any of the persons listed.

Robert Clarke, Chairman of the Board of Directors. Mr. Clarke has been our Chairman of the Board of Directors since January 2003. He has been Chairman and Chief Executive Officer of 7bridge Capital, since June 2000, a private venture capital group based in Hong Kong. Since October 1998, Mr. Clarke has been Chairman of the Board of Directors of Asia Payment Systems, Inc. (OTCBB: APYM) During the last five years, Mr. Clarke has served as a Director and as President and Chief Executive Officer at various times of ePhone Telecom Inc. (OTCBB:
EPHO) as follows: He served as the Chairman of the Board of Directors from April 1999 until July 21, 2000 and again from December 1, 2000 to September 12, 2002. Mr. Clarke also served as the President and Chief Executive Officer of ePhone from June 3, 1999 to August 8, 1999, and also from March 9, 20000 until April 1, 2000 and again from December 1, 2000 to July 1, 2001. During two periods he was CEO but not President. These periods were from August 8, 1999 to March 9, 2000 and from April 1, 2001 to July 2001. He carried out the functions normally associated with the offices he held and in particular during the periods when he held the office of CEO he was responsible for the overall direction and operation of the company. From January 1997 to November 1997, Mr. Clarke was President, CEO and a Director of WaveRider Communications Inc (OTCBB: WAVC). He resigned as President in November 1997, but carried on as Director and CEO for an additional month until December 1997. Mr. Clarke was a Director and Chairman of TEK Digitel Corp. (OTCBB: TEKI) from June 1998 until September 1999, but had no executive responsibilities and was paid no compensation. During the period July 1998 to August 1999 Mr. Clarke was a director of Innofon.Com Inc. (OTCBB:INNF).

John Fraser, Director, President and Chief Executive Officer. Mr. Fraser has served as a Director since January 2003, and as our Secretary and Treasurer from January 2003 until September 16, 2005. On September 16, 2005, Mr. Fraser was appointed as our President and Chief Executive Officer for a minimum period of three months, replacing Stephane Solis. He was a partner for twenty years with KPMG Canada until January 1998. For the last four years of his career with KPMG, he was Vice Chairman of the firm and responsible for the Canadian management consulting division. In January 1998, he started providing consulting services to professional services and high technology start-up firms, which services he continues to provide to this day, and since January 1999, under the name J G Fraser & Associates Inc. In February 2004, J G Fraser & Associates became a partner in Catalyst Consulting, a private Canadian consulting firm providing management consulting services to law firms and law departments in Canada and internationally. From July 1999 to August 2002, Mr. Fraser was a director of ePhone Telecom Inc. (OTCBB: EPHO). Mr. Fraser has been a director of Asia Payment Systems, Inc. (OTCBB: APYM) since September 2002. From June 2000 to May 2003, Mr. Fraser was a director of Walters Forensic Engineering, a public engineering firm based in Toronto, Canada. (CDNX: YWL). He is a director of 7bridge Capital, a private venture capital group based in Hong Kong. He is also a director and immediate past Chairman of Hincks Dellcrest, a non-profit organization located in Toronto, Canada.

Andre Monette, Chief Financial Officer. Mr. Monette has served as our Chief Financial Officer since February 2005 and as our Secretary and Treasurer since September 2005. He began his career in September 1979 with Raymond, Chabot, Martin, Pare & Associes, as an auditor. In April 1984, he joined the North American subsidiaries of Lombard Odier & Cie private bankers, Geneva, Switzerland and as a Senior Manager and he carried out, until September 2002, various functions within the Group. From 1985 to 2002, he served as Vice President of Finance and Administration of Lombard Odier Company of Canada, a holding company offering administrative and information technology services to affiliated companies. From 1989 to 2002, he also served as President, Chief Executive Officer and Director of Transatlantic Securities Company, a registered securities broker/dealer member of The New York Stock Exchange. He was in 2002, Treasurer of Lombard Odier Trust Company, an investment adviser providing portfolio management to private clients and securities custody. From 1999 to 2002, he was Treasurer of Lombard Odier Holdings (US) Inc. which had two wholly-owned subsidiaries, Lombard, Odier, Inc, an investment adviser registered with the SEC and Lombard, Odier, Securities Inc, a broker-dealer intermediary registered with the SEC and NASD. From October 2002 to December 2003 he was self-employed. In January 2004 he joined Caisse de Depot et de Placement du Quebec, a financial institution, as an operational Risk Manager. Mr. Monette was unemployed from October 2004 to January 2005. Mr. Monette is a Chartered Accountant and a Chartered Financial Analyst. He received his Bachelor in Business Administration from the Ecole des Hautes Etudes Commerciales de Montreal.

Cherry Lim, Director. Ms. Lim has served as a Director since January 2003. Ms. Lim has extensive professional experience in manufacturing and Telecommunications in Asia. She began her career in manufacturing, and before migrating to Singapore, she worked with a Hong Kong-based conglomerate assisting the top management in the operation of manufacturing facilities in the region and in negotiating various technology transfer projects to Mainland China. Since 1990 she has worked in telecoms, first for SingTel in Singapore and then Deustsche Telekom in Hong Kong; and in 1996 she joined eGlobe, Inc. At eGlobe, which she left as Director, Business Development in 2000, she was responsible for spearheading and fostering partnerships with major Telcos and ISPs in the Asia Pacific region. Ms. Lim is now President of 7bridge Systems (HK) Limited, a Hong Kong based telecommunications company. Ms. Lim is now CEO of Tsing-tech Innovations Company Limited, a Hong Kong based company specializing in technology investment and technology management with a focus in technology transfer for commercialization. Ms. Lim joined Tsing-Tech from 7bridge Capital Partners Ltd., which is a privately-held company investing in IT and Telecom startups.

Jos J. Wintermans, Director. Mr. Wintermans has served as a Director since November 2005. Mr. Wintermans has held a number of executive positions in the financial services, retail, manufacturing and distribution sectors. From June 2001 to December 2004, Mr. Wintermans served as the President, Chief Executive Officer and a Director of Sodisco-Howden Group. From December 1999 to June 2001 served as the President, Chief Executive Officer and a Director for Skyjack. From June 1996 to May 1997, he was the President, Chief Executive Officer and a Director of Rogers Cable Ltd. From 1988 to 1995, he served as Chief Executive Officer for Canadian Tire Acceptance Ltd. In 1996, he was named Senior Vice-President, Diversified Business for its parent company, Canadian Tire Corporation (CTC).

Bernard Bougie, Director. Mr. Bougie has served as a Director since December 2005. A Chartered Accountant (Canada) and an expert in financial information and corporate governance, Mr. Bougie joined Deloitte & Touche in 1975, a leading accounting and consulting firm, and became a partner in 1982. He retired as a senior partner from the firm in August 2004. Since that time, he has acted as a management consultant. In August 2005, Mr. Bougie was appointed as a Director of the Board and Chairman of the audit committee of the private Canadian company, Capital Teamsoft Inc. Mr. Bougie is a member of the Institute of Corporate Directors and a graduate of the Corporate Director's Governance College.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires officers and directors of a company with securities registered pursuant to Section 12 of the 1934 Act, and persons who own more than 10% of the registered class of such company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the subject company with copies of all Section 16(a) forms filed. All reports required to be filed under Section 16 during the last fiscal year have been filed.

AUDIT COMMITTEE AND CHARTER

We have an audit committee charter. Under the charter, the committee is comprised of all of our officers and directors. The majority of our directors are deemed independent. A copy of our audit committee charter is filed as an exhibit to this report. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee.

AUDIT COMMITTEE FINANCIAL EXPERT

On December 14, 2005, we appointed Mr. Bernard Bougie as Chairman of our audit committee and as our audit committee financial expert. Mr. Bougie is independent of our management.

CODE OF ETHICS

We have adopted a corporate code of ethics. A copy of the code of ethics is filed as an exhibit to this report. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

DISCLOSURE COMMITTEE AND CHARTER

We have a disclosure committee charter. The purpose of the committee is to provide assistance to the Chief management team in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports. The disclosure committee is currently inactive. We plan to activate the disclosure committee during fiscal year 2006.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the three most recent fiscal years.

Summary Compensation Table

                                                                     Long Term
                                    Annual Compensation         Compensation Awards            Payouts
                                ---------------------------   ------------------------   --------------------
(a)                      (b)      (c)      (d)       (e)          (f)          (g)         (h)         (i)
                                                    Other
                                                    Annual    Restricted    Securities
                                                   Compen-       Stock      Underlying     LTIP     All Other
Name and Principal              Salary    Bonus     sation     Award(s)     Options /    Payouts    Compens-
Position [1]             Year     ($)      ($)       ($)          ($)        SARs (#)      ($)      ation ($)
----------------------   ----   -------   ------   --------   -----------   ----------   --------   ---------
Stephane Solis           2005    86,709                   0             0      500,000                      0
President and Chief      2004    67,164        0      6,644             0            0          0           0
Executive Officer        2003    18,775        0      2,086             0      500,000          0           0
(resigned Sept. 2005)

Andre Monette            2005    25,112        0          0             0      150,000          0           0
Treasurer and Chief      2004         0        0          0             0            0          0           0
Financial Officer        2003         0        0          0             0            0          0           0
(since Sept. 2005 and
Feb 2005 respectively)

Robert Clarke            2005         0        0          0             0      150,000          0           0
Chairman of the          2004         0        0          0             0            0          0           0
Board of Directors       2003         0        0          0             0      250,000          0           0

John Fraser              2005         0        0          0             0       75,000          0           0
Secretary & Director     2004         0        0          0             0            0          0           0
(appointed President     2003         0        0          0             0      200,000          0           0
and CEO Sept 2005)

Cherry Lim               2005         0        0          0             0       75,000          0           0
Director                 2004         0        0          0             0            0          0           0
                         2003         0        0          0             0      200,000          0           0

Benjamin Leboe           2005         0        0          0             0      350,000          0      62,096
Treasurer and Chief      2004         0        0          0             0            0          0      38,750
Financial Officer        2003         0        0          0             0      200,000          0       8,340
(resigned Feb 2005)

Claude Pellerin          2005         0        0          0             0       50,000          0      61,589
Vice President           2004         0        0          0             0            0          0      36,950
(resigned Oct 2004)      2003         0        0          0             0      100,000          0      18,955


----------
[1] All compensation received by the officers and directors has been disclosed.

OPTION/SAR GRANTS

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors, other than our 2003 and 2004 Incentive Stock Option Plans. Under these Plans, the board of directors is vested with discretionary authority to grant options to persons furnishing services to us. There were 10,000,000 shares in the plans. 3,958,686 shares have been issued as a result of the exercise of options, 3,842,500 options are outstanding and 2,198,814 shares remain in the plan.

OPTION GRANTS TO OFFICERS AND DIRECTORS DURING THE LAST FISCAL YEAR


                   Number of      % of Total
                   Securities    Options/SARs
                   Underlying     Granted to       Exercise
                  Options/SARs   Employees in      of Base      Expiration
Name              Granted (#)    Fiscal Year     Price ($/Sh)      Date
---------------   ------------   ------------    ------------   ----------
Stephane Solis         500,000             21%   $       0.68   09/14/2009
Robert Clarke          150,000           6.34%   $       0.68   09/14/2009
Cherry Lim              75,000           3.17%   $       0.68   09/14/2009
John Fraser             75,000           3.17%   $       0.68   09/14/2009
Benjamin Leboe         350,000          14.80%   $       0.68   09/14/2009
Claude Pellerin         50,000           2.11%   $       0.68   09/14/2009
Andre Monette          150,000           6.34%   $       0.81   02/14/2010


Aggregated option/SAR Exercised by Officers and Directors in Last Fiscal Year and FY-End Option/SAR Values


                                                 Number of Securities           Value of Unexercised
                                                Underlying Unexercised              In-the-Money
                     Shares         Value      Options/SARs at FY-End (#)    Options/SARs at FY-End ($)
                   Acquired on    Realized    ---------------------------   ---------------------------
Name              Exercised (#)      ($)      Exercisable   Unexercisable   Exercisable   Unexercisable
---------------   -------------   ---------   -----------   -------------   -----------   -------------
Stephane Solis                0                 1,000,000                       150,000
Robert Clarke           250,000   $ 154,000       150,000                             0
Cherry Lim              200,000   $ 131,000        75,000                             0
John Fraser             200,000   $  18,900        75,000                             0
Benjamin Leboe          170,000   $  49,600       380,000                        15,000
Claude Pellerin         100,000      20,235        50,000                             0
Andre Monette                 0                    37,500                             0


FUTURE COMPENSATION OF OUR OFFICERS

For the fiscal year ending June 30, 2006, we intend to pay John Fraser, our president and chief executive officer, a base salary of $173,000 and grant him 500,000 stock purchase options priced at the market on the date of grant.

For the fiscal year ending June 30, 2006, we intend to pay Andre Monette, our treasurer and chief financial officer, a base salary of approximately $115,000. We are currently in negotiation with Mr. Andre Monette to determine his bonus plan. As part of his remuneration, he has been awarded 150,000 options with an exercise price of $0.81US for the twelve month period ending February 14, 2006.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure other than our 2003 and 2004 Incentive/or Nonqualified Stock Option Plans.

COMPENSATION OF DIRECTORS

We do not have any plans to pay our directors any money. We do intend to grant our directors options for serving on our board of directors. For fiscal year ending June 30, 2006, we have not determined the compensation that we may grant our directors.

INDEMNIFICATION

Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of interim financing by shareholders, we have purchased management services from Capex Investments Limited, the vendor in our asset purchase transaction. Capex is owned and controlled by Robert Clarke, who is a member of our Board of Directors. Capex and related parties also paid certain operations expenses directly and advanced funds for working capital. The amounts due are non-interest bearing, unsecured, and have no fixed terms of repayment. The amount due to related parties, including Capex, as of June 30, 2005 is $476,646. Capex Investments Limited is controlled by members of our board of directors.

On February 17, 2004 the Company acquired all the issued and outstanding shares of Canadian Security Agency (2004) Inc. ("CSA") in exchange for 1,600,000 restricted common shares of the Company. CSA is in the business of providing guard and security services in Montreal, Canada. Pursuant to the terms of the acquisition agreement, 600,000 shares were released on closing and 1,000,000 shares were held in escrow as contingent consideration related to revenue targets and repayment of a note receivable. The note receivable, originally in the amount of $473,271, is due from the seller on or before February 17, 2005. The Company has taken a provision against the note for the outstanding balance of $383,536. The released shares were recorded at their fair value of $468,000. The Company used the purchase method of accounting for the CSA acquisition as at February 17, 2004 based on management's best estimate of fair values.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table represents the shares of common stock owned by each officer, director, and owner of 5% or more of our common stock. The address for each person is our address at 1155 Rene-Levesque Blvd. West Suite #2720, Montreal, Quebec, Canada H3B 2K8.


                            Direct Amount of                                                      Percent of
Name of Beneficial Owner    Beneficial Owner   Position                                           Class [3]
-------------------------   ----------------   ------------------------------------------------   ----------
Stephane Solis                  1,000,000[1]   President, Chief Executive Officer and Director          0.00%
                                               until September 16, 2005 [6]

Robert Clarke                     150,000[1]   Chairman of the Board of Directors                       0.00%

John Fraser                       245,000[2]   President and Chief Executive Officer since              0.00%
                                               September 16, 2005 and a Director [6]

Cherry Lim                         75,000[1]   Director                                                 0.00%

Andre Monette                     150,000[1]   Chief Financial Officer, Secretary and Treasurer         0.00%

All officer and Directors
as a Group (5 Persons)          1,620,000[3]                                                            0.00%

Capex Investments Ltd           4,913,306[4]                                                            7.11%
315 St. James Court
St. Denis Street
Port Louis
Republic of Mauritius

Cede & Co.                     55,018,089                                                              79.67%
PO Box 222
Bowling Green Station
New York, NY

----------
[1] The foregoing figures include unexercised options. No outstanding shares are currently owned by this person.
[2] Includes 170,000 shares of common stock and an unexercised option to acquire 75,000 shares.
[3]   Includes unexercised option shares
[4] Capex Investments is owned and controlled by Robert Clarke, who is a Director of Manaris.
[5] On September 16, 2005, Stephane Solis, resigned as President and Chief Executive Officer. Under the terms of the agreement, Mr. Solis received 600,000 options exercisable at $0.00001 (not included in table above). Following the resignation of Mr. Solis, John Fraser was appointed CEO and President for a minimum period of three months. Under the agreement, John Fraser will receive 500,000 options exercisable at current market prices (not included in table above).

The persons named above are our parents and promoters within the meaning of such terms under the Securities Act of 1933 by virtue of their direct and indirect stock holdings.

                              SELLING SHAREHOLDERS

The tables below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

This prospectus, as it may be amended or supplemented from time to time, is deemed to relate to 36,298,305 shares of common stock that may be sold by certain of our existing shareholders, including:

* 638,112 shares of common stock underlying our Class A Warrants. One Class A Warrant and $0.35, subject to adjustment, will entitle a Class A Warrant holder to acquire one share of common stock. The exercise price of our Class A Warrants was reduced from $1.00 to $0.35 pursuant to our July 2005 Warrant Offering.

* 1,869,231 shares of common stock underlying our Series A Warrants. One Series A Warrant and $0.35, subject to adjustment, will entitle a Series A Warrant holder to acquire one share of common stock. The exercise price of our Series A Warrants was reduced from $1.10 to $0.35 pursuant to our July 2005 Warrant Offering.

* 1,596,155 shares of common stock underlying our Series E Warrants. One Series E Warrant and $0.35, subject to adjustment, will entitle a Series E Warrant holder to acquire one share of common stock. The exercise price of our Series E Warrants was reduced from $0.75 to $0.35 pursuant to our July 2005 Warrant Offering.

* 913,462 shares of common stock underlying our Series F Warrants. One Series F Warrant and $0.35, subject to adjustment, will entitle a Series F Warrant holder to acquire one share of common stock. The exercise price of our Series F Warrants was reduced from $0.70 to $0.35 pursuant to our July 2005 Warrant Offering.

* 3,797,976 shares of common stock underlying our Series G Warrants, which were issued pursuant to our July 2005 Warrant Offering. One Series G Warrant and $0.35, subject to adjustment, will entitle a Series G Warrant holder to acquire one share of common stock and one Series K warrant. The Series G warrants have a 4.5 year term.

* 890,590 shares of common stock underlying our Series H Warrants, which were issued pursuant to our July 2005 Warrant Offering. One Series H Warrant and $0.35, subject to adjustment, will entitle a Warrant holder to acquire one share of common stock and one Series K warrant. The Series H Warrants have a 4.5 year term.

* 3,797,976 shares of common stock underlying our Series I Warrants, which were issued pursuant to our July 2005 Warrant Offering. One Series I Warrant and $0.50 will entitle a Warrant holder to acquire one share of common stock. The Series I Warrants have a 4.5 year term.

* 1,781,180 shares of common stock underlying our Series J warrants, which were issued pursuant to our July 2005 Warrant Offering. One Series J Warrant and $0.50, subject to adjustment, will entitle a Series J Warrant holder to acquire one share of common stock. The Series J warrants have a
      4.5 year term.

* 4,688,566 shares of common stock underlying our Series K warrants, which are issuable upon exercise of our Series G or Series H warrants. One Series K Warrant and $0.70, subject to adjustment, will entitle a Warrant holder to acquire one share of common stock. The Series K Warrants have a 2 year term.

* 605,676 shares of common stock underlying our Series IB6 Warrants. One Series IB6 Warrant and $0.35, subject to adjustment, will entitle a Series IB6 Warrant holder to acquire one share of common stock. The Series IB6 Warrants have a 5 year term.

      561,012 Series IB6 warrants were issued to Midtown Partners & Co., LLC, the placement agent for our July 2005 Warrant Offering, and employees of Midtown Partners, pursuant to a Placement Agent Agreeement. 11,364 Series IB6 Warrants were also issued to Starboard Capital Markets and employees of Starboard pursuant to an agreement with Midtown Partners. In addition, 33,300 Series IB6 warrants were also issued to Midtown Partners for services rendered in connection with a proposed Bridge financing.

* 52,251 shares of common stock underlying our Series IB7 Warrants. One Series IB7 Warrant and $0.001, subject to adjustment, will entitle a Series IB7 Warrant holder to acquire one share of common stock. The Series IB7 Warrants have a 5 year term.

The Series IB7 warrants were issued to Midtown Partners & Co., LLC, the placement agent for our July 2005 Warrant Offering, and employees of Midtown Partners, for services rendered in connection with a proposed Bridge financing.

* 11,325,370 shares of common stock issuable upon conversion of Series A Senior Convertible Promissory Notes, which were issued as part of our February 2005 financing. As of December 19, 2005, the Convertible Notes have an outstanding balance of $2,277,145 and are currently convertible at $0.35 per share. We are registering approximately 175% of the shares underlying the convertible notes to account for potential adjustments to the conversion price.

* 4,341,760 shares of common stock issuable in satisfaction of debentures issued on February 14, 2005.

Midtown Partners & Co., LLC, acted as the placement agent for our February 2005 Convertible Note Offering and July 2005 Warrant Offering. Midtown Partners & Co., LLC is an SEC and NASD registered broker dealer located in Boca Raton, Florida.

Pursuant to the Placement Agent Agreement we entered into with Midtown in connection with our July 2005 Warrant Offering, Midtown Partners received a cash fee in an amount equal to ten percent (10.0%) of the principal amount of the financing on all warrants with a term to maturity of over one (1) year, and two percent (2%) on all Warrants with a maturity of less than one (1) year. In addition, Midtown Partners received warrants to purchase such number of shares of the common stock of Manaris equal to ten percent & five percent (ten percent (10.0%) on Warrants that have over one (1) year to maturity and five percent (5%) on Warrants that have less than one (1) year to maturity) of the aggregate number of shares of common stock of Manaris issued by the Manaris upon closing of the Offering.

                                         SHARES BENEFICIALLY OWNED
                                         PRIOR TO THE OFFERING(1)
                                         TOTAL SHARES OF
                                         COMMON STOCK AND
                                         COMMON STOCK ISSUABLE   TOTAL                              SHARES BENEFICIALLY
                                         UPON EXERCISE OF        PERCENTAGE OF                      OWNED AFTER
                                         WARRANTS OR             COMMON STOCK,                      THE OFFERING(2)
                                         CONVERSION OF           ASSUMING FULL    TOTAL SHARES      ---------------------
NAME                                     CONVERTIBLE NOTES(3)    CONVERSION(4)    REGISTERED        NUMBER        PERCENT
------------------------------------     ----------------------  -------------    ------------      ------        -------
Alpha Capital, AG (5)                                 2,695,603           3.96%      2,695,603         -0-           0.00%

Design Investments, Ltd. (6)                          1,818,383           2.67%      1,818,383         -0-           0.00%

DKR Soundshore Oasis, Holding Fund,                   2,773,993           4.07%      2,773,993         -0-           0.00%
Ltd (7)

Double U Master Fund, LP (8)                          1,412,087           2.07%      1,412,087         -0-           0.00%

Ellis International (9)                               1,552,224           2.28%      1,552,224         -0-           0.00%

Monarch Capital Fund, LTD. (10)                       2,446,020           3.59%      2,446,020         -0-           0.00%

Nite Capital, LP (11)                                 1,998,134           2.93%      1,998,134         -0-           0.00%

Platinum Partners Value Arbitrage                     2,691,823           3.95%      2,691,823         -0-           0.00%
Fund, LP (12)

Professional Traders Fund, LLC (13)                     713,806           1.05%        713,806         -0-           0.00%

SRG Capital, LLC (14)                                 1,278,161           1.88%      1,278,161         -0-           0.00%

Vicis Capital Master Fund (15)                        1,765,111           2.59%      1,765,111         -0-           0.00%

Basso Holdings, Ltd (16)                                100,000              *         100,000         -0-           0.00%

Basso Multi-Strategy Holding Fund Ltd                   100,000              *         100,000         -0-           0.00%
(17)

Basso Private Opportunity Holding Fund                  100,000              *         100,000         -0-           0.00%
LTD (18)

Capex  Investment Limited(19)                          382,0079              *         382,079         -0-           0.00%

DT Crystal (20)                                         727,273           1.07%        727,273         -0-           0.00%

Michael Maloney (21)                                     18,182              *          18,182         -0-           0.00%

Oleg Kharlanov (22)                                     410,000              *         410,000         -0-           0.00%
Republic Aggressive Growth (23)                         397,203              *         397,203         -0-           0.00%
Silver Oak Investments (24)                             397,717              *         397,717         -0-           0.00%

Enable Growth Partners, LP (25)                         839,684           1.23%        839,684         -0-           0.00%
Starboard Capital Markets (26)                            2,841              *           2,841         -0-           0.00%
Anthony Spatacco (27)                                     2,841              *           2,841         -0-           0.00%
Michael Hamblett (28)                                     5,682              *           5,682         -0-           0.00%
Midtown Partners & Co., LLC (29)                        323,281              *         323,281         -0-           0.00%
John Rory Rohan (30)                                    161,641              *         161,641         -0-           0.00%
Richard Henri Kreger (31)                               161,641              *         161,641         -0-           0.00%
JGB Capital, LP (32)                                    888,187           1.30%        888,187         -0-           0.00%
TCMP3 Partners  (33)                                    543,373              *         543,373         -0-           0.00%
Truk International Fund, LP (34)                        249,451              *         249,451         -0-           0.00%
Truk Opportunity Fund, LP (35)                        1,651,651           2.39%      1,651,651         -0-           0.00%
Whalehaven Capital Fund Limited (36)                    993,406           1.46%        993,406         -0-           0.00%
Louis Laframboise (37)                                2,170,880           3.19%      2,170,880         -0-           0.00%
Jean Talbot (38)                                      2,170,880           3.19%      2,170,880         -0-           0.00%
MarketWise Trading Inc. (39)                            200,000              *         200,000         -0-           0.00%
Rock Capital Partners LLC (40)                          200,000              *         200,000         -0-           0.00%
Mystic Partners LLC (41)                                 90,909              *          90,909         -0-           0.00%
Gamma Opportunity Capital Partners, LP                  769,231           1.13%        769,231         -0-           0.00%
(42)
Longview Fund, LP (43)                                  615,385              *         615,385         -0-           0.00%
AS Capital Partners LLC (44)                            100,000              *         100,000         -0-           0.00%
Gryphon Master Fund, LP (45)                            384,615              *         384,615         -0-           0.00%
TOTAL                                                36,298,305          52.56%     36,298,305         -0-           0.00%


----------
*     Less than 1%.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.
(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the warrants and convertible notes will be issued.
(3) The current conversion price for the convertible notes is $0.35 per share. We are registering 150% of the shares underlying the convertible notes to account for potential adjustments to the conversion price.

(4) Based on 69,057,636 shares of common stock outstanding as of December 13, 2005.
(5) Represents (i) 461,538 shares underlying Series G warrants (ii) 113,462 underlying Series H warrants (iii) 461,538 shares underlying Series I warrants (iv) 226,924 shares underlying Series J warrants (v) 575,000 shares underlying Series K warrants (vi) 857,143 shares underlying Series A Convertible Notes. Alpha Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackerman and Rainer Posch, may be deemed the control person of the securities.
(6) Represents (i) 288,362 shares underlying Series G warrants (ii) 24,039 shares underlying Series H warrants (iii) 288,362 shares underlying Series I warrants (iv) 48,077 shares underlying Series J warrants (v) 312,401 shares underlying Series K warrants (vi) 857,143 shares underlying Series A Convertible Notes. Mr. Haim Rolnitsky has sole dispositive voteing power and control of the securities.
(7) Represents (i) 192,308 shares underlying Series F warrants (ii) 576,923 shares underlying Series G warrants (iii) 576,923 shares underlying Series I warrants (iv) 576,923 shares underlying Series K warrants (v) 850,843 shares underlying Series A Convertible Notes. DKR SoundShore Oasis Holding Fund Ltd. (the "Fund") is a master fund in a master-feeder structure. The Fund's investment manager is DKR Oasis Management Company LP (the "Investment Manager"). Pursuant to an investment management agreement among the Fund, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting any shares held by the Fund. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. Mr. Fischer disclaims beneficial ownership of the shares.
(8) Represents (i) 230,769 shares underlying Series G warrants (ii) 19,231 shares underlying Series H warrants (iii) 230,769 shares underlying Series I warrants (iv) 38,462 shares underlying Series J warrants (v) 250,000 shares underlying Series K warrants (vi) 642,857 shares underlying Series A Convertible Notes.
(9) Represents (i) 67,308 shares underlying Series E warrants (ii) 105,769 shares underlying Series F warrants (iii) 250,000 shares underlying Series G warrants (iv) 250,000 shares underlying Series I warrants (v) 250,000 shares underlying Series K warrants (vi) 629,147 shares underlying Series A Convertible Notes. Mr. Wilhelm Ungar may be deemed the control person of the securities.
(10) Represents (i) 153,846 shares underlying Series G warrants (ii) 461,538 shares underlying Series G warrants (iii) 461,538 shares underlying Series I warrants (iv) 461,538 shares underlying Series K warrants (v) 907,560 shares underlying Series A Convertible Notes. Mr. Jonno Elliott, may be deemed the control person of the securities.
(11) Represents (i) 403,846 shares underlying Series G warrants (ii) 33,654 shares underlying Series H warrants (iii) 403,846 shares underlying Series I warrants (iv) 67,308 shares underlying Series J warrants (v) 437,500 shares underlying Series K warrants (vi) 651,981 shares underlying Series A Convertible Notes. Mr. Keith Goodman, a Manager of the General Partner of Nite Capital, LP has voting control of the security investments
(12) Represents (i) 461,538 shares underlying Series G warrants (ii) 38,462 shares underlying Series H warrants (iii) 461,538 shares underlying Series I warrants (iv) 76,923 shares underlying Series J warrants (v) 500,000 shares underlying Series K warrants (vi) 1,153,363 shares underlying Series A Convertible Notes. Mr. Mark Nordlicht, may be deemed the control person of the securities.
(13) Represents (i) 144,231 shares underlying Series G warrants (ii) 12,019 shares underlying Series H warrants (iii) 144,231 shares underlying Series I warrants (iv) 24,039 shares underlying Series J warrants (v) 156,250 shares underlying Series K warrants (vi) 233,036 shares underlying Series A Convertible Notes. Mr. Howard Berger and Mr. Marck Swickle have control over the investment decisions.
(14) Represents (i) 230,769 shares underlying Series G warrants (ii) 53,322 shares underlying Series H warrants (iii) 230,769 shares underlying Series I warrants (iv) 106,644 shares underlying Series J warrants (v) 284,091 shares underlying Series K warrants (vi) 372,567 shares underlying Series A Convertible Notes. Edwin Mecabe and Tai May Lee, are authorized agents for SRG Capital, LLC, have joint dispositive, voting and investment control of the securities held by SRG Capital, LLC. Edwin Mecabe and Tai May Lee disclaim beneficial ownership of these securities. SRG Capital, LLC is an affiliate of a broker dealer.
(15) Represents (i) 288,462 shares underlying Series G warrants (ii) 24,039 shares underlying Series H warrants (iii) 288,462 shares underlying Series I warrants (iv) 48,077 shares underlying Series J warrants (v) 312,501 shares underlying Series K warrants (vi) 803,571 shares underlying Series A Convertible Notes Mr. John Succo, Sky Lucas, Shad Stastney may be deemed the control person of the securities.
(16) Represents (i) 25,000 shares underlying Series H warrants (ii) 50,000 shares underlying Series J warrants (iii) 25,000 shares underlying Series K warrants. Basso Capital Management, LP ("Basso") is the Investment Manager to Basso Holdings Ltd. Howard I. Fischer is a managing member of Basso GP,LLC, the General Partner of Basso, and as such has investment power and voting control over these securities. Mr. Fischer disclaims beneficial ownership of these securities.
(17) Represents (i) 25,000 shares underlying Series H warrants (ii) 50,000 shares underlying Series J warrants (iii) 25,000 shares underlying Series K warrants. Basso. Capital Management, LP ("Basso") is the Investment Manager to Basso Multi-Strategy Holding Fund Ltd. Howard I. Fischer is a managing member of Basso GP, LLC, the General Partner of Basso, and as such has investment power and voting control over these securities. Mr. Fischer disclaims beneficial ownership of these securities.

(18) Represents (i) 25,000 shares underlying Series H warrants (ii) 50,000 shares underlying Series J warrants (iii) 25,000 shares underlying Series K warrants. Basso. Capital Management, LP ("Basso") is the Investment Manager to Basso Private Opportunity Holding Ltd. Howard I. Fischer is a managing member of Basso GP, LLC, the General Partner of Basso, and as such has investment power and voting control over these securities. Mr. Fischer disclaims beneficial ownership of these securities.
(19) Represents (i) 95,520 shares underlying Series H warrants (ii) 191,040 shares underlying Series J warrants (iii) 95,520 shares underlying Series K warrants. Capex Investments Limited is owned and controlled by Robert Clarke, who is a director of Manaris.
(20) Represents (i) 181,818 shares underlying Series H warrants (ii) 363,637 shares underlying Series J warrants (iii) 181,818 shares underlying Series K warrants. Michael Roberts may be deemed control person of the securities.
(21) Represents (i) 4,546 shares underlying Series H warrants (ii) 9,091 shares underlying Series J warrants (iii) 4,546 shares underlying Series K warrants. Michael J. Maloney has control of the security investments in Manaris Corporation.
(22) Represents (i) 102,500 shares underlying Series H warrants (ii) 205,000 shares underlying Series J warrants (iii) 102,500 shares underlying Series K warrants.
(23) Represents (i) 147,203 shares underlying Class A warrants (ii) 62,500 shares underlying Series H warrants (iii) 125,000 shares underlying Series J warrants (iv) 62,500 shares underlying Series K warrants. Mr. Wilhelm Ungar, may be deemed the control person of the securities.
(24) Represents (i) 144,231 shares underlying Series E (ii) 12,019 shares underlying Series H warrants (iii) 24,039 shares underlying Series J warrants (iv) 12,019 shares underlying Series K warrants (v) 200,409 shares underlying Series A Convertible Notes. Mr. Murray Todd, may be deemed the control person of the securities.
(25) Represents (i) 230,769 shares underlying Series E Warrants (ii) 76,923 shares underlying Series F warrants (iii) 38,462 shares underlying Series H warrants (iv) 76,923 shares underlying Series J warrants (v) 38,462 shares underlying Series K warrants (vi) 378,146 shares underlying Series A Convertible Notes. Enable Growth Partners L.P. is affiliated with Enable Capital LLC, a registered broker-dealer. Mitch Levine is the Managing Member of Enable Capital LLC and is also a principal in Enable Growth Partners L.P's general partner. Enable Growth Partners LP is purchasing shares of MANS for the sole benefit of the fund's limited partners, and with no pre-existing, current or future intent to distribute shares of MANS through Enable Capital LLC. Enable acquired the securities in the ordinary course of business and, at the time of acquisition, had no agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the securities. Lastly, Enable Capital LLC is foreclosed from the same anyway, insofar as it maintains no customer or client accounts.
(26) Represents (i) 2,841 shares underlying Series IB6 warrants. Starboard Capital Markets is a registered broker dealer. Starboard Capital Markets and affiliated individuals received Series IB6 warrants for services rendered in connection with our July 2005 Warrant Offering. Mr. James Dotzman, may be deemed the control person of the securities.
(27) Represents (i) 2,841 shares underlying Series IB6 warrants. Anthony Spatacco, who is affiliated with Starboard Capital Markets, received the warrants for services for services rendered in connection with our July 2005 Warrant Offering.
(28) Represents (i) 5,682 shares underlying Series IB6 warrants. Michael Hamblett, who is affiliated with Starboard Capital Markets, received the warrants for services for services rendered in connection with our July 2005 Warrant Offering.
(29) Represents (i) 297,156 shares underlying Series IB6 warrants (ii) 26,125 shares underlying Series IB7 warrants. Midtown Partners & Co., LLC is an SEC and NASD registered broker dealer located in Boca Raton, Florida. Midtown acted as the placement agent for our February Convertible Note and Warrant offering.
(30) Represents (i) 148,578 shares underlying Series IB6 warrants (ii) 13,063 shares underlying Series IB7 warrants. John Rory Rohan is affiliated with Midtown Partners & Co., LLC, which acted as the placement agent for our July 2005 Warrant Offering.
(31) Represents (i) 148,578 shares underlying Series IB6 warrants (ii) 13,063 shares underlying Series IB7 warrants. Richard Henri Kreger is affiliated with Midtown Partners & Co., LLC, which acted as the placement agent for our July 2005 Warrant Offering.
(32) Represents (i) 288,462 shares underlying Series E warrants (ii) 96,154 shares underlying Series F warrants (iii) 503,571 shares underlying Series A Convertible Notes. Mr. Brett Cohen may be deemed the control person of the securities.
(33) Represents (i) 173,077 shares underlying Series E warrants (ii) 57,692 shares underlying Series F warrants (iii) 312,604 shares underlying Series A Convertible Notes. Mr. Steve Slawson and Mr. Walter Schenker may be deemed the control persons of the securities.
(34) Represents (i) 27,692 shares underlying Series E warrants (ii) 9,231 shares underlying Series F warrants (iii) 77,143 shares underlying Series A Convertible Notes. Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the Managing Member of Truk International Fund, LP, exercise investment and voting control over the securities owned by Truk International Fund, LP. Both Mr. Fein and Mr. Saltzstein disclaim beneficial ownership of the securities owned by Truk International Fund, LP.

(35) Represents (i) 433,847 shares underlying Series E warrants (ii) 144,616 shares underlying Series F warrants (iii)1,208,573 shares underlying Series A Convertible Notes. Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the Managing Member of Truk Opportunity Fund, LLC, exercise investment and voting control over the securities owned by Truk Opportunity Fund, LLC. Both Mr. Fein and Mr. Saltzstein disclaim beneficial ownership of the securities owned by Truk Opportunity Fund, LLC.
(36) Represents (i) 230,769 shares underlying Series E warrants (ii) 76,923 shares underlying Series F warrants (iii) 685,714 shares underlying Series A Convertible Arthur Jones, Jennifer Kelly and Evan Schemenauer may be deemed control persons of the securities.
(37) Represents 2,170,880 shares issuable in satisfaction of a debenture issued on February 14, 2005.
(38) Represents 2,170,880 shares issuable in satisfaction of a debenture issued on February 14, 2005.
(39) Represents 200,000 shares underlying Class A warrants. Rachel Gershan may be deemed control person of the securities.
(40)  Represents 200,000 shares underlying Class A warrants.
(41)  Represents 90,909 shares underlying Class A warrants.
(42)  Represents 769,231 shares underlying Series A warrants.
(43)  Represents 615,385 shares underlying Series A warrants.
(44)  Represents 100,000 shares underlying Series A warrants.
(45)  Represents 384,615 shares underlying Series A warrants.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.00001 par value per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is
(702) 361-3033.

                                     EXPERTS

Our financial statements for the period ending June 30, 2005, included in this prospectus have been audited by Manning Elliott, Chartered Accountants, 11th Floor, 1050 West Pender Street; Vancouver, British Columbia, Canada V6E 3S7, as set forth in their report included in this prospectus.

                                  LEGAL MATTERS

Darrin Ocasio, Attorney at Law, 1065 Avenue of the Americas, 21st flr., New York, New York 10018, telephone 212-930-9700 has acted as our legal counsel.

                              FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis.

Manaris Corporation
(Formerly A Development Stage Company)
Consolidated Financial Statements
September 30, 2005

                                                                          Index

Consolidated Balance Sheets................................................F-2

Consolidated Statements of Operations......................................F-3

Consolidated Statements of Cash Flows......................................F-4

Notes to the Consolidated Financial Statements.............................F-6

Manaris Corporation
(Formerly A Development Stage Company)
Consolidated Balance Sheets
(expressed in U.S. dollars)
(Unaudited)

                                                                                              September 30,   June 30,
                                                                                                  2005          2005
                                                                                                   $              $
                                                                                               (unaudited)    (audited)
                                          ASSETS
Current Assets
Cash                                                                                            1,352,322          287,147
Accounts receivable, net of allowance for doubtful accounts of $146,633 and $141,093
respectively                                                                                    2,796,686        2,858,275
Other receivables (Note 6)                                                                        817,190          899,248
Inventories (Note 6)                                                                            1,452,105        1,097,776
Prepaid expenses                                                                                  147,137          143,717
Restricted marketable securities                                                                   86,125           81,606
                                                                                              -----------      -----------
Total Current Assets                                                                            6,651,565        5,367,769

Property and Equipment (Note 7)                                                                   734,458          731,075
Intangible Assets (Note 5)                                                                      3,635,198        3,852,772
Goodwill (Notes 3 and 5)                                                                        9,684,228        9,727,454
Deferred Financing Costs                                                                          293,808          436,685
                                                                                              -----------      -----------
Total Assets                                                                                   20,999,257       20,115,755
                                                                                              ===========      ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities

Accounts payable                                                                                2,353,730        1,507,959
Accrued liabilities (Note 6)                                                                    1,429,439        2,021,127
Loans payable (Note 9)                                                                          1,476,693        1,598,273
Current portion of long-term debt                                                                 198,140          199,878
Current portion of convertible debentures                                                         172,572          893,436
Due to related parties (Note 8)                                                                   172,284          476,646
                                                                                              -----------      -----------
Total Current Liabilities                                                                       5,802,858        6,697,319

Long-term Debt, less current portion (Note 10)                                                    489,843          483,240
Convertible Debentures (Note 11)                                                                2,145,963        1,687,304
                                                                                              -----------      -----------
Total Liabilities                                                                               8,438,664        8,867,863
                                                                                              -----------      -----------
Non-controlling Interest                                                                           18,738           18,033
                                                                                              -----------      -----------

Commitments and Contingencies (Notes 1 and 15)

Stockholders' Equity

Common Stock, 500,000,000 (June 30, 2005: 100,000,000) shares authorized with a par value
of $0.00001; 67,350,818 and 54,782,802 issued and outstanding, respectively                           673              548
Additional Paid-in Capital                                                                     28,780,200       24,142,078
Accumulated Other Comprehensive Loss                                                             (376,504)        (364,415)
Deficit                                                                                       (15,862,514)     (12,548,352)
                                                                                              -----------      -----------
Total Stockholders' Equity                                                                     12,541,855       11,229,859
                                                                                              -----------      -----------
Total Liabilities and Stockholders' Equity                                                     20,999,257       20,115,755
                                                                                              ===========      ===========

(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

MANARIS CORPORATION
(Formerly A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(expressed in U.S. dollars)
(Unaudited)

                                                                   For the Three Months Ended
                                                                         September 30,
                                                                    2005            2004
                                                                      $                $
Revenue
  Product                                                          1,987,895          152,037
  Service                                                          1,737,742          487,993
                                                                  ----------      -----------
Total Revenue                                                      3,725,637          640,030
                                                                  ----------      -----------
Cost of Revenue
  Product                                                          1,268,844           79,863
  Service                                                          1,320,887          376,737
                                                                  ----------      -----------
Total Cost of Revenue                                              2,589,731          456,600
                                                                  ----------      -----------
Gross Margin                                                       1,135,906          183,430
                                                                  ----------      -----------
Operating Expenses

Depreciation and amortization                                        223,328           46,434
Selling, general and administrative                                1,930,742          449,910
Impairment of long-lived assets
                                                                      35,822             --
Research and development                                             226,694           35,744
Stock based compensation(1)                                          424,900          327,709
                                                                  ----------      -----------
Total Operating Expenses                                           2,841,486          859,797
                                                                  ----------      -----------
Loss from Operations                                              (1,705,580)        (676,367)

Other Expenses

Interest expense                                                     235,267            5,153
Debenture accretion                                                1,540,287             --
                                                                  ----------      -----------
Net Loss Before Income Tax Benefit                                (3,481,134)        (681,520)

Income Tax Benefit                                                   167,256             --
                                                                  ==========      ===========

Net Loss Before  Non-controlling interest                         (3,313,878)        (681,520)
Non-controlling interest                                                 284             --
                                                                  ==========      ===========
Net loss                                                          (3,314,162)        (681,520)
                                                                  ==========      ===========
Comprehensive Loss (Note 14)                                      (3,326,251)        (821,371)
                                                                  ==========      ===========
Net Loss Per Share - Basic and Diluted                                 (0.06)           (0.02)
                                                                  ==========      ===========
Weighted Average Shares Outstanding                               53,545,000       39,758,000
                                                                  ==========      ===========

(1) Stock based compensation is excluded from the following:

     Selling, general and administration                             424,900          327,709
                                                                  ==========      ===========


(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)


MANARIS CORPORATION
(Formerly A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(expressed in U.S. dollars)
(Unaudited)


                                                                           For the Three Months Ended
                                                                                 September 30,
                                                                              2005            2004
                                                                                $               $
Operating Activities

Net loss                                                                   (3,314,162)       (681,520)

Adjustments to reconcile net loss to cash used in operating activities
     Contingent consideration paid in shares                                     --           148,000
     Stock based compensation                                                 424,900         179,709
     Expenses settled with issuance of common shares                            5,400            --
     Depreciation and amortization                                            223,328          46,434
     Loss on settlement of accounts payable                                    31,359            --
     Non-controlling interest                                                     705            --
     Accretion of debenture                                                 1,540,287            --
     Deferred financing costs related to senior convertible debenture         142,877            --

Changes in operating assets and liabilities
     (Increase) decrease in accounts receivable                                61,589        (188,860)
     (Increase) in inventory                                                 (354,329)        (71,099)
     Decrease in other receivable                                             125,284            --
     Decrease (increase) in prepaid and other assets                           23,224          (3,165)
     (Decrease) in short term debt                                            (47,059)           --
     (Decrease) in long term debt - current portion                           (32,545)           --
     Increase in long term debt                                               146,498            --
     (Decrease) Increase in due to related parties                            (22,944)           --
     Increase in accounts payable and accrued liabilities                     331,083          29,157
                                                                            ---------      ----------
Net Cash Used In Operating Activities                                        (714,505)       (541,344)
                                                                            ---------      ----------
Investing Activities
     Purchase of property and equipment                                       (35,781)        (10,330)
     Payment received on note receivable                                         --            44,895
                                                                            ---------      ----------
Net Cash Provided by (Used) in Investing Activities                           (35,781)         34,565
                                                                            ---------      ----------
Financing Activities
     Borrowing (Repayments) on bank credit line                              (404,712)         89,536
     Payment of senior convertible debt                                      (226,733)           --
     Repayment of related party advances                                      (80,694)         (9,814)
     Proceeds from loans                                                      408,373            --
     Proceeds from exercise of stock options and warrants                   2,127,591          16,001
                                                                            ---------      ----------
Net Cash Provided By Financing Activities                                   1,823,825          95,723
                                                                            ---------      ----------
Effect of Exchange Rate Changes on Cash                                        (8,364)       (115,586)
                                                                            ---------      ----------
Increase (Decrease) in Cash                                                 1,065,175        (526,642)

Cash - Beginning of period                                                    287,147       1,561,020
                                                                            ---------      ----------
Cash - End of period                                                        1,352,322       1,034,378
                                                                            =========      ==========


(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

MANARIS CORPORATION
(Formerly A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(expressed in U.S. dollars)
(Unaudited)


                                                            For the Three Months Ended
                                                                   September 30,
                                                                  2005       2004
                                                                   $           $
Non-Cash Financing and Investing Activities
   Issuance of common shares for services                        54,000        --
   Issuance of common shares for interest payment               143,863        --
   Issuance of common shares for repayment of senior
      convertible note, series A                                724,999        --
   Issuance of common shares for conversion of senior
      convertible note, series A                                815,985        --
   Issuance of stock options for debt settlement                   --        64,608
   Issuance of common shares to settle outstanding
      payables                                                  105,501        --
   Issuance of common share warrants to settle related
      party and short term payables                             181,649        --
                                                                -------     -------
Supplemental Disclosures

Interest paid                                                    50,570       5,153
Income taxes paid                                                  --          --
                                                                -------     -------


(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

1.    Nature of Operations and Continuance of Business

Manaris Corporation (the "Company") was incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited.

On January 7, 2003 the Company acquired assets and intellectual property. It then changed its business focus to the development of security technology and changed its name to C-Chip Technologies Corporation. In July 2005, the Company changed it's name to Manaris Corporation.

On February 17, 2004, the Company acquired Canadian Security Agency (2004) Inc., ("CSA") a company providing guard and security services. (Refer to Note 3(c)).

The Company was previously a development stage company as defined by Statement of Financial Accounting Standard No. 7, "Development Stage Companies". The Company has achieved significant revenue from acquired companies as described below. The companies acquired during the year ended June 30, 2005 have significant operations which involve security services and products. The Company is no longer considered a development stage company.

On February 28, 2005, the Company acquired, through its wholly owned subsidiary corporation, 6327915 Canada, Inc., 100% of the outstanding shares of 9151-3929 Quebec Inc., ("Quebec") and 3826961 Canada Inc. ("Canada"). Quebec and Canada collectively own 100% of 3428249 Canada Inc. 3428249 Canada Inc. owns 100% of Chartrand Laframboise Inc., a company specializing in the security field, and 100% of 9126-7641 Quebec Inc., a company specializing in the credit management and verification. On June 30, 2005, 3428249 Canada Inc. and 6327915 Canada Inc. completed a merger transaction. The merged company continues to be 6327915 Canada Inc. Following the merger 3826961 Canada Inc. and 9151-3929 Quebec Inc. were each dissolved on June 9, 2005 and September 26, 2005, respectively. Collectively, Quebec, Canada, 3428249 Canada Inc., Chartrand Laframboise Inc., and 9126-7641 Quebec Inc. are hereinafter collectively referred to as "CLI". (Refer to Note 3(a)).

On February 28, 2005 the Company acquired Avensys Inc. ("Avensys"), a company incorporated under Part IA of the Companies Act (Quebec) in Canada. Avensys is a leader in risk management monitoring solutions for commercial and industrial buildings, infrastructures and various environments. (Refer to Note 3(b)).

On September 22, 2005, the Company ceased operations of CSA and entered into an agreement with Securite Kolossal Inc. to sell its customer list for CDN $100,000. As at September 30, 2005, the Company has received CDN $50,000 with the remaining balance to be received in November 2005. The outstanding portion has been recorded as other receivable as at September 30, 2005.

The Company's assets and operations at September 30, 2005 are located largely in Quebec and in Ontario, Canada. In April, 2005, the Company transferred the production, marketing and sales of its C-Chip product technology to its wholly-owned subsidiary, C-Chip Technologies Corporation ("North America").

The Company's shares trade on the NASD OTC Bulletin Board under the symbol MANS.

The Company has experienced significant operating losses since inception and has a working capital of $848,707. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has funded itself through issuance of shares or by loans from shareholders and/or directors. During the next twelve months the Company plans to fund its operations through cash on hand, the sale of security services, the sale of products and sale of assets. If profitable operations are not achieved, additional financing will be required to pursue the Company's business plan.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

2.    Summary of Significant Accounting Policies

                                   FISCAL YEAR

The Company's fiscal year-end is June 30.

                               BASIS OF ACCOUNTING

These consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars.

                           PRINCIPLES OF CONSOLIDATION

These consolidated financial statements include the accounts of the Company and its subsidiaries. Consolidated companies include: a) 100% of Avensys and its subsidiary, Fizians Inc. of which Avensys owns 70% of its outstanding shares and the accounts of Avensys Labs Inc., a company in which Avensys holds variable interests and is the primary beneficiary; b) 100% of 6327915 Canada, Inc., 9151-3929 Quebec Inc., 3826961 Canada Inc., 3428249 Canada Inc., Chartrand Laframboise Inc. and 9126-7641 Quebec Inc., (collectively the "CLI Group"); c) 100% of CSA; and d) 100% of North America. Operating results for the CLI Group and Avensys are included from the date of acquisition of February 28, 2005. All inter-company accounts and transactions have been eliminated.

                            CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

                                   ADVERTISING

The Company charges to operations the cost of advertising as incurred which was $31,420 and $10,811 for the three months ended September 30, 2005 and 2004, respectively.

                                LONG-LIVED ASSETS

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

                     FOREIGN CURRENCY TRANSACTIONS/BALANCES

The Company's functional currency is the Canadian dollar. Occasional transactions occur in U.S. dollars, and management has adopted SFAS No. 52, "Foreign Currency Translation". Financial statements denominated in foreign currencies are translated into US dollars at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity as accumulated other comprehensive income or loss. Currency transaction gains and losses are included in the Company's results of operations.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

2.    Summary of Significant Accounting Policies (continued)

                                USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements
In June 2005, the Emerging Issues Task Force ("EITF") issued No. 05-6, "Determining the Amortization Period for Leasehold Improvements " ("EITF05-6"). The pronouncement requires that leasehold improvements acquired in a business combination or purchase subsequent to the inception of the lease should be amortized over the lesser of the useful life of the asset or the lease term that includes reasonably assured lease renewals as determined on the date of the acquisition of the leasehold improvement. This pronouncement should be applied prospectively and the Company will adopt it during the first quarter of fiscal 2006. The Company does not have unamortized leasehold improvements from acquisitions or business combinations and therefore, does not believe this pronouncement will have an impact in its financial results.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.

It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

2.    Summary of Significant Accounting Policies (continued)

SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

                    FINANCIAL INSTRUMENTS AND CONCENTRATIONS

Financial instruments include cash, accounts receivable, other receivables, accounts payable, accrued liabilities, short and long-term debt, convertible debenture and related party payables. The fair values approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

The Company sells the majority of its products and services in Canada. The Company performs periodic credit evaluations of its ongoing customers and generally does not require collateral. Reserves are maintained for potential credit losses, which have not been historically significant. The Company invests its excess cash in deposits with major financial institutions.

                               NET LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128, "Earning per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted net loss per share (EPS) on the face of the income statement. Basic net loss per share is computed by dividing the net loss for the year by the weighted average number of shares of common stock outstanding during the year. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of shares of common stock and potential common stock outstanding during the period, if dilutive.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

2.    Summary of Significant Accounting Policies (continued)

                            STOCK-BASED COMPENSATION

The Company has elected to apply the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company's employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on the straight-line basis over the vesting period of the individual options. Stock options granted to non-employees are accounted for under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123), which establishes a fair value based method of accounting for stock-based awards, and recognizes compensation expense based on the fair value of the stock award or fair value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income
(loss) that would have resulted from the use of the fair value based method under SFAS 123.

The Company also complies with the provisions of FASB Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ("EITF 96-18") with respect to stock option grants to non-employees who are consultants to the Company. EITF 96-18 requires variable plan accounting with respect to such non-employee stock options, whereby compensation associated with such options is measured on the date such options vest, and incorporates the then-current fair market value of the Company's common stock into the option valuation model.

On June 15, 2004 the Company filed a Form S-8 Registration Statement with the US Securities and Exchange Commission to register 5,000,000 shares of common stock pursuant to the Company's 2004 Nonqualified Stock Option Plan ("the Plan'). The determination of those eligible to receive options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company's Compensation Committee, subject to the provisions of this Plan. A total of 329,314 options under the Plan remain available for issuance.

During the three month period ended September 30, 2005, the Company granted 1,877,000 stock options, pursuant to a non-qualified stock option plan at exercise prices ranging from $0.00001 to $0.38 per share. Stock options granted to non-employees totalled 777,000 of which 642,000 have vested. Stock options granted to the former Chief Executive Officer totalled 600,000 at an exercise price of $.00001. Stock options granted to the Company's current Chief Executive Officer totalled 500,000 at an exercise price of $0.38 with 250,000 stock options vesting immediately and 250,000 stock options vesting upon completion of his term as interim Chief Executive Officer. Had the Company determined compensation cost based on the fair value at the date of grant for its employee stock options, the net loss would have increased by $177,613 for the three month period ended September 30, 2005.

During the three month period ended September 30, 2005, the Company recognized stock based compensation for non-employees in the amount of $424,900.

The fair value of the options granted during the period was measured at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:


                                             Three months ended
                                               September 30,
                                              2005         2004

Risk - free interest rate                     2.97 %       1.84 %
Expected volatility                            100 %     121.75 %
Expected life of stock options (in years)      .83         1.16
Assumed dividends                             None        None

Manaris Corporation
(Formerly A Development Stage Company)

Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

2.    Summary of Significant Accounting Policies (continued)

The following table illustrates the effect on net loss per share as if the fair value method had been applied to all grants of stock options:

                                                                   Three months ended
                                                                      September 30,
                                                                  2005            2004
                                                                   $                $
Net loss - as reported                                        (3,314,162)       (681,520)
Add: Stock-based compensation expense included in net
loss - as reported                                               424,900         179,709
Deduct: Stock-based compensation expense determined under
fair value method                                               (602,513)       (614,491)
                                                              ----------      ----------
Net loss - pro forma                                          (3,491,775)     (1,116,302)
                                                              ==========      ==========
Net loss per share (basic and diluted) - as reported               (0.06)          (0.02)
                                                              ==========      ==========
Net loss per share (basic and diluted) - pro forma                 (0.07)          (0.03)
                                                              ==========      ==========

                               REVENUE RECOGNITION

The Company's C-Chip technology has generated limited commercial sales of products. The Company developed prototypes for testing by potential customers, which were billed for a portion of the costs incurred. Commercial product sales are recorded when shipped as part of a sales agreement, usually by customer purchase order. Certain product sales contain a small charge for after sales service for up to one year; such amounts are deferred and recognized as revenue when earned. Products carry a one-year replacement warranty and the level of actual warranty expense has not been material.

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured.

Sales of security services commenced on the acquisition of CSA on February 17, 2004. Clients are provided security services with revenue recognized as services are performed.

The CLI Group recognizes revenue for service contracts as the services are performed using a proportional performance model. Revenues from investigation contracts are reported on the percentage of completion method of accounting using measurements of progress toward completion appropriate for the work performed. Progress is generally based upon man-hours or costs incurred based upon the appropriate method for the type of job.

Avensys recognizes revenues when goods are shipped and the risks and rewards have transferred to customers. Revenues are recorded net of rebates, discounts and sales returns. Avensys and Fizians Inc. specialize in developing, manufacturing and installing control and monitoring remote security solutions.

                      ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

The Company continually monitors timely payments and assesses any collection issues. The allowance for doubtful accounts is based on the Company's detailed assessment of the collectibility of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

2.    Summary of Significant Accounting Policies (continued)

                             PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Amortization is based on the following annual rates or period:

Computer equipment                  Straight-line and declining balance      30%-33 1/3%
Furniture and fixture               Straight-line and declining balance              20%
Leasehold improvements              Straight-line                           5 to 8 years
Surveillance equipment              Declining balance                                30%
Communication equipment             Declining balance                                20%
Laboratory equipment                Straight-line and declining balance              20%
Automotive equipment and software   Declining balance                                30%
Machinery and office equipment      Declining balance                                20%

                                    INVENTORY

Inventory consists of finished products available for sale to customers and components. Inventory is valued at the lower of cost and net realizable value. Cost is determined on a weighted average cost basis.

                                INTANGIBLE ASSETS

An acquired intangible asset of a technological product or service that has reached technological feasibility is capitalized at cost. Intangible assets with definite lives are reported at cost, less accumulated amortization. The Company does not have any identified intangible assets with an indefinite life. Acquired in-process research and development is charged to operations in the period of acquisition. The Company provides for amortization on a straight-line basis over the following periods:

Customer lists                      3-10 years
Licenses, patents and trademarks    4-6 years
Non-compete agreements              4 years

                                ACQUIRED GOODWILL

Goodwill represents the excess of the purchase price of acquired assets over the fair values of the identifiable assets acquired and liabilities assumed. Pursuant to SFAS No. 141, the Company does not amortize goodwill, but tests for impairment of goodwill on an annual basis and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. Circumstances that could trigger an impairment test include but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; and loss of key personnel. Goodwill is tested for impairment using present value techniques of estimated future cash flows or using valuation techniques based on multiples of earnings. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss is charged to operations.

                            DEFERRED FINANCING COSTS

Costs relating to long-term debt are deferred and amortized over the term of the related debt facilities.

                RESEARCH AND DEVELOPMENT EXPENSES AND TAX CREDITS

Research and development expenses are expensed as they incurred. Research and development tax credits are accounted for as a reduction of the income tax provision during the year in which the costs are incurred, provided that the Company is reasonably certain that the credits will be received. The investment tax credits must be examined and approved by the tax authorities and it is possible that the amounts granted will differ from the amounts recorded.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

2.    Summary of Significant Accounting Policies (continued)

                            CONTINGENT CONSIDERATION

In connection with the Company's acquisition of CSA, if certain future internal performance goals are later satisfied, the aggregate consideration for the acquisition will be increased. Such additional consideration, if earned, will be paid in the form of additional shares of the Company's common stock currently held in escrow. Any additional consideration paid will be allocated between goodwill, stock-based compensation expense and deferred compensation. The measurement, recognition and allocation of contingent consideration are accounted for using the following principles:

Measurement and Recognition
In accordance with SFAS No. 141, Business Combinations ("SFAS 141"), contingent consideration is recorded when a contingency is satisfied and additional consideration is issued or becomes issuable. The Company records the additional consideration issued or issuable in connection with the acquisition when a specified internal performance goal is met. For additional consideration paid in stock, the Company calculates the amount of additional consideration using the closing price of its common stock on the date the performance goal is satisfied.

Amount Allocated to Goodwill
In accordance with EITF No. 95-8, Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination ("EITF 95-8") and FIN 44, the portion of additional consideration issuable to holders of unrestricted common stock and fully vested options as of the acquisition date is recorded as additional purchase price, as the consideration is unrelated to continuing employment with the Company. Such portion is allocated to goodwill.

Amount Allocated to Stock-Based Compensation Expense In accordance with EITF 95-8, the intrinsic value associated with additional consideration related to stock or options that vest between the acquisition date and the date at which the contingency is satisfied is recorded as an immediate charge to stock-based compensation expense because the consideration is related to continuing employment with the Company.

Amount Allocated to Deferred Compensation Additional consideration related to options and restricted stock that remain unvested when the contingency is satisfied is recorded as deferred compensation expense under EITF 95-8 and FIN 44, as such consideration will only be earned to the extent that the holder of such options or restricted stock continues to be employed by the Company and meets the vesting requirements. The amount recorded as deferred compensation is based upon the intrinsic value of the restricted stock and unvested options at the date at which the contingency is satisfied. The Company amortizes such deferred compensation over the remaining vesting period of the underlying restricted stock and unvested options. In the event that a holder does not fully vest in the restricted stock or unvested options, the unamortized portion of deferred compensation is eliminated.

                                   INCOME TAX

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception and has incurred net operating losses. Pursuant to SFAS 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

                           SHIPPING AND HANDLING COSTS

The Company's shipping and handling costs are included in cost of sales.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

2. Summary of Significant Accounting Policies (continued)

                        RESTRICTED MARKETABLE SECURITIES

The Company defines marketable securities as income yielding securities that can be readily converted into cash. An irrevocable letter of credit for $86,125 (CDN $100,000) was issued to an individual who personally guaranteed a loan of Avensys Labs Inc. ("ALI"), a subsidiary of Avensys and the Company. A term deposit which matures in June 2006 and with an interest rate of 1.3% per annum is designated as a guarantee for this amount.

                         LITIGATION AND SETTLEMENT COSTS

From time to time, the Company is involved in disputes, litigation and other legal actions in the normal course of operations. In accordance with SFAS 5, the Company records a charge to operations equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met:
(i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

                                WARRANTY EXPENSE

The Company's products typically carry a one year warranty. The Company establishes reserves for estimated product warranty costs at the time revenue is recognized based upon its historical warranty experience, and additionally for any known product warranty issues. The Company has not incurred any significant warranty expense during the three month periods ended September 30, 2005 and 2004.

                                RECLASSIFICATIONS

Certain reclassifications have been made to the prior year's financial statements to conform to the current period's presentation.

3.    Business Combinations

On February 28, 2005, the Company acquired two businesses. These acquisitions have been accounted for using the purchase method and the consolidated financial statements include the results of operations for these businesses from the date of acquisition. In accordance with SFAS No.
141 `'Business Combinations", the Company allocated the purchase price to the tangible and intangible assets acquired and liabilities assumed, including in-process research and development, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on an independent valuation analysis using estimates and assumptions provided by management, and other information compiled by management, including valuations that utilize established valuation techniques appropriate for the security industry. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill and purchased intangibles with indefinite lives are not amortized but will be reviewed at least annually for impairment. Purchased intangibles with finite lives will be amortized on a straight-line basis over their respective estimated useful lives.

a)    CLI Group

In February 2005, the Company acquired the CLI Group through its wholly-owned subsidiary corporation, 6327915 Canada, Inc. The Company owns all of the outstanding shares of 9151-3929 Quebec Inc. ("Quebec") and 3826961 Canada Inc. ("Canada"). Quebec and Canada collectively own 100% of 3428249 Canada Inc. 3428249 Canada Inc. owns 100% of Chartrand Laframboise Inc. a company specializing in the security field and 100% of 9126-7641 Quebec Inc., a company specializing in the credit management and verification. Quebec, Canada, 3428249 Canada Inc., Chartrand Laframboise Inc., and 9126-7641 Quebec Inc. The CLI Group was purchased for total consideration of $3,859,611, including acquisition costs of $42,817 which were accounted for as a purchase price adjustment to goodwill.

The Company paid $2,436,251 (CDN $3,000,000) in cash and issued a $1,380,543 (CDN $1,700,000) Secured Convertible Debenture with interest of 9% payable quarterly and maturing in five years. At the option of the holders, but not before the sixth month following the closing date, the debenture is convertible into 1,700,000 shares of the Company's common stock at price of $0.82 per share. The debenture is secured by the universality of all of the moveable property of the wholly-owned subsidiary, 3428249 Canada Inc. As at September 30, 2005, no amounts have been converted to the Company's common stock.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

3.    Business Combinations (continued)

a)    CLI (continued)

CLI's principal services include investigation, surveillance, undercover agents, background verification, business intelligence, security consulting and labor management conflict.

The purchase price was allocated to the following assets and liabilities:


                                                        $

Current assets                                       578,224
Property and equipment                               192,340
Non-compete agreement                                574,133
Customer lists                                       380,811
Current liabilities                                 (341,280)
Bank indebtedness                                    (43,809)
Long-term debt - current portion                     (74,829)
Long-term debt                                        (5,411)
Other liabilities                                    (19,757)
Excess purchase consideration (goodwill)           2,576,372
------------------------------------------------------------
                                                   3,816,794
============================================================

The purchase price allocation was preliminary and subject to change if the Company obtains additional information concerning the fair values of certain tangible assets and liabilities of CLI. During the three months ended March 31, 2005, the Company adjusted the net tangible assets acquired and increased goodwill by approximately $235,000 due to purchase price adjustments.

                               NET TANGIBLE ASSETS

The acquisition cost has been allocated to the assets and liabilities according to their estimated fair value at the acquisition date.

                          AMORTIZABLE INTANGIBLE ASSETS

The customer lists consist of information about customers such as their name, contact information, order history and demographic information. The income approach using a discounted cash flow approach was used to estimate the fair value of the customer list, or more specifically, the multi-period excess earnings method. This method is predicated on the theory that the value of an asset or investment is the present value of future cash flows discounted at a rate commensurate with the time value of money and the underlying risks of the subject investment. The Company is amortizing the fair value of the customer list on a straight-line basis over the remaining estimated useful life of ten years.

The non-compete agreements represent an agreement by the seller to refrain from competing with the Company. The agreement normally restricts the seller from competing in the same line of business for a certain period of time. The comparative business valuation method was used to estimate the fair value. This approach assumes that in the absence of such agreement, the sellers would be free to compete and take business away, thus reducing sales and profitability. The Company is amortizing the fair value of the non-compete agreements on a straight-line basis over the remaining estimated life of four years.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

3.    Business Combinations (continued)

b)    Avensys Inc.

On February 28, 2005, the Company completed its acquisition of Avensys. The acquisition resulted in the issuance of 10,400,002 restricted shares of the Company's common shares having a fair value of $0.75 per share and a total value of $7,800,000 (before discounting as discussed below) in exchange for 15,746,369 shares of Avensys which constituted all of the issued and outstanding common stock of Avensys. The Company also purchased and cancelled all of the outstanding Avensys stock options for a total of $312,652 (CDN $385,000). The beneficiaries of the options received $187,592 (CDN $231,000) on acquisition and will receive the balance of $124,970 (CDN $154,000) on or before December 31, 2005. The Company issued 427,432 restricted shares of common stock as a finder's fee to an unrelated party. The Company incurred direct costs associated with the acquisition of $45,000 (CDN $55,413). The total value of the cancelled stock options, finders fee and direct costs were accounted for as purchase price adjustments to goodwill. The 10,400,002 restricted shares are to be released from escrow over the eighteen months after acquisition. As a result, the value of restricted stock paid was discounted in the amount of $166,414.

Avensys offers leading edge fiber optics sensor technology to monitor a variety of environments, including air, water, soil as well as buildings and infrastructures. Avensys specializes in providing solutions to monitor different types of environments, solving environmental monitoring problems, from micro scale in-building sensing systems to macro scale wireless landslide and flood warning systems in different countries, covering air, water and soil as well as the security of materials and infrastructures, employing a wide range of technologies including Optical Fiber Sensing Technology.

The purchase price was allocated to the following assets and liabilities:

                                                           $

    Current assets                                    3,499,635
    Property and equipment                              523,898
    Customer list                                       701,621
    Other assets                                        101,511
    Current liabilities                              (2,358,108)
    License agreements                                2,085,357
    In-process research and development                 386,749
    Bank Indebtedness                                (1,202,483)
    Long-term debt - current portion                   (122,829)
    Long-term debt                                   (1,453,966)
    Other liabilities                                   (16,678)
    Excess purchase consideration (goodwill)          5,488,879
    ------------------------------------------------------------
                                                      7,633,586
    ============================================================


The purchase price allocation is preliminary and subject to change if the Company obtains additional information concerning the fair values of certain tangible assets and liabilities of Avensys.

                               NET TANGIBLE ASSETS

The acquisition cost has been allocated to the assets and liabilities according to their estimated fair value at the acquisition date.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

3.    Business Combinations (continued)

b)    Avensys Inc. (continued)

                          AMORTIZABLE INTANGIBLE ASSETS

Customer list represents information about customers such as their name, contact information, order history and demographic information. The income approach using a discounted cash flow method was used to estimate the fair value of the customer list, or more specifically, the multi-period excess earnings method. This method is predicated on the theory that the value of an asset or investment is the present value of future cash flows discounted at a rate commensurate with the time value of money and the underlying risks of the subject investment. The Company is amortizing the fair value of the customer list on a straight-line basis over the remaining estimated useful life of ten years.

License agreements represent a combination of processes, patents, and trade secrets that were used for existing and in-process technology. These intangible assets were valued using the income approach method. This method estimates fair value based on the earnings and cash flow capacity of an asset. The Company is amortizing the fair value of the license agreements on a straight-line basis over the remaining estimated useful life of six years.

                  ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT

Of the total purchase price, $386,749 has been allocated to in-process research and development ("IPR&D") and was charged to operations. Projects that qualify as IPR&D represent those that have not yet reached technological feasibility and which have no alternative future use. Technological feasibility is defined as being equivalent to a beta-phase working prototype in which there is no remaining risk relating to the development. At the time of acquisition, Avensys had multiple IPR&D efforts under way for certain current and future product lines. These efforts included physical sensors, interrogation units, chemical sensors and limnimeters. In applying the discounted cash flow method, the value of the acquired technology was estimated by discounting to present value the free cash flows expected to be generated by the products with which the technology is associated, over the remaining economic life of the technology. To distinguish between the cash flows attributable to the underlying technology and the cash flows attributable to other assets available for generating product revenues, adjustments were made to provide for a fair return to property and equipment, working capital, and other assets that provide value to the product lines.

4.    Variable Interest Entity

The Financial Accounting Standards Board ("FASB") finalized FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities--An Interpretation of ARB51" ("FIN46R") in December 2003. FIN46R expands the scope of ARB51 and can require consolidation of "variable interest entities" ("VIEs"). Once an entity is determined to be a VIE, the party with the controlling financial interest, the primary beneficiary, is required to consolidate it. During the year ended June 30, 2005, Avensys transferred its research activities to ALI. Avensys owns 49% of ALI and the two entities have entered an Agreement (the "Agreement") where ALI will perform research and development activities for Avensys. The Agreement is for a period of five years with a two-year renewal period and calls for ALI to provide Avensys with a commercialization license for products developed in return for a royalty of 5% of sales generated. Avensys sold intellectual property related to R&D projects to ALI in return for 500,000 preferred shares redeemable for $408,030 (CDN $500,000). ALI provides R&D for Avensys only, however it may enter into agreements with third parties in the future. ALI has no other financing other than amounts received from Avensys.

As a result of the above, ALI has been included in the consolidated financial statements commencing in the year ended of June 30, 2005 since Avensys holds a controlling financial interest and is the primary beneficiary. The impact to the consolidated balance sheet as of September 30, 2005 include the approximate additions to current assets of $256,000, net property and equipment of $85,000, and current liabilities of $103,000. The impact to the consolidated statement of operations for the three month period ended September 30, 2005 was an increase in research and development expenses of $211,000.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

5.    Goodwill and Purchased Intangible Assets

The following table presents details of the Company's purchased intangible assets with definite lives:



                                                                        September 30,   June 30,
                                                                            2005          2005
                                      Weighted                            Net Book      Net Book
                                      Average              Accumulated     Value          Value
                                      Life in  Cost        Amortization      $              $
                                      Years     $               $       (unaudited)     (audited)
Licenses, patents and trademarks       5.6   2,197,241       286,294     1,910,947     2,002,687
Technology                             1.7     574,285       358,900       215,385       251,275
Non-compete agreements                 3.7     574,133        84,000       490,133       526,133
Customers lists                        9.5   1,109,077        90,344     1,018,733     1,072,677
                                       ---   ---------     ---------     ---------     ---------
Total intangible assets                6.0   4,454,736       819,538     3,635,198     3,852,772
                                       ===   =========     =========     =========     =========

Amortization expense of purchased intangible assets charged to operations was $190,930 and $373,180 for the three months ended September 30, 2005 and 2004 respectively.

The estimated future amortization expense of purchased intangible assets with definite lives for the next five years is as follows:

     2006                     $  572,791
     2007                        723,285
     2008                        601,199
     2009                        551,333
     2010                        457,200
     Thereafter                  729,390
     ------------------------------------
                              $3,635,198
     ====================================

6.   Balance Sheet Details

                                        September 30,   June 30,
                                            2005          2005
                                        (unaudited)     (audited)
                                             $              $
Other Receivables
  Grants receivable                        81,271        59,110
  Investment tax credits receivable       413,350       596,417
  Sales tax receivable                    164,604       111,545
  Other                                   157,965       132,176
                                        ---------     ---------
                                          817,190       899,248
Inventory
  Raw materials                           382,583       261,445
  Work in process                         202,132       102,966
  Finished goods                          867,390       733,365
                                        ---------     ---------

                                        1,452,105     1,097,776
                                        ---------     ---------
Accrued Liabilities
  Payroll and benefits                    528,827       693,040
  Sales taxes payable                     426,374       323,934
  Income taxes payable                     80,839        98,007
  Accrual for litigation costs               --         160,392
  Royalties payable                          --         236,144
  Other                                   393,399       509,610
                                        =========     =========
                                        1,429,439     2,021,127

Manaris Corporation
(Formerly A Development Stage Company)

Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

7.    Property and Equipment

                                                                                  September 30,    June 30,
                                                                                      2005           2005
                                                                  Accumulated       Net Book       Net Book
                                                  Cost            Amortization        Value          Value
                                                   $                  $                 $              $
                                                                                  (unaudited)       (audited)
Automotive equipment                             35,683             19,583            16,100          17,309
Computers                                       609,774            485,242           124,532         132,948
Communication equipment                          56,513             36,098            20,415          18,248
Furniture and fixtures                          417,787            340,004            77,783          77,224
Laboratory equipment                            420,153            183,027           237,126         237,922
Leasehold improvements                           79,590             54,081            25,509          26,569
Machinery and office equipment                  310,588            164,217           146,371         136,265
Software                                         85,896             47,811            38,085          35,845
Surveillance equipment                          134,704            108,462            26,242          26,507
-------------------------------------------------------------------------------------------------------------
                                              2,150,688          1,438,525           712,163         708,837
Office equipment under capital leases            40,031             17,736            22,295          22,238
-------------------------------------------------------------------------------------------------------------
Total property and equipment                  2,190,719          1,456,261           734,458         731,075
=============================================================================================================
Depreciation during the period                                                        32,398          88,639
=============================================================================================================

8.    Related Party Transactions/Balances

An amount of $132,585 (June 30, 2005: $125,628) is due to the beneficiaries of Avensys stock options. The Company purchased and cancelled all outstanding stock options upon acquisition. The amount is due on December 31, 2005 and bears interest of 12% calculated daily and payable monthly. The total amount due to officers and/or shareholders of the Company at September 30, 2005 is $39,699 (June 30, 2005: $351,018). The amounts due are non-interest bearing, unsecured, and have no fixed terms of repayment.

9.    Loans Payable

      a) CSA held a Corporate Credit Line facility in the amount of CDN $400,000, fluctuating with cash flow and collection of accounts receivable. Interest was charged at Canadian bank prime rate plus 2% per annum. The facility was secured by a movable hypothec over accounts receivable and inventory of CSA and an unlimited personal guarantee by the former sole owner of CSA, supported by collateral second mortgage on his personal residence and subrogation of the shareholder loan and salary bonus. Upon the departure of the former sole owner of CSA in April 2005 and the withdrawing of his guarantees with the Bank, the Bank proceeded with a demand of repayment of his line of credit with CSA. The position of the Bank was repurchased in July 2005 by the Company and the Company is now subrogated in all the Bank's rights . The Bank's proceedings were therefore terminated.

      b) CLI has a credit agreement for an authorized amount of $430,626 (CDN $500,000), renewable annually. Any utilized portion bears interest at the Canadian bank prime rate plus 1.125%, and is secured by a general assignment of CLI's accounts receivable and adherence to certain financial ratios. As at September 30, 2005, there was an outstanding amount of $16,549 (CDN $19,215) and CLI is in compliance with all financial ratios.

      c) Avensys has designated the accounts receivable and inventories to guarantee the line of credit. The line of credit, for an authorized amount of $1,171,303 (CDN $1,360,000), bears interest at the Canadian bank prime rate plus 1.5% and is currently in renegotiation.

      d) An irrevocable letter of credit for $86,125 (CDN $100,000) has also been issued to an individual who has personally guaranteed a loan of the Company. A term deposit is lodged as a guarantee for this letter of credit.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

9.    Loans Payable (continued)

e) The Company's wholly-owned subsidiary, C-Chip Technologies Corporation (North America) has an unsecured credit facility for an amount of $1,000,000 (principal and interest) to finance service fees and inventory that bears interest at 15% per annum. All receipts from sales revenues will be placed into a designated bank account and be used to reimburse any amount owed pursuant to the credit facility. Amounts not paid within twelve months of the execution of the credit facility will become payable in full. As at September 30, 2005 there was an outstanding amount of $728,500 (June 30, 2005: $320,127).

10.   Long-Term Debt

                                                                              September 30,  June 30,
                                                                                  2005        2005
                                                                              (unaudited)   (audited)
                                                                                   $            $
Mortgage loan secured by the universality of Avensys' tangible and intangible movables, (CDN $406,000), interest is prime rate plus 2.75%, payable in monthly instalments of CDN $7,000 plus interest,
maturing in May 2010                                                             337,611      331,320

Note payable, interest is prime rate, payable in six monthly payments,
maturing in October 2005                                                          47,197       44,720

Note payable on demand (CDN $16,382) without interest                             14,109       13,369

Note payable (CDN $12,778) without interest maturing in May 2006                  11,005       10,428

Note payable (CDN $60,000) without interest, payable in monthly instalments
of $5,440 (CDN $6,667), maturing in March 2006                                    34,450       48,964

Note payable (CDN $5,000) without interest maturing in 2006                        4,306        4,080

Note payable (CDN $15,202) without interest, payable in monthly instalments
of $691, maturing in April 2007                                                   11,307       12,406

Redeemable preferred shares, 241 Class D shares issued by CLI. Non voting, non participating and redeemable at the holder's option with a 1% monthly
dividend on  the redemption price                                                207,562      196,670

Obligations under capital leases, maturing at various dates until 2009, payable in instalments totalling $7,188 (CDN $8,808) in 2006 and 2007,
                                                                                             $  5,406
(CDN $6,624) in 2008 and $1,379 (CDN $5,406) in 2009                              20,436       21,161
------------------------------------------------------------------------------------------------------
                                                                                 687,983      683,118
Instalments due within one year                                                  198,140      199,878
------------------------------------------------------------------------------------------------------
Long-term debt                                                                   489,843      483,240
======================================================================================================

Principal payments on long-term debt for the next five years are:

                                                             September 30,
                                                                  2005
                                                                    $
2006                                                              198,140
2007                                                              289,761
2008                                                               78,050
2009                                                               73,801
2010                                                               48,231
--------------------------------------------------------------------------
Total                                                             687,983
==========================================================================

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

11. Convertible Debentures

                                                                                     September 30,    June 30,
                                                                                         2005           2005
                                                                                     (unaudited)      (audited)
                                                                                          $              $
Senior secured convertible debentures at 7%, payments of $233,750 for 20 months beginning June 16, 2005, interest payable each June and December,
maturing January 31, 2007, principal amount of $4,675,000 (Note 11 (a))                 172,572        557,284

Secured convertible debentures at 9%, maturing February 2010, principal
amount of $1,387,302 (CDN $1,700,000) (Note 11 (b))                                   1,464,128      1,387,302

Unsecured convertible debentures at 15%, maturing September 2007, principal
amount of $397,829 (CDN $487,500) (Note 11 (c))                                         362,001        336,152

Unsecured convertible debentures at 12% maturing September 2007, principal
amount of $326,424 (CDN $400,000) (Note 11 (d))                                         319,834        300,002
---------------------------------------------------------------------------------------------------------------
                                                                                      2,318,535      2,580,740
Instalments due within one year                                                         172,572        893,436
---------------------------------------------------------------------------------------------------------------
Long-term debt                                                                        2,145,963      1,687,304
===============================================================================================================


Principal payments on the convertible debentures for the next five years are:

                                                               September 30,
                                                                   2005
                                                                     $

2006                                                               172,572
2007                                                                   --
2008                                                               681,835
2009                                                                   --
2010                                                             1,464,128
-------------------------------------------------------------------------------
Total                                                            2,318,535
===============================================================================


a) Senior Secured Convertible Debentures

On February 16, 2005, the Company issued Senior Secured Convertible Notes Series A ("Series A Notes") and Series E and F Warrants (See Note 13(b)) for an aggregate principal amount of $4,675,000.

In accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and with EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company allocated $1,863,870 to the Warrants Series E, $339,456 to the Warrants Series F and recognized an embedded beneficial conversion feature of $2,470,674 accounted for as additional paid in capital and an equivalent discount against the Series A Notes. The carrying amount of the Series A Notes will be increased monthly by periodic accretion under the interest method. The Company remains obligated for the entire contractual balance of the Notes of $4,675,000.

These Notes bear interest at 9% per annum from February 16, 2005 until the first principal payment date on June 16, 2005 and 7% per annum after this date. Principal payments on the Series A Notes shall be paid in twenty (20) equal monthly instalments of $233,750. Interest on these Notes shall be payable on the last day of June and December of each year commencing on June 30, 2005.

All payments of interest shall be made, at the option of the Company, (a) in cash; (b) by the issuance of additional Series A Notes in the principal amount equal to the interest payment due; or (c) in shares of common stock of the Company valued at 90% of the average price of such security in the most recent five trading days ("Market Price").

All payments of principal shall be made, at the option of the Company, (a) in cash with a premium equal to 10% of the cash amount paid; or (b) in shares of common stock of the Company valued at 85% of the Market Price.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

11.   Convertible Debentures (continued)

      a)    Senior Secured Convertible Debentures

All payments made by the issuance of shares will be acceptable only if the issuance of the shares of the Company has first been registered with the Securities and Exchange Commission.

The holders of these Series A Notes have the right, at their option at any time, to convert some or all of the notes, including the principal amount and the amount of any accrued but unpaid interest into a number of common shares of the Company valued initially at $0.65 per share, subject to certain adjustments as described in the purchase agreement.

In connection with the placement of the Series A Notes, the Company issued Warrant Series: IB1, IB2, IB3, IB4, and IB5 granting the right to acquire up to 881,538 shares of the Company's common stock at prices ranging from $0.01 to $0.75 per share (see Note 13(b)) and expiring from three months following the date of their Registration until February 16, 2010.

The Company valued the warrants at $486,586 and recognized this amount to additional paid in capital of Warrants Series IB1, IB2, IB3, IB4, and IB5 and as deferred financing costs for the Series A Notes and issue expenses for the Warrants Series E and F.

To secure payment of the principal amount of the Series A Notes and the interest thereon, the Company hypothecated, in favour of the note holders, the universality of all of the immovable and movable assets, corporeal and incorporeal, present and future of the Company.

The purchase agreement of the Series A Notes contain certain covenants (a) related to the conduct of the business of the Company and its subsidiaries; (b) related to creation or assumption of lien other than liens created pursuant to the Security Documents and Permitted Liens, as defined in the purchase agreement; and (c) for so long as at least $2,500,000 principal amount of these Notes remain outstanding, the Company shall not, without the consent of holders representing at least 50% of the then outstanding principal amount, create, incur, guarantee, issue, assume or in any manner become liable in respect of any indebtedness, other than permitted indebtedness or issue other securities that rank senior to the Series A Notes provided however that the Company may have outstanding bank debt.

      b)    Secured Convertible Debentures

On February 14, 2005, the Company issued debentures of an aggregate principal amount of $1,380,543 related to the acquisition of the CLI Group.

These debentures bear interest at 9% per annum from February 14, 2005. Principal on these Notes shall be paid on February 14, 2010. Interest on these debentures shall be payable on the first day beginning of quarter, commencing on May 1, 2005.

The holders of these Debentures have the right, at their option at any time, to convert in part or all of the Debentures into a total number of 1,700,000 common stock of the Company valued initially at $0.82 per share. As at September 30, 2005, no amounts have been converted to the Company's common stock.

To secure payment of the principal amount of the debentures and the interest thereon, the Company hypothecated, in favour of the debenture holders, the universality of all of the movable assets, corporeal and incorporeal, present and future of its wholly-owned subsidiary 3828249 Canada Inc.

The purchase agreement of these debentures contain certain covenants related to the conduct of the business of the Company and its subsidiaries.

      c)    Unsecured Convertible Debentures

With the acquisition of Avensys, the Company assumed 15% unsecured convertible debentures having a nominal value of $918,068 (CDN $1,125,000) and maturing on September 1, 2007. When the debentures were originally issued, Avensys recorded an equity component of $378,445 (CDN $463,747) and a liability component of $539,623 (CDN $661,253), for a total of $918,068 (CDN $1,125,000). In April
2005, the Company issued 680,000 shares in settlement of $520,238 (CDN $637,500) of the debentures outstanding. The remainder of the debentures, $397,829 (CDN $487,500) was replaced by a new 15% unsecured debenture. The new debenture is convertible into shares of the Company using the following formula: principal and interest divided by a 17.5% discount on the 10 day weighted average price of the Company's shares. At year-end the discount related to the conversion feature is $61,677.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

11.   Convertible Debentures (continued)

      d)    Unsecured Convertible Debentures

With the acquisition of Avensys, the Company also assumed 12% unsecured convertible debentures having a nominal value of $652,848 (CDN $800,000) and maturing on September 1, 2007. When the debentures were originally issued, Avensys recorded an equity component of $305,857 (CDN $374,797) and a liability component of $346,991 (CDN $425,203), for a total of $652,848 (CDN $800,000). In
April 2005, the Company issued 426,667 shares in settlement of $326,424 (CDN $400,000), of the debentures outstanding. The remainder of the debentures, $326,424 (CDN $400,000) was modified to be convertible into 330,251 shares of the Company. At year-end the discount related to the conversion feature is $26,422.

      e) In order to take account for the Company's default on its principal and interest payment that was due on June 23, 2005, the Company offered its investors the option to receive payment of the principal payment in freely tradable shares. The shares issued in lieu of cash were valued at 85% of the market price (5 day volume weighted average price). In addition, since a notice was sent under 10 business days indicating the Company's intent to pay in shares, the Company increased the amount of the principal to be reimbursed by ten percent.

      f) In July 2005 the Company issued shares of common stock for a consideration per share less than the conversion price in effect, which constitutes a "Trigger Issuance" under the Senior Secured Convertible Note of February 16, 2005. Consequently, some investors pursuant to the Senior Secured Convertible Note exercised their right to convert part of the Note into common shares. A total of $815,985 of the Senior Secured Convertible Note was converted into the Company's common shares. The balance remaining on the Note Agreement totals $2,971,647.

12.   Common Stock

      a) During the three months ended September 30, 2005, the Company issued 385,000 common shares for total proceeds of $3.85 from the exercise of stock options.

      b) During the three months ended September 30, 2005, the Company issued 4,462,820 common shares in connection to the Series A Notes. Of that amount, 308,230 common shares were issued for the interest payment in the amount of $143,863, 1,823,206 common shares were issued for the amortization payments in the amount of $724,999, and 2,331,384 common shares were issued following the conversion of $815,985 of the Series A Notes.

      c) During the three months ended September 30, 2005, the Company issued 7,360,436 common shares for total proceeds of $2,576,117 from the exercise of warrants, before offering costs of $266,882.

      d) In September 2005, the Company issued 87,760 common shares at an exercise price of $0.00001 for total proceeds of $0.88 following the exercise of 87,760 Series IB1 warrants.

      e) During the three months ended September 30, 2005, 257,000 stock options were exercised after issuance to settle outstanding payables in the amount of $105,501.

      f) The Company issued 15,000 common shares valued at $5,400 for services.

13.   Stock Options and Warrants

      a)    Stock Options

            i) During the three month period ended September 30, 2005, the Company granted 777,000 stock options to consultants pursuant to a non-qualified stock option plan at an exercise price of $0.00001 per share. Stock options granted to consultants vest immediately.

            ii) The Company granted 600,000 stock options to its former Chief Executive Officer pursuant to a non-qualified stock option plan at an exercise price of $0.00001 per share. Stock options granted vest immediately.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

13.   Stock Options and Warrants (continued)

            iii) The Company granted 500,000 stock options to the Company's current Chief Executive Officer pursuant to a non-qualified stock option plan at an exercise price of $0.38 per share, Under the plan, 250,000 stock options vest immediately and 250,000 stock options vest upon completion of his term as interim Chief Executive Officer.

            iv) A total of 7,500 stock options were cancelled during this period.

            v) A total of 257,000 stock options were issued for settlement of debt of $105,501.

      b)    Warrants outstanding

Common share purchase warrants issued in July 2005 with the private placement of the Special Warrant Offer (Refer to Note 15 e) ii)) offering and outstanding at September 30, 2005 are as follows:

            i) 3,797,976 Series G Warrants exercisable at $0.35 each and expiring in February 2010.

            ii) 890,590 Series H Warrants exercisable at $0.35 each and expiring in February 2010.

            iii) 3,797,976 Series I Warrants exercisable at $0.50 each and expiring in February 2010.

            iv) 1,781,180 Series J warrants exercisable at $0.50 each and expiring in February 2010.

            v) 605,676 Series IB6 warrants exercisable at $0.35 each and expiring in February 2010.

            vi) 52,251 Series IB7 warrants exercisable at $0.001 each and expiring in February 2010.

As a result of the Offer in July 2005, the Company, pursuant to the Warrants in effect, adjusted the respective Warrants accordingly. Common share purchase warrants issued in February 2005 with the private placement of the Series A Notes (Refer to Note 15 e) ii)) and outstanding at September 30, 2005 are as follows:

            vii) 1,596,155 Series E warrants exercisable at $0.35 each (June 30, 2005: $0.75) and expiring in February 2010.

            viii) 913,462 Series F warrants exercisable at $0.35 each (June 30,
                  2005: $0.70) and expiring in February 2006.

            ix) 32,442 Series IB1 warrants exercisable at $0.00001 each and expiring in February 2010.

            x) 215,385 Series IB2 warrants exercisable at a price of $0.62 each (June 30, 2005: $0.65) and expiring in February 2010.

            xi) 323,076 Series IB3 warrants exercisable at a price of $0.71 each (June 30, 2005: $0.75) and expiring in February 2010.

            xii) 107,693 Series IB4 warrants exercisable at a price of $0.66 each (June 30, 2005: $0.70) and expiring in February 2006.
                  xiii) 20,000 Series IB5 warrants exercisable at a current price of $0.71 (June 30, 2005: $0.75) each and expiring three
                  (3) months following the effectiveness of a Registration Statement to be filed with the Securities and Exchange Commission and expiring in February 2006.

Common share purchase warrants issued with the private placements of common shares during the year ended June 30, 2004 are as follows:

            xiv) 1,046,294 Class A warrants exercisable at $0.35 each, with expiration dates ranging from October 2005 through February 2006.

            xv) 1,869,231 Series A warrants exercisable at $0.35 each and expiring in April 2006.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)


13.   Warrants outstanding (continued)

                                                             September 30,
                                                                 2005
Common shares reserved for issuance:                               $
   Stock options outstanding                                  5,070,000
   Reserved for future issuance                                 329,314
   Warrants outstanding                                      17,049,387
   Conversion of senior secured convertible notes            11,325,370
   Conversion of secured convertible debentures               4,341,760
-------------------------------------------------------------------------
Total common shares reserved for future issuance             38,115,831
=========================================================================

14.   Comprehensive Loss

The Company's accumulated other comprehensive loss consists of the accumulated net unrealized gains or losses on foreign currency translation adjustments. At September 30, 2005 the Company had an accumulated foreign currency translation loss of $376,504.

The component of comprehensive loss was as follows:


                                            For the three        For the three
                                            months ended          months ended
                                            September 30,         September 30,
                                                2005                 2004
                                                  $                    $
Net loss                                     (3,314,162)           (681,520)

Foreign currency translation adjustment         (12,089)           (139,851)
-------------------------------------------------------------------------------
Comprehensive loss                           (3,326,251)           (821,371)
===============================================================================

15.   Contingencies and Commitments

      a)    Vehicle lease commitments are as follows:


2006                      27,395
2007                      15,728
2008                       4,501
---------------------------------
                         $ 47,624

      b) The Company leases premises for its various offices located across Canada. Total rent expense for the three month period ended September 30, 2005 was $115,634 (2005 - $218,318). Minimum lease payments for the next five years are $317,754 in 2006, $187,547 in 2007, $112,332 in 2008, $109,165 in 2009, and $94,266 in 2010.

      c)    Litigation and Settlement Costs

            i) A lawsuit was filed on July 15, 2005, under Quebec law, in the District of Montreal, Province of Quebec, for a total of $86,125 (CND$100,000) with regards to alleged expenses incurred by the plaintiff for the purchase of anti-theft product known as the "Hawk 200". The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any damages will be charged to the earnings of the quarter and is not expected to have a material adverse impact on our financial condition.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

15.   Contingencies and Commitments (continued)

            ii) A lawsuit was filed on July 15, 2005, under Quebec law, in the District of Montreal, Province of Quebec, for a total of $506,000 (CND$620,000) with regards to alleged breach of employment contract and wrongful dismissal of Charles Finkelstein. This lawsuit was settled on September 2, 2005 for an amount of $81,600 (CND$100,000) and the transfer of 200,000 shares of the Company, currently held in escrow. The parties exchanged, under this agreement, a complete and final release regarding their business and employment relationship.

            iii) A lawsuit was filed on June 30, 2005 under Quebec law, in the District of Montreal, Province of Quebec pertaining to a claim in the amount of $93,790 (CDN $108,900) for alleged wrongful and unnecessary use of force in the exercise of the Company's employee security duties. The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any damages will be charged to the earnings of the quarter and is not expected to have a material adverse impact on our financial condition.

            iv) A motion was filed under Quebec law, in the district of Montreal, Province of Quebec, totalling $73,506 (CDN $85,348) for an unpaid contract of credit. The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any damages is not expected to have a material adverse impact on our financial condition.

            v) A lawsuit was filed under Quebec law, in the district of Laval, Province of Quebec, totalling $70,025 (CDN $81,306) for compensatory damages and $12,240 (CDN $15,000) in punitive and exemplary damages. The claim alleges that the Company submitted erroneous evidence that was based on racial profiling which led to the arrest of the plaintiff. The Company intends to contest the case vigorously and, in the event of an unfavourable outcome, the amount of any compensatory damages will be covered by the Company's insurance policy. The punitive and exemplary damages will be charged to the earnings of the quarter and is not expected to have a material adverse impact on our financial condition.

      d)    Other Contingencies

            i) CSA has a current outstanding balance for source deductions on payroll expenses of $74,532 (CDN $86,539), an amount of $41,990 (CDN $48,754) owed to ADP as well as $323,512 (CDN
                  $375,629) for GST and PST payments and $74,000 (CDN $85,921) for unpaid penalties and interest. The Company has no knowledge of any other pending fines or penalties that may be related hereto.

            ii) In July 2005 the Company made a Special Warrant Offer (the "Offer") to all Class A Series A, Series E, and Series F warrant holders. A total of $2,576,168 was raised under this Offer. Under the terms of the Offer, each holder participating in the Offer, by exercising any Series E Warrants at $0.35 per share, received new Series G Incentive Warrants (the "Series G Incentive Warrants") and new Series I Incentive Warrants (the "Series I Incentive Warrants"), each in an amount equal to one hundred percent (100%) of the number of shares of the Company's common stock issued upon exercise of the Series E Warrants pursuant to the Offer. A total of 3,797,976 Series E Warrants were exercised which prompted the issuance of 3,797,976 Series G Incentive Warrants and 3,797,976 Series I Incentive Warrants.

Holders who participated in the Offer by the exercise of any Class A Warrants, Series A Warrants or Series F Warrants received new Series H Incentive Warrants (the "Series H Incentive Warrants") and new Series J incentive warrants (the "Series J Incentive Warrants"), each in an amount equal to twenty-five percent (25%) and fifty percent (50%), respectively, of the number of shares of the Company's common stock issued upon exercise of the Class A Warrants, the Series A Warrants or the Series F Warrants pursuant to the Offer. A total of 3,562,359 Class A Warrants, Series A Warrants and Series F Warrants were exercised which prompted the issuance of 890,590 Series H Warrants and 1,781,180 Series J Warrants.

As a result of the Offer, the Company, pursuant to the Warrants in effect, adjusted the respective Warrants accordingly.

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements September 30, 2005
(Expressed in U.S. Dollars)
(Unaudited)

15.   Contingencies and Commitments (continued)

            iii) On August 24, 2005, following a Special Warrant Offer, ("the Offer") the Company received notice from the United States Securities and Exchange Commission ("SEC") inquiring about details regarding the Offer. The Company has replied accordingly and is waiting for a response from the SEC.

16.   Segment Disclosures

The Company adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information", during the previous year. Reporting segments are based upon the Company's internal organization structure, the manner in which the Company's operations are managed, the criteria used by the Company's chief operating decision-maker to evaluate segment performance, the availability of separate financial information, and overall materiality considerations.

The Security and Monitoring Devices reporting segment is comprised of the operations of North America and Avensys. The Security and Investigative Services reporting segment is comprised of the operations of CSA and CLI.

Direct contribution consists of revenues less direct costs. Direct costs include specific costs of net revenues, sales and marketing expenses, and general and administrative expenses over which segment managers have direct discretionary control, such as marketing and sales programs, customer support expenses, bank charges and bad debt write-offs. Expenses over which segment managers do not currently have discretionary control, such as site operations costs, product development expenses, and general and administrative costs, are monitored by corporate management and are not evaluated in the measurement of segment performance.

                               September 30, 2005:


                                                          Security and   Security and
                                                         Investigative    Monitoring
                                                           Services         Devices      Consolidated
                                                               $               $               $
Net revenues from external customers                       1,758,012       1,967,625       3,725,637
----------------------------------------------------------------------------------------------------

Cost of net revenues                                       1,320,888       1,268,843       2,589,731
Marketing and sales expense                                   92,403         531,510         623,913
Administrative expense                                       451,575       1,081,948       1,533,523
----------------------------------------------------------------------------------------------------

Direct costs                                               1,864,866       2,882,301       4,767,167
----------------------------------------------------------------------------------------------------

Direct contribution                                         (106,854)       (914,676)     (1,021,530)
Operating expenses and indirect costs of net revenues           --              --          (684,050)
----------------------------------------------------------------------------------------------------

Loss from operations                                            --              --        (1,705,580)
Debenture interest, accretion and conversion                    --              --        (1,540,287)
Interest and penalties expense                                  --              --          (235,267)
----------------------------------------------------------------------------------------------------

Net loss before non-controlling interest                        --              --        (3,481,134)
Non-controlling interest
                                                                --              --              (284)
----------------------------------------------------------------------------------------------------

Net loss before income tax benefit                              --              --        (3,481,418)

Income tax benefit                                              --              --           167,256
----------------------------------------------------------------------------------------------------
Net Loss                                                        --              --        (3,314,162)
====================================================================================================

MANARIS CORPORATION
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements


                               September 30, 2005
                          (Expressed in U.S. Dollars)
(Unaudited)

16. Segment Disclosures (continued)

     September 30, 2004:

                                     Security and  Security and
                                     Investigative  Monitoring
                                       Services      Devices   Consolidated
                                           $           $            $

Net revenues from external customers     447,993     152,037     640,030
-------------------------------------------------------------------------
Cost of net revenues                     376,737      79,863     456,600
-------------------------------------------------------------------------
Direct contribution                      111,256      72,174     183,430
-------------------------------------------------------------------------
Operating expenses                          --          --       858,540
-------------------------------------------------------------------------
Other income and expenses                   --          --         5,153
-------------------------------------------------------------------------
Net Loss                                    --          --       681,520
=========================================================================

The Company's long-lived assets are allocated as follows:

                                               September 30,    June 30,
                                                   2005          2005
                                               (unaudited) (audited) $ $
Security and Investigative Services              192,713        202,943
Security and Monitoring Devices                  541,745        528,132
--------------------------------------------------------------------------
Total long-lived assets                          734,458        731,075
==========================================================================


All the Company's long-lived assets are located in Canada.

The Company has three geographic business areas: North America, Europe & Asia. Total revenues in Canada were $2,650,700 during the three month period ended September 30, 2005. Revenue from one customer of the Company's Security and Monitoring Devices segment represented approximately $567,341 of consolidated revenues, of which the entire amount is outstanding and fully collectible as at September 30, 2005.

Geographic Information

                           For the three For the three
                            months ended months ended

                                            September 30,   September 30,
                                                2005            2004
Revenues                                          $              $

North America                                 2,857,829       640,030
Europe                                          221,113          --
Asia                                            646,695          --
---------------------------------------------------------------------------
Total                                         3,725,637       640,030
===========================================================================

17.   Subsequent Events

On September 22, 2005, the Company ceased operations of CSA. As a result, CSA entered into an agreement with Securite Kolossal Inc. to sell its customer list to Securite Kolossal Inc. for CDN $100,000. Proceeds of CDN $50,000 were received and recorded prior to September 30, 2005. The remaining balance of CDN $50,000 is to be received in November 2005 and has been recorded as other receivables. On November 2, 2005, CSA filed for bankruptcy protection with the Superior Court of Quebec, district of Montreal. Pursuant to the Bankruptcy and Insolvency Act, CSA filed a notice of intention to make a proposal, by which the Company intends to settle its payables. A notice has been sent to all known creditors of CSA informing them that it has filed with the court a notice to make proposal.

                               Manaris Corporation

                    (Formerly C-Chip Technologies Corporation
                     (Formerly A Development Stage Company)
                        Consolidated Financial Statements
                             June 30, 2005 and 2004

                                                                           Index

Report of Independent Registered Public Accounting Firm......................F-1

Consolidated Balance Sheets..................................................F-2

Consolidated Statements of Operations........................................F-3

Consolidated Statements of Cash Flows........................................F-4

Consolidated Statement of Stockholders' Equity ..............................F-6

Notes to the Consolidated Financial Statements...............................F-7

                          [MANNING ELLIOTT LETTERHEAD]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Manaris Corporation (formerly C-Chip Technologies Corporation)

We have audited the accompanying consolidated balance sheets of Manaris Corporation (formerly C-Chip Technologies Corporation) as of June 30, 2005 and 2004 and the related consolidated statements of operations, cash flows and stockholders' equity for each of the two years in the period ended June 30, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Manaris Corporation (formerly C-Chip Technologies Corporation), as of June 30, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses since inception. The Company's working capital and cash flows generated from product and service revenues may not be sufficient to fund operations for the next twelve months. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


/s/ "Manning Elliott"

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 29, 2005

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(expressed in U.S. dollars)


                                                     June 30,       June 30,
                                                        2005          2004
                                                         $             $
                                                    -----------    ----------
                                     ASSETS
Current Assets
  Cash                                                  287,147     1,561,020
  Accounts receivable, net of allowance for
    doubtful accounts of $141,093 and $5,805,
    respectively                                      2,858,275       237,384
  Other receivables (Note 7)                            899,248            --
  Inventories (Note 7)                                1,097,776       155,680
  Note receivable from a related party (Note 9(b))           --       417,899
  Prepaid expenses                                      143,717        45,554
  Restricted marketable securities                       81,606            --
                                                    -----------    ----------
Total Current Assets                                  5,367,769     2,417,537

Property and Equipment (Note 8)                         731,075        82,274
Intangible Assets (Note 6)                            3,852,772       447,125
Goodwill (Notes 3 and 6)                              9,727,454       107,000
Deferred Financing Costs                                436,685            --
                                                    -----------    ----------
Total Assets                                         20,115,755     3,053,936
                                                    ===========    ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
  Accounts payable                                    1,507,959       165,362
  Accrued liabilities (Note 7)                        2,021,127       232,705
  Loans payable (Note 10)                             1,598,273       221,490
  Current portion of long-term debt                     199,878            --
  Current portion of convertible debentures             893,436            --
  Due to related parties (Note 9(a))                    476,646       230,726
                                                    -----------    ----------
Total Current Liabilities                             6,697,319       850,283

Long-term Debt, less Current Portion (Note 11)          483,240            --
Convertible Debentures (Note 12)                      1,687,304            --
                                                    -----------    ----------
Total Liabilities                                     8,867,863       850,283
                                                    -----------    ----------
Non-controlling Interest                                 18,033            --
                                                    -----------    ----------

Commitments and Contingencies (Notes 1 and 16)

Stockholders' Equity

Common Stock, 100,000,000 shares authorized with
  a par value of $0.00001; 54,782,802 and
  39,595,803 issued and outstanding, respectively           548           396
Additional Paid-in Capital                           24,142,078     8,536,780
Deferred Compensation                                        --       (25,974)
Accumulated Other Comprehensive Income (Loss)          (364,415)        9,860
Deficit                                             (12,548,352)   (6,317,409)
                                                    -----------    ----------
Total Stockholders' Equity                           11,229,859     2,203,653
                                                    -----------    ----------
Total Liabilities and Stockholders' Equity           20,115,755     3,053,936
                                                    ===========    ==========


(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(expressed in U.S. dollars)


                                                           For the Years Ended
                                                                 June 30,
                                                       --------------------------
                                                           2005           2004
                                                            $              $
                                                       -----------    -----------
Revenue
  Product                                                3,580,619        210,222
  Service                                                3,440,609        830,676
                                                       -----------    -----------
Total Revenue                                            7,021,228      1,040,898
                                                       -----------    -----------

Cost of Revenue
  Product                                                2,255,020        102,487
  Service                                                2,411,480        559,352
                                                       -----------    -----------
Total Cost of Revenue                                    4,666,500        661,839
                                                       -----------    -----------
Gross Margin                                             2,354,728        379,059
                                                       -----------    -----------
Operating Expenses
  Depreciation and amortization                            461,819        177,456
  Selling, general and administrative                    4,538,256      1,858,367
  Acquired in-process research and development             386,749             --
  Impairment of goodwill and other intangible assets       180,974        278,852
  Impairment of long-lived assets                           15,487             --
  Research and development                                 731,865        351,584
  Stock based compensation(1)                            1,216,542        856,384
  Settlement costs                                         192,549             --
                                                       -----------    -----------
Total Operating Expenses                                 7,724,241      3,522,643
                                                       -----------    -----------
Loss from Operations                                    (5,369,513)    (3,143,584)

Other Expenses
  Interest expense                                         288,735         11,901
  Debenture accretion                                      609,225         16,625
  Discount on conversion of debt                                --      1,418,451
                                                       -----------    -----------
Net Loss Before Income Tax Benefit                      (6,267,473)    (4,590,561)

Income Tax Benefit                                          37,787             --
                                                       -----------    -----------

Net Loss Before Non-controlling Interest                (6,229,686)    (4,590,561)

Non-controlling Interest                                     1,257             --
                                                       ===========    ===========
Net Loss                                                (6,230,943)    (4,590,561)
                                                       ===========    ===========
Comprehensive Loss (Note 15)                            (6,605,218)    (4,580,701)
                                                       ===========    ===========
Net Loss Per Share - Basic and Diluted                       (0.15)         (0.14)
                                                       ===========    ===========
Weighted Average Shares Outstanding                     41,022,000     33,450,000
                                                       ===========    ===========

(1) Stock based compensation is excluded from the following:

    Selling, general and administration                  1,216,542        856,384
                                                       ===========    ===========


(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(expressed in U.S. dollars)


                                                                            For the Years Ended
                                                                                 June 30,
                                                                         ------------------------
                                                                            2005          2004
                                                                             $             $
                                                                         ----------    ----------
Operating Activities
  Net loss                                                               (6,230,943)   (4,590,561)

Adjustments to reconcile net loss to cash used in operating activities
  Contingent consideration paid in shares                                   148,000       303,000
  Stock based compensation                                                1,068,542       553,384
  Expenses settled with issuance of common shares                            79,200       261,534
  Discount on conversion of debt                                                 --     1,418,451
  Depreciation and amortization                                             461,819       177,456
  Amortization deferred financing costs                                      56,525            --
  In-process research and development                                       386,749            --
  Non-controlling interest                                                    1,257            --
  Accretion of debenture                                                    609,225        16,625
  Impairment of goodwill and other intangible assets                        180,974       278,852
  Impairment of long-lived assets                                            15,487            --
  Impairment of promissory note                                             383,536            --

Changes in operating assets and liabilities
  (Increase) in accounts receivable                                        (852,061)      (82,816)
  Decrease (increase) in inventory                                           28,811      (142,340)
  Decrease in other receivable                                              114,607            --
  Decrease (increase) in prepaid and other assets                            81,686       (33,108)
  Increase in due to related parties                                        245,920            --
  Increase in accounts payable and accrued liabilities                      558,958        25,734
                                                                         ----------    ----------
Net Cash Used In Operating Activities                                    (2,661,708)   (1,813,789)
                                                                         ----------    ----------

Investing Activities
  Acquisition of companies, net of cash acquired                         (2,741,657)           --
  Purchase of property and equipment                                        (36,689)      (28,429)
  Payment received on note receivable                                            --        55,372
  Acquisition of customer list                                              (26,644)           --
                                                                         ----------    ----------
Net Cash Provided by (Used) in Investing Activities                      (2,804,990)       26,943
                                                                         ----------    ----------

Financing Activities
  Repayments on bank credit line                                           (318,555)      (62,250)
  Repayment of debt                                                         (84,267)           --
  Related party advances                                                         --        (2,840)
  Deferred financing costs related to senior convertible debenture         (413,681)           --
  Proceeds from loans                                                       445,561            --
  Proceeds from senior convertible debenture                              4,675,000            --
  Proceeds from issuance of common shares, net                                   --     3,054,973
  Proceeds from exercise of stock options and warrants                      205,014       339,618
                                                                         ----------    ----------
Net Cash Provided By Financing Activities                                 4,509,072     3,329,501
                                                                         ----------    ----------
Effect of Exchange Rate Changes on Cash                                    (316,247)        9,860
                                                                         ----------    ----------
Increase (Decrease) in Cash                                              (1,273,873)    1,552,515

Cash - Beginning of Year                                                  1,561,020         8,505
                                                                         ----------    ----------
Cash - End of Year                                                          287,147     1,561,020
                                                                         ==========    ==========


(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

Manaris Corporation
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Consolidated Statements of Cash Flows (continued)
(expressed in U.S. dollars)

                                                         For the Years Ended
                                                                June 30,
                                                         -------------------
                                                            2005       2004
                                                             $          $
                                                         ---------   -------
Non-Cash Financing and Investing Activities
  Issuance of common shares for services                    79,200   261,534
  Issuance of common shares for finder's fees and
    acquisition related consulting fees                    678,463        --
  Issuance of common shares for Avensys business
    acquisition                                          7,633,588        --
  Issuance of convertible debt for CLI business
    acquisition                                          1,380,543        --
  Issuance of common shares for technology acquisition     125,000        --
  Issuance of common shares for acquisition of
    Canadian Security Agency (2004) Inc.                        --   468,000
  Issuance of common shares for settlement of
    promissory note                                             --   500,000
  Issuance of common shares for convertible debenture 830,000 966,722 Issuance of common shares to settle outstanding
    payables                                               127,327        --
                                                         =========   =======
Supplemental Disclosures
  Interest paid                                             48,597    11,901
  Income taxes paid                                         27,441        --
                                                         =========   =======


(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
(Expressed in U.S. Dollars)

                                                                                       Accumulated
                                       Common Shares      Additional                      Other                           Total
                                    -------------------     Paid-In      Deferred     Comprehensive                   Stockholders'
                                       # of      Amount     Capital    Compensation       Income         Deficit          Equity
                                      Shares        $          $             $              $               $               $
                                    ----------   ------   ----------   ------------   -------------    -----------    -------------
Balance, June 30, 2003              25,293,960      253      645,268             --              --     (1,726,848)      (1,081,327)
Common stock issued for services       788,206        8      261,526             --              --             --          261,534
Common stock issued for cash         5,503,008       55    3,054,917             --              --             --        3,054,972
Common stock issued for
  promissory note                      909,091        9      499,991             --              --             --          500,000
Common stock issued for debenture    3,910,120       39      966,683             --              --             --          966,722
Discount on debenture                       --       --    1,418,451             --              --             --        1,418,451
Common stock issued for purchase
  of business                        1,600,000       16      467,984             --              --             --          468,000
Issuance of common shares from
  exercise of stock option           1,591,418       16      339,602             --              --             --          339,618
Stock based compensation                    --       --      882,358        (25,974)             --             --          856,384
Translation adjustment                      --       --           --             --           9,860             --            9,860
Net loss for the year                       --       --           --             --              --     (4,590,561)      (4,590,561)
                                    ----------   ------   ----------   ------------   -------------    -----------    -------------
Balance, June 30, 2004              39,595,803      396    8,536,780        (25,974)          9,860     (6,317,409)       2,203,653
Common stock issued for services     1,002,145       10      757,653             --              --             --          757,663
Common stock issued for purchase
  of business                       10,400,002      104    7,633,484             --              --             --        7,633,588
Common stock issued for purchase
  of intangible asset                  164,474        1      124,999             --              --             --          125,000
Issuance of common shares from
  exercise of stock options          2,120,501       22      204,990             --              --             --          205,012
Stock based compensation                    --       --    1,190,568             --              --             --        1,190,568
Amortization of deferred
  compensation                              --       --           --         25,974              --             --           25,974
Common stock issued to settle
  outstanding payables                 176,767        2      127,325             --              --             --          127,327
Discount on debenture                       --       --    2,470,674             --              --             --        2,470,674
Debenture conversion                 1,106,667       11      829,989             --              --             --          830,000
Warrants issued                             --       --    2,265,616             --              --             --        2,265,616
Common stock issued pursuant to
  warrants exercised                   216,443        2           --             --              --             --                2
Translation adjustment                      --       --           --             --        (374,275)            --         (374,275)
Net loss for the year                       --       --           --             --              --     (6,230,943)      (6,230,943)
                                    ----------   ------   ----------   ------------   -------------    -----------    -------------
Balance, June 30, 2005              54,782,802      548   24,142,078             --        (364,415)   (12,548,352)      11,229,859
                                    ==========   ======   ==========   ============   =============    ===========    =============


(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

1.    Nature of Operations and Continuance of Business

Manaris Corporation (the "Company") was incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited.

On January 7, 2003 the Company acquired assets and intellectual property. It then changed its business focus to the development of security technology and changed its name to C-Chip Technologies Corporation. In July 2005, the Company changed its name to Manaris Corporation.

On February 17, 2004, the Company acquired Canadian Security Agency (2004) Inc., ("CSA") a company providing guard and security services. (Refer to Note 3(c)).

The Company was previously a development stage company as defined by Statement of Financial Accounting Standard No. 7, "Development Stage Companies". The Company has achieved significant revenue from acquired companies as described below. The companies acquired during the year ended June 30, 2005 have significant operations which involve security services and products. The Company is no longer considered a development stage company.

On February 28, 2005, the Company acquired, through its wholly owned subsidiary corporation, 6327915 Canada, Inc., 100% of the outstanding shares of 9151-3929 Quebec Inc., ("Quebec") and 3826961 Canada Inc. ("Canada"). Quebec and Canada collectively own 100% of 3428249 Canada Inc. 3428249 Canada Inc. owns 100% of Chartrand Laframboise Inc., a company specializing in the security field, and 100% of 9126-7641 Quebec Inc., a company specializing in the credit management and verification. On June 30, 2005, 3428249 Canada Inc. and 6327915 Canada Inc. completed a merger transaction. The merged company continues to be 6327915 Canada Inc. Following the merger 3826961 Canada Inc. and 9151-3929 Quebec Inc. were each dissolved on June 9, 2005 and September 26, 2005, respectively. Collectively, Quebec, Canada, 3428249 Canada Inc., Chartrand Laframboise Inc., and 9126-7641 Quebec t 0 0 Inc. are hereinafter collectively referred to as "CLI". (Refer to Note 3(a)).

On February 28, 2005 the Company also acquired Avensys Inc. ("Avensys"), a company incorporated under Part IA of the Companies Act (Quebec) in Canada. Avensys is a leader in risk management monitoring solutions for commercial and industrial buildings, infrastructures and various environments. (Refer to Note 3(b)).

The Company's assets and operations at June 30, 2005 are located largely in Quebec and in Ontario, Canada. In April 2005 the Company transferred the production, marketing and sales of its C-Chip product technology to it's wholly-owned subsidiary, C-Chip Technologies Corporation (North America).

The Company's shares trade on the NASD OTC Bulletin Board under the symbol MANS.

The Company has experienced significant operating losses since inception and has a working capital deficiency of $1,329,550. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has funded itself through issuance of shares or by loans from shareholders and/or directors. During the next twelve months the Company plans to fund its operations through cash on hand, the sale of security services and the sale of products. If profitable operations are not achieved, additional financing will be required to pursue the Company's business plan.

2.    Summary of Significant Accounting Policies

                                   FISCAL YEAR

The Company's fiscal year-end is June 30.

                               BASIS OF ACCOUNTING

These consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

2.    Summary of Significant Accounting Policies (continued)

                           PRINCIPLES OF CONSOLIDATION

These consolidated financial statements include the accounts of the Company and its subsidiaries. Consolidated companies include: a) 100% of Avensys and its subsidiary, Fizians Inc. of which Avensys owns 70% of its outstanding shares and the accounts of Avensys Labs Inc., a company in which Avensys holds variable interests and is the primary beneficiary. b) 100% of 6327915 Canada, Inc., 9151-3929 Quebec Inc., 3826961 Canada Inc., 3428249 Canada Inc., Chartrand Laframboise Inc. and 9126-7641 Quebec Inc., (collectively the "CLI Group") c) 100% of Canadian Security Agency (2004) Inc. d) 100% of C-Chip Technologies Corporation (North America). Operating results for the CLI Group and Avensys are included from the date of acquisition of February 28, 2005. All inter-company accounts and transactions have been eliminated.

                            CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

                                   ADVERTISING

The Company charges to operations the cost of advertising as incurred which was $94,296 for the year ended June 30, 2005 (2004 - $58,900).

                                LONG-LIVED ASSETS

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

                     FOREIGN CURRENCY TRANSACTIONS/BALANCES

The Company's functional currency is the Canadian dollar. Occasional transactions occur in U.S. dollars, and management has adopted SFAS No. 52, "Foreign Currency Translation". Financial statements denominated in foreign currencies are translated into US dollars at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity as accumulated other comprehensive income or loss. Currency transaction gains and losses are included in the Company's results of operations.

                                USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

2.    Summary of Significant Accounting Policies (continued)

                        RECENT ACCOUNTING PRONOUNCEMENTS

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The Company is evaluating the impact of adopting this standard on the Company's results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

2.    Summary of Significant Accounting Policies (continued)

                    FINANCIAL INSTRUMENTS AND CONCENTRATIONS

Financial instruments include cash, accounts receivable, note receivable, accounts payable, accrued liabilities, short and long-term debt and related party payables. The fair values approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

The Company sells the majority of its products and services in Canada. The Company performs periodic credit evaluations of its ongoing customers and generally does not require collateral. Reserves are maintained for potential credit losses, which have not been historically significant. The Company invests its excess cash in deposits with major financial institutions.

                               NET LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128, "Earning per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted net loss per share (EPS) on the face of the income statement. Basic net loss per share is computed by dividing the net loss for the year by the weighted average number of shares of common stock outstanding during the year. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of shares of common stock and potential common stock outstanding during the period, if dilutive.

                            STOCK-BASED COMPENSATION

The Company has elected to apply the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company's employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on the straight-line basis over the vesting period of the individual options. Stock options granted to non-employees are accounted for under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123), which establishes a fair value based method of accounting for stock-based awards, and recognizes compensation expense based on the fair value of the stock award or fair value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income
(loss) that would have resulted from the use of the fair value based method under SFAS 123.

The Company also complies with the provisions of FASB Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ("EITF 96-18") with respect to stock option grants to non-employees who are consultants to the Company. EITF 96-18 requires variable plan accounting with respect to such non-employee stock options, whereby compensation associated with such options is measured on the date such options vest, and incorporates the then-current fair market value of the Company's common stock into the option valuation model.

During the year ended June 30, 2005, the Company granted 3,857,668 stock options, pursuant to a non-qualified stock option plan at exercise prices ranging from $0.00001 to $0.933 per share. Stock options granted to non-employees totaled 1,492,668 of which 1,322,268 have vested. Stock options granted to employees vest over a period of one year.

During the years ended June 30, 2005 and June 30, 2004 the Company recognized stock-based compensation for non-employees in the amount of $1,068,542 and $553,384 respectively. The Company also recognized stock based compensation of $148,000 ($303,000 in 2004) related to contingent consideration for the acquisition of Canadian Security Agency (2004) Inc. (Refer to Note 3(c)).

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

2.    Summary of Significant Accounting Policies (continued)

                      STOCK-BASED COMPENSATION (CONTINUED)

The fair value of the options granted during the period was measured at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:



                                               Year Ended
                                                June 30,
                                            ----------------
                                              2005     2004
                                            -------   ------
Risk - free interest rate                      1.58%    2.25%
Expected volatility                           43.84%     185%
Expected life of stock options (in years)      1.29      1.0
Assumed dividends                              None     None

The following table illustrates the effect on net loss per share as if the fair value method had been applied to all grants of stock options:

                                                          Year ended June 30,
                                                       ------------------------
                                                          2005          2004
                                                           $             $
                                                       ----------    ----------

Net loss - as reported                                 (6,230,943)   (4,590,561)
Add: Stock-based compensation expense
  included in net loss - as reported                    1,216,542       856,384
Deduct: Stock-based compensation expense
  determined under fair value method                   (2,309,416)   (1,520,398)
                                                       ----------    ----------
Net loss - pro forma                                   (7,323,817)   (5,254,575)
                                                       ==========    ==========
Net loss per share (basic and diluted) - as reported        (0.15)        (0.14)
                                                       ==========    ==========
Net loss per share (basic and diluted) - pro forma          (0.18)        (0.16)
                                                       ==========    ==========


                               REVENUE RECOGNITION

The Company's C-Chip technology has generated limited commercial sales of products. The Company developed prototypes for testing by potential customers, which were billed for a portion of the costs incurred. Commercial product sales are recorded when shipped as part of a sales agreement, usually by customer purchase order. Certain product sales contain a small charge for after sales service for up to one year; such amounts are deferred and recognized as revenue when earned. Products carry a one-year replacement warranty and the level of actual warranty expense has not been material.

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured.

Sales of security services commenced on the acquisition of Canadian Security Agency (2004) Inc. on February 17, 2004. Clients are provided security services with revenue recognized as services are performed.

The CLI Group recognizes revenue for service contracts as the services are performed using a proportional performance model. Revenues from investigation contracts are reported on the percentage of completion method of accounting using measurements of progress toward completion appropriate for the work performed. Progress is generally based upon man-hours or costs incurred based upon the appropriate method for the type of job.

Avensys Inc. recognizes revenues when goods are shipped and the risks and rewards have transferred to customers. Revenues are recorded net of rebates, discounts and sales returns. Avensys and its 70% owned subsidiary, specialize in developing, manufacturing and installing control and monitoring remote security solutions.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

2.    Summary of Significant Accounting Policies (continued)

                      ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

The Company continually monitors timely payments and assesses any collection issues. The allowance for doubtful accounts is based on the Company's detailed assessment of the collectibility of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

                             PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Amortization is based on the following annual rates or period:

Computer equipment                  Straight-line and declining balance    30%-33 1/3%
Furniture and fixture               Straight-line and declining balance            20%
Leasehold improvements              Straight-line                         5 to 8 years
Surveillance equipment              Declining balance                              30%
Communication equipment             Declining balance                              20%
Laboratory equipment                Straight-line and declining balance            20%
Automotive equipment and software   Declining balance                              30%
Machinery and office equipment      Declining balance                              20%


                                    INVENTORY

Inventory consists of finished products available for sale to customers and components. Inventory is valued at the lower of cost and net realizable value. Cost is determined on a weighted average cost basis.

                                INTANGIBLE ASSETS

An acquired intangible asset that represents technology that has reached technological feasibility is capitalized at cost. Intangible assets with definite lives are reported at cost, less accumulated amortization. The Company does not have any identified intangible assets with an indefinite life. Acquired in-process research and development is charged to operations in the period of acquisition. The Company provides for amortization on a straight-line basis over the following periods:

Customer lists                     3-10 years
Licenses, patents and trademarks    4-6 years
Non-compete agreements                4 years

                                ACQUIRED GOODWILL

Goodwill represents the excess of the purchase price of acquired assets over the fair values of the identifiable assets acquired and liabilities assumed. Pursuant to SFAS No. 141, the Company does not amortize goodwill, but tests for impairment of goodwill on an annual basis and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. Circumstances that could trigger an impairment test include but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition and loss of key personnel. Goodwill is tested for impairment using present value techniques of estimated future cash flows; or using valuation techniques based on multiples of earnings. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss is charged to operations.

                            DEFERRED FINANCING COSTS

Costs relating to long-term debt are deferred and amortized over the term of the related debt facilities.

                RESEARCH AND DEVELOPMENT EXPENSES AND TAX CREDITS

Research and development expenses are expensed as they incurred. Research and development tax credits are accounted for as a reduction of the income tax provision during the year in which the costs are incurred, provided that the Company is reasonably certain that the credits will be received. The investment tax credits must be examined and approved by the tax authorities and it is possible that the amounts granted will differ from the amounts recorded.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

2.    Summary of Significant Accounting Policies (continued)

                            CONTINGENT CONSIDERATION

In connection with the Company's acquisition of Canadian Security Agency
(2004) Inc., if certain future internal performance goals are later satisfied, the aggregate consideration for the acquisition will be increased. Such additional consideration, if earned, will be paid in the form of additional shares of the Company's common stock now held in escrow. Any additional consideration paid will be allocated between goodwill, stock-based compensation expense and deferred compensation. The measurement, recognition and allocation of contingent consideration are accounted for using the following principles:

                           MEASUREMENT AND RECOGNITION

In accordance with SFAS No. 141, Business Combinations ("SFAS 141"), contingent consideration is recorded when a contingency is satisfied and additional consideration is issued or becomes issuable. The Company records the additional consideration issued or issuable in connection with the acquisition when a specified internal performance goal is met. For additional consideration paid in stock, the Company calculates the amount of additional consideration using the closing price of its common stock on the date the performance goal is satisfied.

                          AMOUNT ALLOCATED TO GOODWILL

In accordance with EITF No. 95-8, Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination ("EITF 95-8") and FIN 44, the portion of additional consideration issuable to holders of unrestricted common stock and fully vested options as of the acquisition date is recorded as additional purchase price, as the consideration is unrelated to continuing employment with the Company. Such portion is allocated to goodwill.

              AMOUNT ALLOCATED TO STOCK-BASED COMPENSATION EXPENSE

In accordance with EITF 95-8, the intrinsic value associated with additional consideration related to stock or options that vest between the acquisition date and the date at which the contingency is satisfied is recorded as an immediate charge to stock-based compensation expense because the consideration is related to continuing employment with the Company.

                    AMOUNT ALLOCATED TO DEFERRED COMPENSATION

Additional consideration related to options and restricted stock that remain unvested when the contingency is satisfied is recorded as deferred compensation expense under EITF 95-8 and FIN 44, as such consideration will only be earned to the extent that the holder of such options or restricted stock continues to be employed by the Company and meets the vesting requirements. The amount recorded as deferred compensation is based upon the intrinsic value of the restricted stock and unvested options at the date at which the contingency is satisfied. The Company amortizes such deferred compensation over the remaining vesting period of the underlying restricted stock and unvested options. In the event that a holder does not fully vest in the restricted stock or unvested options, the unamortized portion of deferred compensation is eliminated.

                                   INCOME TAX

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception and has incurred net operating losses. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

                           SHIPPING AND HANDLING COSTS

The Company's shipping and handling costs are included in cost of sales.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

2.    Summary of Significant Accounting Policies (continued)

                        RESTRICTED MARKETABLE SECURITIES

The Company defines marketable securities as income yielding securities that can be readily converted into cash. An irrevocable letter of credit for $81,606 (CDN$100,000) was issued to an individual who personally guaranteed a loan of the Company's Avensys subsidiary. A term deposit which matures in June 2006 and with an interest rate of 1.3% is designated as a guarantee for this same amount.

                         LITIGATION AND SETTLEMENT COSTS

From time to time, the Company is involved in disputes, litigation and other legal actions in the normal course of operations. In accordance with SFAS 5, the Company records a charge to operations equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met:
(i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

                                WARRANTY EXPENSE

The Company's products typically carry a one year warranty. The Company establishes reserves for estimated product warranty costs at the time revenue is recognized based upon its historical warranty experience, and additionally for any known product warranty issues. The Company has not incurred any significant warranty expense during the years ended June 30, 2005 and 2004.

                                RECLASSIFICATIONS

Certain reclassifications have been made to the prior year's financial statements to conform to the current period's presentation.

3.    Business Combinations

On February 28, 2005, the Company acquired two businesses. These acquisitions have been accounted for using the purchase method and the consolidated financial statements include the results of operations for these businesses from the date of acquisition. In accordance with SFAS No. 141 `'Business Combinations", the Company allocated the purchase price to the tangible and intangible assets acquired and liabilities assumed, including in-process research and development, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on an independent valuation analysis using estimates and assumptions provided by management, and other information compiled by management, including valuations that utilize established valuation techniques appropriate for the security industry. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill and purchased intangibles with indefinite lives are not amortized but will be reviewed at least annually for impairment. Purchased intangibles with finite lives will be amortized on a straight-line basis over their respective estimated useful lives.

a)    CLI

In February 2005, the Company acquired, through its wholly-owned subsidiary corporation, 6327915 Canada, Inc., all of the outstanding shares of 9151-3929 Quebec Inc. ("Quebec") and 3826961 Canada Inc. ("Canada"). Quebec and Canada collectively own 100% of 3428249 Canada Inc. 3428249 Canada Inc. owns 100% of Chartrand Laframboise Inc. a company specializing in the security field and 100% of 9126-7641 Quebec Inc., a company specializing in the credit management and verification. Quebec, Canada, 3428249 Canada Inc., Chartrand Laframboise Inc., and 9126-7641 Quebec Inc. (hereinafter collectively referred to as "CLI") were purchased for a total consideration of $3,859,611 including acquisition costs of $42,817. The acquisition costs were accounted for as a purchase price adjustment to goodwill.

The purchase price was $2,436,251 (CDN$3,000,000) in cash and a $1,380,543 (CDN$1,700,000) Secured Convertible Debenture with interest of 9% payable quarterly and maturing in five years. At the option of the holders, but not before the sixth month following the closing date, the debenture is convertible into 1,700,000 shares of the Company's common stock at price of $0.82 per share. The debenture is secured by the universality of all of the moveable property of the wholly-owned subsidiary, 3428249 Canada Inc.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

3.    Business Combinations (continued)

      a)    CLI (continued)

CLI's principal services include investigation, surveillance, undercover agents, background verification, business intelligence, security consulting and labor management conflict.

The purchase price was allocated to the following assets and liabilities:

                                               $
                                           ----------
Current assets                                578,224
Property and equipment                        192,340
Non-compete agreement                         574,133
Customer lists                                380,811
Current liabilities                          (341,280)
Bank indebtedness                             (43,809)
Long-term debt - current portion              (74,829)
Long-term debt                                 (5,411)
Other liabilities                             (19,757)
Excess purchase consideration (goodwill)    2,576,372
                                           ----------
                                            3,816,794
                                           ==========


The purchase price allocation was preliminary and subject to change if the Company obtains additional information concerning the fair values of certain tangible assets and liabilities of CLI. During the three months ended March 31, 2005, the Company adjusted the net tangible assets acquired and increased goodwill by approximately $235,000 due to purchase price adjustments.

                               NET TANGIBLE ASSETS

The acquisition cost has been allocated to the assets and liabilities according to their estimated fair value at the acquisition date.

                          AMORTIZABLE INTANGIBLE ASSETS

The customer lists consist of information about customers such as their name, contact information, order history and demographic information. The income approach using a discounted cash flow approach was used to estimate the fair value of the customer list, more specifically, the multi-period excess earnings method. This method is predicated on the theory that the value of an asset or investment is the present value of future cash flows discounted at a rate commensurate with the time value of money and the underlying risks of the subject investment. The Company is amortizing the fair value of the customer list on a straight-line basis over the remaining estimated useful life of ten years.

The non-compete agreements represent an agreement by the seller to refrain from competing with the Company. The agreement normally restricts the seller from competing in the same line of business for a certain period of time. The comparative business valuation method was used to estimate the fair value. This approach assumes that in the absence of such agreement, the sellers would be free to compete and take business away, thus reducing sales and profitability. The Company is amortizing the fair value of the non-compete agreements on a straight-line basis over the remaining estimated life of four years.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

3.    Business Combinations (continued)

      b)    Avensys Inc.

On February 28, 2005, the Company completed its acquisition of Avensys Inc. ("Avensys"). The acquisition resulted in the issuance of 10,400,002 restricted shares of the Company's common shares having a fair value of $0.75 per share and a total value of $7,800,000 (before discounting as discussed below) in exchange for 15,746,369 shares of Avensys which constituted all of the issued and outstanding common stock of Avensys. The Company also purchased and cancelled all of the outstanding Avensys stock options for a total of $312,652 (CDN$385,000). The beneficiaries of the options received $187,592 (CDN$231,000) on February 28, 2005 and will receive the balance of $124,970 (CDN$154,000) on or before December 31, 2005. The Company issued 427,432 restricted shares of common stock as a finder's fee to an unrelated party. The Company incurred direct costs associated with the acquisition of $45,000 (CDN$55,413). The total value of the cancelled stock options, finder's fee and direct costs were accounted for as purchase price adjustments to goodwill. The 10,400,002 restricted shares are to be released from escrow over the eighteen months after acquisition. As a result the value of restricted stock paid was discounted in the amount of $166,414.

Avensys offers leading edge fiber optics sensor technology to monitor a variety of environments, including air, water, soil as well as buildings and infrastructures. Avensys specializes in providing solutions to monitor different types of environments, solving environmental monitoring problems, from micro scale in-building sensing systems to macro scale wireless landslide and flood warning systems in different countries, covering air, water and soil as well as the security of materials and infrastructures, employing a wide range of technologies including Optical Fiber Sensing Technology.

The purchase price was allocated to the following assets and liabilities:

                                               $
                                           ----------
Current assets                              3,499,635
Property and equipment                        523,898
Customer list                                 701,621
Other assets                                  101,511
Current liabilities                        (2,358,108)
License agreements                          2,085,357
In-process research and development           386,749
Bank Indebtedness                          (1,202,483)
Long-term debt - current portion             (122,829)
Long-term debt                             (1,453,966)
Other liabilities                             (16,678)
Excess purchase consideration (goodwill)    5,488,879
                                           ----------
                                            7,633,586
                                           ==========

The purchase price allocation is preliminary and subject to change if the Company obtains additional information concerning the fair values of certain tangible assets and liabilities of Avensys.

                               NET TANGIBLE ASSETS

The acquisition cost has been allocated to the assets and liabilities according to their estimated fair value at the acquisition date.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

3.    Business Combinations (continued)

      b)    Avensys Inc. (continued)

                          AMORTIZABLE INTANGIBLE ASSETS

Customer list represents information about customers such as their name, contact information, order history and demographic information. The income approach using a discounted cash flow method was used to estimate the fair value of the customer list, more specifically, the multi-period excess earnings method. This method is predicated on the theory that the value of an asset or investment is the present value of future cash flows discounted at a rate commensurate with the time value of money and the underlying risks of the subject investment. The Company is amortizing the fair value of the customer list on a straight-line basis over the remaining estimated useful life of ten years.

License agreements represent a combination of processes, patents, and trade secrets that were used for existing and in-process technology. These intangible assets were valued using the income approach method. This method estimates fair value based on the earnings and cash flow capacity of an asset. The Company is amortizing the fair value of these assets over the remaining estimated useful life of six years on a straight-line basis.

                  ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT

Of the total purchase price, $386,749 has been allocated to in-process research and development ("IPR&D") and was charged to operations. Projects that qualify as IPR&D represent those that have not yet reached technological feasibility and which have no alternative future use. Technological feasibility is defined as being equivalent to a beta-phase working prototype in which there is no remaining risk relating to the development. At the time of acquisition, Avensys had multiple IPR&D efforts under way for certain current and future product lines. These efforts included physical sensors, interrogation units, chemical sensors and limnimeters. In applying the discounted cash flow method, the value of the acquired technology was estimated by discounting to present value the free cash flows expected to be generated by the products with which the technology is associated, over the remaining economic life of the technology. To distinguish between the cash flows attributable to the underlying technology and the cash flows attributable to other assets available for generating product revenues, adjustments were made to provide for a fair return to property and equipment, working capital, and other assets that provide value to the product lines.

      c)    Canadian Security Agency (2004) Inc.

On February 17, 2004 the Company acquired all the issued and outstanding shares of Canadian Security Agency (2004) Inc. ("CSA") in exchange for 1,600,000 restricted common shares of the Company. CSA is in the business of providing guard and security services in Montreal, Canada. Pursuant to the terms of the acquisition agreement, 600,000 shares were released on closing and 1,000,000 shares were held in escrow as contingent consideration related to revenue targets and repayment of a note receivable. The note receivable, originally in the amount of $473,271, is due from the seller on or before February 17, 2005. The released shares were recorded at their fair value of $468,000. The Company used the purchase method of accounting for the CSA acquisition as at February 17, 2004 based on management's best estimate of fair values.

The purchase price was allocated to the following assets and liabilities:

                               $
                            --------
Note receivable              473,271
Accounts receivable          149,328
Advances from the Company   (203,897)
Property and equipment         8,347
Bank indebtedness            (93,567)
Accounts payable             (74,488)
Accrued liabilities         (176,846)
Goodwill                     385,852
                            --------
                             468,000
                            ========

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

3.    Business Combinations (continued)

      c)    Canadian Security Agency (2004) Inc. (continued)

The Company performed an annual impairment assessment of the carrying value of the goodwill recorded in connection with the CSA acquisition in June 2004 as required under SFAS No. 142. In accordance with SFAS 142, the implied fair value of goodwill was determined in the same manner as that which is utilized to estimate the amount of goodwill recognized in a business combination.

The Company estimated the fair value of its CSA reporting unit primarily using the discounted cash flow method. The discounted cash flows for CSA were based on discrete five-year financial forecasts developed by management for planning purposes and consistent with those distributed to the Company's Board of Directors.

Upon completion of the annual impairment assessment for the year ended June 2005, the Company determined the carrying value of the CSA reporting unit exceeded its estimated fair value. As a result, the Company charged operations with a goodwill impairment loss of $63,774 (2004: $278,852).

The primary factors resulting in the impairment charge were: (i) the loss of some customers due to consolidation in the industry and (ii) lower revenue growth projections based on performance to date.

                     ACCOUNTING FOR CONTINGENT CONSIDERATION

In connection with its acquisition of Canadian Security Agency
(2004) Ltd., the Company reserved additional shares of its common stock for issuance to a former shareholder of the acquired company upon satisfaction of certain future internal performance goals.

The following table presents activity in the Company's common stock reserved for issuance upon satisfaction of future internal performance goals related to the purchase of CSA:

                                               Shares
                                                 #
                                              --------
Balance at June 30, 2004                       700,000
Shares reserved for certain future internal
  performance goals                                 --
Shares earned - valued at $148,000            (200,000)
Shares cancelled                                    --
                                              --------
Balance at June 30, 2005                       500,000
                                              ========

In September 2005 the Company reached a settlement with the former shareholder of CSA, which included the transfer of 200,000 shares from escrow. Refer to Note 16(d)(ii).

The following table presents the allocation of contingent consideration earned in connection with the satisfaction of the internal performance goals of CSA and payment received to reduce the note receivable (Refer to Note 9(b)):

                                                June 30   June 30
                                                 2005       2004
                                                   $         $
                                                --------   -------

Allocation of contingent consideration earned    148,000   303,000
                                                --------   -------
Goodwill                                              --        --
Stock-based compensation expense                 148,000   303,000
Deferred compensation                                 --        --
                                                --------   -------
Total                                            148,000   303,000
                                                ========   =======


See Note 2 for a detailed explanation of the accounting policy relating to the measurement, recognition and allocation of contingent consideration.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

3.    Business Combinations (continued)

      d)    Condensed Balance Sheets (unaudited)

The following table presents details of the unaudited condensed balance sheets of acquired companies at the dates of acquisition:


                                                Fiscal         Fiscal
                                                 2005           2004
                                             Acquisitions    Acquisition
                                                   $               $
                                             -------------   ------------
Current Assets                                   4,047,946        154,523
Property and Equipment                             716,238          8,347
Goodwill                                         1,886,284        398,837
Other Assets                                       448,843             --
                                             -------------   ------------
Total Assets                                     7,099,311        561,707
                                             =============   ============

Current Liabilities                              4,142,744        646,093
Long-Term Debt                                   1,748,082             --
Other Liabilities                                   20,146             --
Redeemable Preferred Shares                        195,712             --
                                             -------------   ------------

Total Liabilities                                6,106,684        646,093
Stockholders' Equity (Deficit)                     992,627        (84,386)
                                             -------------   ------------

Total Liabilities and Stockholders' Equity       7,099,311        561,707
                                             =============   ============

The Company's fiscal 2005 acquisitions represent the purchase of Avensys and CLI Group on February 28, 2005. The fiscal 2004 acquisition represents the February 17, 2004 purchase of CSA.

In connection with purchase transactions, the Company incurred acquisition costs of $766,272 and $41,556 in fiscal 2005 and 2004, respectively.

      e)    Pro Forma Results (unaudited)

The pro forma data of the Company set forth below gives effect to the purchase transactions completed in fiscal 2005 and 2004 as if they had occurred at the beginning of fiscal 2004. The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Company.

                                                       Years Ended
                                                         June 30,
                                                   ------------------
                                                     2005       2004
(In thousands, except per share amounts)              $          $
------------------------------------------------   -------    -------
Pro forma net revenues                              15,582     15,568
Pro forma net loss                                  (7,131)    (5,665)
Pro forma net loss per share (basic and diluted)     (0.14)     (0.13)

4. Acquisition of Assets

On January 21, 2005, the Company acquired the assets related to Markus 360 including the source code, the intellectual property, the trademark and all customers. The purchase price was $125,000 paid with 164,474 restricted common shares of the Company. In parallel, the Company entered into a distribution agreement with Multi-Hexa Laval Inc. ("Multi-Hexa") which will receive 10% royalties of each gross sale of the software up to a maximum of $812,084 (CDN$1,000,000) for the intellectual property. The Company conceded an hypothec on all the rights related to the software, up to an amount of $243,625 (CDN$300,000) in royalties and will need to be executed within the five years following the closing date. In case of default all the rights in the software will retrocede to Multi-Hexa without compensation. The Company performed an impairment analysis at year end and determined there was no future benefit related to the purchase of Markus 360. As a result the net book value of $117,200 was charged to operations.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

5.    Variable Interest Entity

The Financial Accounting Standards Board ("FASB") finalized FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities--An Interpretation of ARB51" ("FIN46R") in December 2003. FIN46R expands the scope of ARB51 and can require consolidation of "variable interest entities" ("VIEs"). Once an entity is determined to be a VIE, the party with the controlling financial interest, the primary beneficiary, is required to consolidate it. During the year ended June 30, 2005 the Company's wholly owned subsidiary, Avensys, Inc. ("Avensys"), transferred its research activities to Avensys Labs Inc. ("ALI"). Avensys owns 49% of ALI and the two entities have entered an Agreement ("the Agreement") where ALI will perform research and development activities for Avensys. The Agreement is for a period of five years and can be renewed for two years. ALI will provide Avensys a commercialization license for products developed and in return receive a royalty of 5% of sales generated. Avensys sold intellectual property related to R&D projects to ALI in return for 500,000 preferred shares redeemable for $408,030 (CDN$500,000). ALI provides R&D for Avensys only, however it may enter into agreements with third parties in the future. ALI has no other financing other than received from Avensys.

As a result of the above, ALI has been included in the consolidated financial statements as of June 30, 2005 since Avensys holds a controlling financial interest and is the primary beneficiary. The impact to the consolidated balance sheet include the approximate additions to current assets of $162,000, net property and equipment of $106,000, and current liabilities of $70,000. The impact to the consolidated statement of operations was an increase in research and development expenses of $94,000.

6.    Goodwill and Purchased Intangible Assets

The following table presents details of the Company's purchased intangible assets with definite lives:

                                                                           June 30,     June 30,
                                                                             2005         2004
                                   Weighted                                Net Book     Net Book
                                   Average                 Accumulated      Value        Value
                                   Life in      Cost      Amortization        $            $
                                    Years         $             $         (audited)    (audited)
                                   --------   ---------   -------------   ----------   ----------
Licenses, patents and trademarks        5.6   2,197,241         194,554    2,002,687       52,290
Technology                              1.7     574,285         323,010      251,275      394,835
Non-compete agreements                  3.7     574,133          48,000      526,133           --
Customers lists                         9.5   1,109,077          36,400    1,072,677           --
                                   --------   ---------   -------------   ----------   ----------
Total intangible assets                 6.0   4,454,736         601,964    3,852,772      447,125
                                   ========   =========   =============   ==========   ==========

Amortization expense of purchased intangible assets included in operating expenses are as follows:

                                                  Years Ended
                                                    June 30,
                                                       $
                                                -----------------
                                                 2005      2004
                                                   $         $
                                                -------   -------
Amortization expense of purchased intangibles   373,180   162,520
                                                =======   =======

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

6.    Goodwill and Purchased Intangible Assets (continued)

The estimated future amortization expense of purchased intangible assets with definite lives for the next five years is as follows:

2006         $  772,602
2007            732,166
2008            610,081
2009            574,933
2010            457,200
Thereafter      705,790
             ----------
             $3,852,772
             ==========

The changes in the carrying amount of goodwill during the years ended June 30, 2005 and 2004 is as follows:

                                                      Security and     Security and
                                                      Investigation     Monitoring
                                                        Services          Devices        Total
                                                      -------------    ------------   -----------
Balance as of June 30, 2003                           $          --    $         --   $        --
Purchase CSA (Note 3(c))                                    385,852              --       385,852
Impairment of goodwill during fiscal 2004                  (278,852)             --      (278,852)
                                                      -------------    ------------   -----------
Balance as of June 30,2004                                  107,000              --       107,000
Goodwill acquired during the period (Notes 3(a)(b))       3,004,620       6,679,608     9,684,228
Impairment of goodwill during fiscal 2005                   (63,774)             --       (63,774)
                                                      -------------    ------------   -----------
Total                                                 $   3,047,846    $  6,679,608   $ 9,727,454
                                                      =============    ============   ===========


There were impairment indicators during the year ended June 30, 2005 as shown above. Since the carrying amount of CSA's goodwill exceeded the estimated fair values of that reporting unit, an impairment loss was charged to operations. (Refer to Note 17 for description of reporting segments).

7.    Balance Sheet Details

                                      June 30,    June 30,
                                         2005       2004
                                          $          $
                                      ---------   -------
Other Receivables
  Grants receivable                      59,110        --
  Investment tax credits receivable     596,417        --
  Sales tax receivable                  111,545        --
  Other                                 132,176        --
                                      ---------   -------
                                        899,248        --
                                      =========   =======
Inventory
  Raw materials                         261,445     8,295
  Work in process                       102,966     9,605
  Finished goods                        733,365   137,780
                                      ---------   -------
                                      1,097,776   155,680
                                      ---------   -------
Accrued Liabilities
  Payroll and benefits                  693,040   125,785
  Sales taxes payable                   323,934    64,521
  Income taxes payable                   98,007        --
  Accrual for litigation costs          160,392        --
  Royalties payable                     236,144        --
  Other                                 509,610    42,399
                                      ---------   -------
                                      2,021,127   232,705
                                      =========   =======

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

8.    Property and Equipment

                                                                    June 30,    June 30,
                                                                       2005        2004
                                                     Accumulated    Net Book    Net Book
                                          Cost      Amortization      Value       Value
                                            $             $             $           $
                                        ---------   -------------   ---------   ---------
Automotive equipment                       34,627          17,318      17,309          --
Computers                                 608,248         475,300     132,948      40,532
Communication equipment                    51,477          33,229      18,248          --
Furniture and fixtures                    407,577         330,353      77,224       9,215
Laboratory equipment                      399,449         161,527     237,922          --
Leasehold improvements                     80,488          53,919      26,569       3,551
Machinery and office equipment            315,391         179,126     136,265      28,976
Software                                   78,229          42,384      35,845          --
Surveillance equipment                    127,293         100,786      26,507          --
                                        ---------   -------------   ---------   ---------
                                        2,102,779       1,393,942     708,837      82,274
Office equipment under capital leases      37,930          15,692      22,238          --
                                        ---------   -------------   ---------   ---------
Total property and equipment            2,140,709       1,409,634     731,075      82,274
                                        =========   =============   =========   =========
Depreciation during the period                                         88,639      14,936
                                                                    =========   =========

9.    Related Party Transactions/Balances

      a) The Company has received management services from officers and shareholders. These related parties also paid certain operating expenses on behalf of the Company and advanced funds for working capital. The total amount due to officers and/or shareholders at June 30, 2005 is $476,646 (June 30, 2004: $230,726). The amounts due are non-interest bearing, unsecured, and have no fixed terms of repayment.

      b) The note receivable was due from the original owner and former President of Canadian Security Agency (2004) Inc., and is delinquent as of June 30, 2005. The Company has taken a provision against the note for the full amount. The note receivable from a related party was unsecured, non-interest bearing and was due on or before February 17, 2005.

10.   Loans Payable

      a) CSA has bank indebtedness of $269,272 (CDN$329,965) at June 30, 2005 within a Corporate Credit Line facility in the amount of CDN$400,000, fluctuating with cash flow and collection of accounts receivable. Interest is charged at Canada bank prime plus 2% per annum. The facility is secured by a movable hypothec over accounts receivable and inventory of CSA; unlimited personal guarantee by the former sole owner of CSA, supported by collateral second mortgage on his personal residence and subrogation of the shareholder loan and salary bonus. Upon the departure in April 2005 of the former sole owner of CSA and the withdrawing of his guarantees with the Bank, the Bank proceeded with a demand of repayment of his line of credit with CSA . The position of the Bank was repurchased in July 2005 by the Company and the Company is now subrogated in all the Bank's rights . The Bank's proceedings were therefore terminated.

      b) CLI has a credit agreement for an authorized amount of $264,550 (CDN$320,000), renewable yearly. Any utilized portion bears interest at the Bank's prime rate plus 1,25% and is secured by a general assignment of CLI's accounts receivable and CLI is required to respect certain financial ratios. As at June 30, 2005, there was an outstanding amount of $82,571 (CDN$101,183) and CLI is in compliance with all financial ratios.

      c) Avensys has designated the accounts receivable and inventories to guarantee the line of credit. The line of credit, for an authorized amount of $1,109,842 (CDN$1,360,000), bears interest at the Canada bank prime rate plus 1.5% and is currently in renegotiation.

      d) An irrevocable letter of credit for $81,606 (CDN$100,000) has also been issued to an individual who has personally guaranteed a loan of the Company. A term deposit is lodged as a guarantee for this same amount.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

10.   Loans Payable (continued)

      e) The Company's wholly-owned subsidiary, C-Chip Technologies Corporation (North America) has an unsecured credit facility for an amount of $1,000,000 (principal and interest) to finance service fees and inventory that bears interest at 15% per annum. All receipts from sales revenues will be placed into a designated bank account and be used to reimburse any amount owed pursuant to the credit facility. Amounts not paid within twelve months of the execution of the credit facility will become payable in full. As at June 30, 2005, there was an outstanding amount of $320,127.

11.   Long-Term Debt

                                                                  June 30,  June 30,
                                                                    2005       2004
                                                                     $          $
                                                                  -------   ---------
Mortgage loan secured by the universality of Avensys' tangible and intangible movables, (CDN$406,000), interest is prime rate plus 2.75%, payable in monthly instalments of CDN$7,000 plus
interest, maturing in May 2010                                    331,320          --

Note payable, interest is prime rate, payable in six monthly
payments, maturing in October 2005                                 44,720          --

Note payable on demand (CDN$16,382) without interest               13,369          --

Note payable (CDN$12,778) without interest maturing in May 2006    10,428          --

Note payable (CDN$60,000) without interest, payable in monthly
instalments of $5,440 (CDN$6,667), maturing in March 2006          48,964          --

Note payable (CDN$5,000) without interest maturing in 2006          4,080          --

Note payable (CDN$15,202) without interest, payable in monthly
instalments of $691, maturing in April 2007                        12,406          --

Redeemable preferred shares, 241 Class D shares issued by CLI
Non voting, non participating and redeemable at the holder's
option with a 1% monthly dividend on the redemption price         196,670          --

Obligations under capital leases, maturing at various dates until
2009, payable in instalments totalling $7,188 (CDN$8,808) in 2006 and 2007, $5,406 (CDN$6,624) in 2008 and $1,379 (CDN$5,406)
in 2009                                                            21,161          --
                                                                  -------   ---------
                                                                  683,118          --
Instalments due within one year                                   199,878          --
                                                                  -------   ---------
Long-term debt                                                    483,240          --
                                                                  =======   =========

Principal payments on long-term debt for the next five years are:

                                           $
                           2006        199,878
                           2007        276,521
                           2008         73,955
                           2009         69,928
                           2010         62,836
                                      --------
                           TOTAL       683,118
                                      ========

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

12.   Convertible Debentures

                                                                    June 30,    June 30,
                                                                      2005        2004
                                                                        $           $
                                                                    ---------   ---------
Senior secured convertible debentures at 7%, payments of $233,750 for 20 months beginning June 16, 2005, interest payable each
June and December, maturing January 31, 2007, principal
amount of $4,675,000 (Note 12 (a))                                    557,284          --

Secured convertible debentures at 9%, maturing February 2010,
principal amount of $1,387,302 (CDN$1,700,000) (Note 12 (b))        1,387,302          --

Unsecured convertible debentures at 15%, maturing September
2005, principal amount of $397,829 (CDN$487,500) (Note 12 (c))        336,152          --

Unsecured convertible debentures at 12% maturing September 2007,
principal amount of $326,424 (CDN$400,000) (Note 12 (d))              300,002          --
                                                                    ---------   ---------
                                                                    2,580,740          --
Instalments due within one year                                       893,436          --
                                                                    ---------   ---------
Long-term debt                                                      1,687,304          --
                                                                    =========   =========

Principal payments on the convertible debentures for the next five years are:

                                          $
                                      ---------
                              2006      893,436
                              2007           --
                              2008      300,002
                              2009           --
                              2010    1,387,302
                                      ---------
                              Total   2,580,740
                                      =========

a)    Senior Secured Convertible Debentures

On February 16, 2005, the Company issued Senior Secured Convertible Notes Series A ("Notes") and Series E and F Warrants (See Note 13(b)) for an aggregate principal amount of $4,675,000.

In accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and with EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company allocated $1,863,870 to the Warrants Series E, $339,456 to the Warrants Series F and recognized an embedded beneficial conversion feature of $2,470,674 accounted for as additional paid in capital and an equivalent discount against the Notes. The carrying amount of the Notes will be increased monthly by periodic accretion under the interest method. The Company remains obligated for the entire contractual balance of the Notes of $4,675,000.

These Notes bear interest at 9% per year from February 16, 2005 until the first principal payment date on June 16, 2005 and 7% per year after this date. Principal on these Notes shall be paid in twenty (20) equal monthly instalments of $233,750. Interest on these Notes shall be payable on the last day of June and December of each year commencing on June 30, 2005.

All payments of interest shall be made, at the option of the Company, (a) in cash; (b) by the issuance of additional Series A Notes in the principal amount equal to the interest payment due; or (c) in shares of common stock of the Company valued at 90% of the average price of such security in the most recent five trading days ("Market Price").

All payments of principal shall be made, at the option of the Company, (a) in cash with a premium equal to 10% of the cash amount paid; or (b) in shares of common stock of the Company valued at 85% of the Market Price.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

12.   Convertible Debentures (continued)

      a)    Senior Secured Convertible Debentures

All payments made by the issuance of shares will be acceptable only if the issuance of the shares of the Company has first been registered with the Securities and Exchange Commission.

The holders of these Notes have the right, at their option at any time, to convert some or all of the Notes including the principal amount and the amount of any accrued but unpaid interest into a number of common shares of the Company valued initially at $0.65 per share, subject to certain adjustments as described in the purchase agreement.

In connection with the placement of these Notes, the Company issued Warrant
Series: 1B1, 1B2, 1B3, 1B4, and 1B5 granting the right to acquire up to 881,538 shares of the Company's common stock at prices ranging from $0.01 to $0.75 per share (see Note 14(d)) and expiring from three months following the date of their Registration until February 16, 2010.

The Company valued the warrants at $486,586 and recognized this amount to additional paid in capital of Warrants Series 1B1, 1B2, 1B3, 1B4, and 1B5 and as deferred issue expenses for the Notes and issue expenses for the Warrants Series E and F.

To secure payment of the principal amount of the Notes and the interest thereon, the Company hypothecated, in favour of the note holders, the universality of all of the immovable and movable assets, corporeal and incorporeal, present and future of the Company.

The purchase agreement of these Notes contain certain covenants (a) related to the conduct of the business of the Company and its subsidiaries; (b) related to creation or assumption of lien other than liens created pursuant to the Security Documents and Permitted Liens, as defined in the purchase agreement; (c) for so long as at least $2,500,000 principal amount of these Notes remain outstanding, the Company shall not, without the consent of holders representing at least 50% of the then outstanding principal amount, create, incur, guarantee, issue, assume or in any manner become liable in respect of any indebtedness, other than permitted indebtedness or issue other securities that rank senior to these Notes provided however that the Company may have outstanding bank debt.

      b)    Secured Convertible Debentures

On February 14, 2005, the Company issued debentures of an aggregate principal amount of $1,380,543 related to the acquisition of the CLI Group.

These debentures bear interest at 9% per year from February 14, 2005. Principal on these Notes shall be paid on February 14, 2010. Interest on these debentures shall be payable on the first day beginning of quarter, commencing on May 1, 2005.

The holders of these Debentures have the right, at their option at any time, to convert in part or all of the Debentures into a total number of 1,700,000 common stock of the Company valued initially at $0.82 per share.

To secure payment of the principal amount of the debentures and the interest thereon, the Company hypothecated, in favour of the debenture holders, the universality of all of the movable assets, corporeal and incorporeal, present and future of its wholly-owned subsidiary 3828249 Canada Inc.

The purchase agreement of these debentures contain certain covenants related to the conduct of the business of the Company and its subsidiaries.

      c)    Unsecured Convertible Debentures

With the acquisition of Avensys, the Company assumed 15% unsecured convertible debentures having a nominal value of $918,068 (CDN$1,125,000) and maturing on September 1, 2007. When the debentures were originally issued, Avensys recorded an equity component of $378,445 (CDN$463,747) and a liability component of $539,623 (CDN$661,253), for a total of $918,068 (CDN$1,125,000). In April 2005, the Company issued 680,000 shares in settlement of $520,238 (CDN$637,500) of the debentures outstanding. The remainder of the debentures, $397,829 (CDN$487,500) was replaced by a new 15% unsecured debenture. The new debenture is convertible into shares of the Company using the following formula: principal and interest divided by a 17.5% discount on the 10 day weighted average price of the Company's shares. At year-end the discount related to the conversion feature is $61,677.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

12.   Convertible Debentures (continued)

      d)    Unsecured Convertible Debentures

With the acquisition of Avensys, the Company also assumed 12% unsecured convertible debentures having a nominal value of $652,848 (CDN$800,000) and maturing on September 1, 2007. When the debentures were originally issued, Avensys recorded an equity component of $305,857 (CDN$374,797) and a liability component of $346,991 (CDN$425,203), for a total of $652,848 (CDN$800,000). In
April 2005, the Company issued 426,667 shares in settlement of $326,424 (CDN$400,000) of the debentures outstanding. The remainder of the debentures, $326,424 (CDN$400,000) was modified to be convertible into 330,251 shares of the Company. At year-end the discount related to the conversion feature is $26,422.

13.   Common Stock

                         FISCAL YEAR ENDED JUNE 30, 2005

      a) During the year ended June 30, 2005, the Company issued 2,120,501 common shares for total proceeds of $205,012 from the exercise of stock options.

      b) During the year ended June 30, 2005, a total of 176,767 stock options were exercised after issuance to settle outstanding payables in the amount of $127,327.

      c) During the year ended June 30, 2005, the Company issued 121,250 restricted common shares and 95,193 common shares for total proceeds of $2 following the exercise of 216,443 Series IB1 warrants.

      d) In May 2005, the Company issued 120,000 restricted common shares with a value of $79,200 for consulting fees.

      e) In April 2005, the Company issued 1,106,667 restricted common shares valued at $830,000 following the conversion of convertible debentures.

      f) In April 2005, the Company issued 258,000 restricted common shares valued at $175,182 as a finder's fee and 32,260 restricted common shares valued at $32,260 as a consultant's fee related to the acquisition of Avensys Inc. A total of 159,458 restricted common shares valued at $146,701 were issued as a finder's fee related to the acquisition of CLI Group (Notes 3(a) and (b)).

      g) In January 2005, the Company issued 164,474 restricted common shares with a value of $125,000 for the purchase price of Markus 360 (Note
            4).

      h) In March 2005, the Company issued 10,400,002 restricted common shares having a value of $7,633,586 for the acquisition of Avensys Inc. The Company issued 432,427 restricted common shares valued at $324,320 as finder's fee related to the acquisition of Avensys Inc. (Note 3(b)).

                         FISCAL YEAR ENDED JUNE 30, 2004

      a) During the year ended June 30, 2004, the Company issued 788,206 restricted common shares for service valued at $261,534 being 50% of the market price of the Company's stock at the date the services were contracted.

      b) During the year ended June 30, 2004, the Company issued 1,591,418 common shares for total proceeds of $339,618 from the exercise of stock options.

      c) During the nine months ended March 31, 2004 the Company issued 3,873,637 common shares at $0.55 per share for total cash proceeds of $1,630,000, before offering costs of $82,319, and settlement of the $500,000 promissory note under a private placement of units consisting of one common share and one common share purchase warrant. The common share purchase warrants expire in two years and have an exercise price of $1.00 per share The Company's promissory note of $500,000 was redeemed for 909,091 units as part of this issue.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

13.   Common Stock (continued)

                   FISCAL YEAR ENDED JUNE 30, 2004 (CONTINUED)

      d) In July 2003 a Debenture Payable, including accrued interest, was converted into 3,910,120 restricted shares at a 15% discount from market, using the face value of $2,000,000. This resulted in a discount on conversion of debt in the amount of $1,418,451, which is included in additional paid-in capital.

      e) In April 2004 the Company issued 2,538,462 common shares for total cash proceeds of $1,650,000 before offering costs of $143,209 under a private placement of units consisting of one common share and one common share purchase warrant exercisable for a period of two years at an exercise price of $1.10 per share.

      f) In February 2004 the Company issued 1,600,000 common shares for the acquisition of Canadian Security Agency (2004) Inc.

14.   Stock Options and Warrants

      a)    Fiscal year ended June 30, 2005

During the fiscal year ended June 30, 2005 the Company granted 2,365,000 stock options to employees with exercise prices ranging from $0.20 to $0.92 and which vest over a period of one year. The Company granted 1,492,668 stock options to non-employees with exercise prices ranging from $0.0001 to $0.648 and which vest immediately. Also a total of 176,767 stock options were issued to settle outstanding payables of $127,327. During the year ended June 30, 2005 a total of 460,400 stock options were cancelled. The Company charged stock-based compensation expense of $1,068,542 to operations relating to stock options and $148,000 relating to contingent consideration earned during the fiscal year ended June 30, 2005.

      b)    Fiscal year ended June 30, 2004

During the fiscal year ended June 30,2004, the company granted 2,183,918 stock options pursuant to the Plan at weighted average exercise price of $0.47. The Company charged stock-based compensation expense of $553,384 to operations relating to stock options and $303,000 relating to contingent consideration earned during the fiscal year ended June 30, 2004.

      c)    Stock options

On June 15, 2004 the Company filed a Form S-8 Registration Statement with the US Securities and Exchange Commission to register 5,000,000 shares of common stock pursuant to the Company's 2004 Nonqualified Stock Option Plan ("the Plan'). The determination of those eligible to receive options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company's Compensation Committee, subject to the provisions of this Plan. A total of 2,198,814 options under the Plan remain available for issuance.

A summary of the changes in the Company's common share stock options is presented below:


                                 June 30, 2005             June 30, 2004
                             ----------------------    ----------------------
                                           Weighted                  Weighted
                                           Average                   Average
                                           Exercise                  Exercise
                               Number       Price        Number       Price
                             ----------    --------    ----------    --------
Balance, beginning of year    2,742,500    $   0.40     2,425,000    $   0.20
Granted                       3,857,668        0.47     2,183,918        0.47
Exercised                    (2,297,268)      (0.09)   (1,591,418)      (0.21)
Forfeited/Expired              (460,400)      (0.50)     (275,000)      (0.20)
                             ----------    --------    ----------    --------
Balance, end of year          3,842,500    $   0.65     2,742,500    $   0.40
                             ==========    ========    ==========    ========

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

14.   Stock Options and Warrants (continued)

      c)    Stock options (continued)

Additional information regarding options outstanding as at June 30, 2005 is as follows:

                              Outstanding                     Exercisable
                   -----------------------------------   --------------------
                                 Weighted     Weighted               Weighted
                                 average       average                average
   Range of                     remaining     exercise               exercise
Exercise prices    Number of   contractual      price    Number of     price
       $            shares     life (years)       $       shares         $
----------------   ---------   ------------   --------   ---------   --------
  0.00 - 0.25        602,500           3.00       0.20     602,500       0.20
  0.26 - 0.50         10,000           5.00       0.45          --         --
  0.51 - 0.75      1,772,500           4.21       0.67   2,005,000       0.63
  0.76 - 1.00      1,457,500           4.53       0.76     667,500       0.83
                   ---------   ------------   --------   ---------   --------
                   3,842,500           4.13       0.65   3,275,000       0.61
                   =========   ============   ========   =========   ========


The weighted average fair value of options granted for the fiscal years ended June 30, 2005 and 2004 was $0.24 and $0.47, respectively.

                                                          June 30,
                                                            2005
      Common shares reserved for issuance: $
                                                         ----------
      Stock options:
        Options outstanding                               3,842,500
        Reserved for future issuance                      2,198,814
        Warrants outstanding                             14,390,652
        Conversion of senior secured convertible notes    8,486,383
        Conversion of secured convertible debentures      2,154,739
                                                         ----------
      Total common shares reserved for future issuance   31,073,088
                                                         ==========

      d)    Warrants outstanding

Common share purchase warrants issued in February 2005 with the private placement of the Senior Secured Convertible Notes Series A ("Notes") and outstanding at June 30, 2005 are as follows:

            i) 5,394,131 Series E warrants exercisable at $0.75 each and expiring in February 2010.

            ii) 1,798,077 Series F warrants exercisable at $0.70 each and expiring in February 2006.

            iii) 120,192 Series IB1 warrants exercisable at $0.00001 each and expiring in February 2010.

            iv) 215,385 Series IB2 warrants exercisable at $0.65 each and expiring in February 2010.

            v) 323,076 Series IB3 warrants exercisable at $0.75 each and expiring in February 2010.

            vi) 107,692 Series IB4 warrants exercisable at $0.70 each and expiring in February 2006.

            vii) 20,000 Series IB5 warrants exercisable at $0.75 each and expiring three (3) months following the effectiveness of a Registration Statement to be filed with the Securities and Exchange Commission and expiring in February 2006.

Common share purchase warrants issued with the private placements of common shares during the year ended June 30, 2004 are as follows:

            i) 3,873,637 warrants exercisable at $1.00 each; with expiration dates ranging from August 2005 through February 2006.

            ii) 2,538,462 warrants exercisable at $1.10 each and expiring in April 2006.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

15.   Comprehensive Loss

The Company's accumulated other comprehensive loss consists of the accumulated net unrealized gains or losses on foreign currency translation adjustments. At June 30, 2005 the Company had an accumulated foreign currency translation loss of $364,415.

The component of comprehensive loss was as follows:

                                           June 30,      June 30,
                                             2005          2004
                                              $             $
                                          ----------    ----------
Net loss                                  (6,230,943)   (4,590,561)
Foreign currency translation adjustment     (374,275)        9,860
                                          ----------    ----------
Comprehensive loss                        (6,605,218)   (4,580,701)
                                          ==========    ==========


16.   Contingencies and Commitments

      a)    Vehicle lease commitments are as follows:

                            2006     47,046
                            2007     17,960
                            2008      4,501
                                    -------
                                    $69,507
                                    =======

      b) The Company leases premises for its various offices located across Canada. Total rent expense was $218,318 (2004 - $38,000). Minimum lease payments for the next five years are $409,775 in 2006, $181,329 in 2007, $108,454 in 2008, $105,417 in 2009, and $91,068 in
            2010.

      c) CSA has bank indebtedness of $269,272 at June 30, 2005 within a Corporate Credit Line facility in the amount of CDN$400,000, fluctuating with cash flow and collection of accounts receivable. Interest is charged at Canada bank prime plus 2% per annum. The facility is secured by a movable hypothec over accounts receivable and inventory of CSA; unlimited personal guarantee by the former sole owner of CSA, supported by collateral second mortgage on his personal residence and subrogation of the shareholder loan and salary bonus. Upon the departure in April 2005 of the former sole owner of CSA and the withdrawing of his guarantees with the financial institution, the financial institution proceeded with a demand of repayment of his line of credit with CSA. The position of the financial institution was repurchased in July 2005 by the Company which is now subrogated in all the financial institution's rights. The financial institution's proceedings were therefore terminated.

      d)    Litigation and Settlement Costs

            i) A lawsuit was filed on July 15, 2005, under Quebec law, in the District of Montreal, Province of Quebec, for a total of $81,600 (CND$100,000) with regards to alleged expenses incurred by the plaintiff for the purchase of anti-theft product known as the "Hawk 200". The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any damages will be charged to the earnings of the quarter and is not expected to have a material adverse impact on our financial condition.

            ii) A lawsuit was filed on July 15, 2005, under Quebec law, in the District of Montreal, Province of Quebec, for a total of $506,000 (CND$620,000) with regards to alleged breach of employment contract and wrongful dismissal of Charles Finkelstein. This lawsuit was settled on September 2, 2005 for an amount of $81,600 (CND$100,000) and the transfer of 200,000 shares of the Company, currently held in escrow. The parties exchanged, under this agreement, a complete and final release regarding their business and employment relationship.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

16.   Contingencies and Commitments (continued)

      d)    Litigation and Settlement Costs (continued)

            iii) A lawsuit was filed on June 30, 2005 under Quebec law, in the District of Montreal, Province of Quebec pertaining to a claim in the amount of $88,900 (CDN$108,900) for alleged wrongful and unnecessary use of force in the exercise of the Company's employee security duties. The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any damages will be charged to the earnings of the quarter and is not expected to have a material adverse impact on our financial condition.

            iv) A motion was filed under Quebec law, in the district of Montreal, Province of Quebec, totalling $69,600 (CDN$85,348) for an unpaid contract of credit. The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any damages is not expected to have a material adverse impact on our financial condition.

            v) A lawsuit was filed under Quebec law, in the district of Laval, Province of Quebec, totalling $66,351 (CDN$81,306) for compensatory damages and $12,240 (CDN$15,000) in punitive and exemplary damages. The claim alleges that the Company submitted erroneous evidence that was based on racial profiling which led to the arrest of the plaintiff. The Company intends to contest the case vigorously and, in the event of an unfavorable outcome, the amount of any compensatory damages will be covered by the Company's insurance policy. The punitive and exemplary damages will be charged to the earnings of the quarter and is not expected to have a material adverse impact on our financial condition.

      e)    Other Contingencies

            i) The Company's subsidiary, Canadian Security's Agency, has a current outstanding balance for source deductions on payroll expenses of $70,600 (CDN$86,539), an amount of $38,700
                  (CDN$47,427) owed to ADP as well as $250,380 (CDN$306,815) for
                  GST and PST payments and $50,000 (CDN$61,000) for unpaid penalties and interest. The Company has no knowledge of any other pending fines or penalties that may be related hereto.

            ii) On August 24, 2005, following a Special Warrant Offer, ("the Offer") the Company received notice from the United States Securities and Exchange Commission ("SEC") inquiring about details regarding the Offer. The Company has replied accordingly and is waiting for a response from the SEC. (Refer to Note 19(a)).

17.   Segment Disclosures

The Company adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information", during the previous year. . Reporting segments are based upon the Company's internal organization structure, the manner in which the Company's operations are managed, the criteria used by the Company's chief operating decision-maker to evaluate segment performance, the availability of separate financial information, and overall materiality considerations.

The Security and Monitoring Devices reporting segment is comprised of the operations of C-Chip Technology North America and Avensys. The Security and Investigative Services reporting segment is comprised of the operations of CSA and CLI.

Direct contribution consists of revenues less direct costs. Direct costs include specific costs of net revenues, sales and marketing expenses, and general and administrative expenses over which segment managers have direct discretionary control, such as marketing and sales programs, customer support expenses, bank charges and bad debt write-offs. Expenses over which segment managers do not currently have discretionary control, such as site operations costs, product development expenses, and general and administrative costs, are monitored by corporate management and are not evaluated in the measurement of segment performance.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

17.   Segment Disclosures (continued)

                                  FISCAL 2005:

                                                         Security and   Security and
                                                        Investigative    Monitoring
                                                           Services        Devices      Consolidated
                                                              $               $               $
                                                        -------------   -------------   -------------
Net revenues from external customers                        3,440,609       3,580,619       7,021,228
                                                        -------------   -------------   -------------

Cost of net revenues                                        2,360,042       2,306,458       4,666,500
Marketing and sales expense                                   218,094         732,666         950,760
Administrative expense                                      1,032,226       3,704,417       4,736,643
Bad debt write-offs                                            47,750              --          47,750
                                                        -------------   -------------   -------------
Direct costs                                                3,658,112       6,743,541      10,401,653
                                                        -------------   -------------   -------------
Direct contribution                                          (217,503)     (3,162,922)     (3,380,425)
Operating expenses and indirect costs of net revenues                                      (1,989,088)
                                                                                        -------------
Loss from operations                                                                       (5,369,513)
Debenture interest, accretion and conversion                                                 (878,511)
Interest and penalties expense                                                                (19,449)
                                                                                        -------------
Net loss before non-controlling interest                                                   (6,267,473)
Non-controlling interest                                                                       (1,257)
                                                                                        -------------
Net loss before income tax benefit                                                         (6,268,730)

Income tax benefit                                                                             37,787
                                                                                        -------------
Net Loss                                                                                   (6,230,943)
                                                                                        =============
                                  FISCAL 2004:


                                                         Security and   Security and
                                                        Investigative    Monitoring
                                                           Services        Devices     Consolidated
                                                             $               $              $
                                                        -------------   ------------   ------------
Net revenues from external customers                          830,676        210,222      1,040,898
                                                        -------------   ------------   ------------

Cost of net revenues                                          559,352        102,487        661,839
Marketing and sales expense                                    58,955        237,435        296,390
Administrative expense                                         88,060        639,109        727,169
Bad debt write-offs                                             1,987         17,619         19,606
                                                        -------------   ------------   ------------
Direct costs                                                  708,354        996,650      1,705,004
                                                        -------------   ------------   ------------

Direct contribution                                           122,322       (786,428)      (664,106)
Operating expenses and indirect costs of net revenues                                     2,479,388
                                                        -------------   ------------   ------------

Loss from operations                                                                     (3,143,494)

Debenture interest, accretion and conversion                                             (1,437,473)

Interest expense                                                                             (9,594)
                                                                                       ------------

Net Loss                                                                                 (4,590,561)
                                                                                       ============

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

17.   Segment Disclosures (continued)

The Company's long-lived assets are allocated as follows:

                                        2005     2004
                                         $        $
                                      -------   ------
Security and Investigative Services   202,943    8,747
Security and Monitoring Devices       528,132   73,527
                                      -------   ------
Total long-lived assets               731,075   82,274
                                      =======   ======

All the Company's long-lived assets are located in Canada.

The Company has three geographic business areas: North America, Europe & Asia. Total revenues in Canada were $5,629,067 during the year ended June 30, 2005. During the year ended June 30, 2005, revenue from one customer of the Company's Security and Monitoring Devices segment represented approximately $866,915 of consolidated revenues. The Company has one customer representing approximately $673,476 of the accounts receivable total as of June 30, 2005.

                       Geographic Information

                   2005        2004
                       Revenues
                    $           $
                ---------   ---------
North America   6,100,744   1,040,898
Europe            657,520          --
Asia              262,964          --
                ---------   ---------
Total           7,021,228   1,040,898
                =========   =========


18.   Income Tax

The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. The Company has incurred combined U.S. and Canadian operating losses of $10,934,000 which expire starting in 2015. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

A reconciliation of the benefit for income taxes at the combined U.S. and Canadian tax rate compared to the Company's effective tax rate is as follows:


                                                               June 30,
                                                          2005          2004
                                                           $             $
                                                       ----------    ----------
Income tax at Federal US statutory rate (recovery)     (2,118,521)   (1,560,791)

Increase (decrease) resulting from:
  Stock based compensation not deductible                 401,061       291,171
  Non-deductible interest                                 126,861         5,653
  Unrecognized deductible temporary differences         1,347,024     1,263,967
  Income tax rate differential of foreign subsidiaries    199,355            --
  Non-deductible items and other elements                  71,902            --
  Other                                                   (65,469)           --
                                                       ----------    ----------
Income tax benefit                                        (37,787)           --
                                                       ==========    ==========

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

18. Income Tax (continued)

Deferred tax assets and liabilities and the amount of the valuation allowance are as follows:


                                                                June 30,
                                                           2005         2004
                                                            $            $
                                                        ----------    --------
Deferred tax assets:
Net tax losses carried forward                           3,446,960     406,382
Difference between book and tax depreciation                83,298          --
Reserves and accruals not deductible for tax purposes       42,833      83,201
Research and development tax credits                       621,022          --
Impairment of intangible assets                                 --      96,784
Valuation allowance                                     (3,195,417)   (586,367)
                                                        ----------    --------
                                                           998,696          --
Deferred tax liabilities:
Difference between book and tax depreciation              (981,560)         --
Investment tax credits                                     (17,136)         --
                                                        ----------    --------
Total deferred net tax assets                                   --          --
                                                        ==========    ========


For the years ended June 30, 2005 and 2004, the valuation allowance established against the deferred tax assets increased by $2,609,050 and $561,207, respectively.

For Canadian income tax purposes the Company has approximately $1,561,684 of Scientific Research and Experimental Development expenses available indefinitely to reduce taxable income in future years.

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable could change materially in the near term based on future taxable income during the carry forward period.

19.   Subsequent Events

      a) In July 2005 the Company made a Special Warrant Offer (the "Offer") to all Class A Series A, Series E, and Series F warrant holders. A total of $2,576,168 was raised under this Offer. Under the terms of the Offer, each holder participating in the Offer, by exercising any Series E Warrants at $0.35 per share, received new Series G Incentive Warrants (the "Series G Incentive Warrants") and new Series I Incentive Warrants (the "Series I Incentive Warrants"), each in an amount equal to one hundred percent (100%) of the number of shares of the Company's common stock issued upon exercise of the Series E Warrants pursuant to the Offer. A total of 3,797,976 Series E Warrants were exercised which prompted the issuance of 3,797,976 Series G Incentive Warrants and 3,797,976 Series I Incentive Warrants.

            Holders who participated in the Offer by the exercise of any Class A Warrants, Series A Warrants or Series F Warrants received new Series H Incentive Warrants (the "Series H Incentive Warrants") and new Series J incentive warrants (the "Series J Incentive Warrants"), each in an amount equal to twenty-five percent (25%) and fifty percent (50%), respectively, of the number of shares of the Company's common stock issued upon exercise of the Class A Warrants, the Series A Warrants or the Series F Warrants pursuant to the Offer. A total of 3,562,359 Class A Warrants, Series A Warrants and Series F Warrants were exercised which prompted the issuance of 890,590 Series H Warrants and 1,781,180 Series J Warrants.

            As a result of the Offer, the Company, pursuant to the Warrants in effect, adjusted the respective Warrants accordingly.

            Following the Offer, the Company received notice from the SEC inquiring about details regarding the Offer and the registration amendment. The Company has replied accordingly and is waiting for a response from the SEC.

MANARIS CORPORATION
(Formerly C-Chip Technologies Corporation)
(Formerly A Development Stage Company)
Notes to Consolidated Financial Statements June 30, 2005
(Expressed in U.S. dollars)

19.   Subsequent Events (continued)

      b) In order to take account for the Company's default on its principal and interest payment that was due on June 23, 2005, the Company offered its investors the option to receive payment of the principal payment in freely tradable shares. The shares issued in lieu of cash were valued at 85% of the market price (5 day volume weighted average price). In addition, since a notice was sent under 10 business days indicating the Company's intent to pay in shares, the Company increased the amount of the principal to be reimbursed by ten percent.

      c) In July 2005 the Company issued shares of common stock for a consideration per share less than the conversion price in effect, which constitutes a "Trigger Issuance" under the Senior Secured Convertible Note of February 16, 2005. Consequently, some investors pursuant to the Senior Secured Convertible Note exercised their right to convert part of the Note into common shares. A total of $815,985 of the Senior Secured Convertible Note was converted. Having made four principal payments, the balance remaining on the Note Agreement totals $2,971,647.

      d) On September 22, 2005, the Company decided to cease operations of its wholly owned subsidiary, Canadian Security Agency (2004) Inc. ("CSA"), a provider of security services. As a result, CSA has entered into an agreement pursuant to which CSA will sell its customer list for CDN$100,000. The Company has owned CSA since February 2004.

      e) Refer to Note 16(d)(i) and (ii) for litigation and settlement costs subsequent to June 30, 2005.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.    Article XII of the Articles of Incorporation of the company, filed as
      Exhibit 3.1 to our Form SB-2 registration statement.

2. Article X of the Bylaws of the company, filed as Exhibit 3.2 to our Form SB-2 registration statement.

3.    Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:


SEC Registration Fee                          $ 1,572.24
Printing Expenses                             $    5,000
Accounting/administrative Fees and Expenses   $   10,000
Blue Sky Fees/Expenses                        $        0
Legal Fees/ Expenses                          $   10,000
Escrow fees/Expenses                          $        0
Transfer Agent Fees                           $        0
Miscellaneous Expenses                        $        0
TOTAL                                         $26,572.24

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Except as set forth below, there were no sales of unregistered securities by Manaris Corporation during the past three (3) years:

In June 2000, we issued 5,000,000 shares of common stock to Hugh Grenfal and Mike Muzylowski, our founders.

On December 23, 2002, we acquired all physical assets and intellectual property related to certain C-Chip technology owned by Capex Investments Limited ("Capex"), a corporation incorporated under the laws of the Republic of Mauritius. Capex was owned and controlled by Forever Profit (China) Limited. The assets acquired were used by Capex to develop and commercialize wireless solutions targeting the credit and security management industries and the emerging pay-per-use management industry. The consideration paid by us for the technology was: (1) a promissory note in the amount of $500,000 bearing no interest and payable in full on January 30, 2003; (2) 250,000 restricted shares of common stock; and, (3) a convertible debenture of $2,000,000 maturing on January 15, 2007 and carrying a coupon rate of 2.5% payable at the option of Capex into restricted shares of the registrant's common stock at a discount of 15% from the market price of the common stock. In addition, we assumed up to a maximum of $40,000 of the amounts disbursed by Capex from December 1, 2002 to closing in order for Capex to maintain on-going operations related to the C-Chip technology.

The Debenture Payable including accrued interest was converted into 3,910,120 restricted common shares at a 15% discount from market, using the face value of $2,000,000.00. This resulted in a discount on conversion of debt in the amount of $1,418,451, which is included in additional paid-in capital.

In January 2003 we declared a stock dividend of 19 shares of common stock for each 1 share outstanding. The record date for the stock dividend was January 20, 2003 and the shares began trading on a post-dividend basis on January 23, 2003. All per share amounts have been adjusted for the stock dividend.

On January 7, 2003 we issued 5,000,000 common shares, in part for the assets acquired as described in Note 3. Subsequently a total of 100,000,000 shares were returned to treasury and cancelled.

In 2003 we issued 3,000,910 common shares for total proceeds of $1,650,500 under a private placement of units consisting of 1 common share and one common share warrant. The Company's promissory note of $500,000 was redeemed for 909,090 units as part of this issue.

In October and November 2003, we issued 480,000 common shares for services.

In the first quarter of 2004, we issued 180,000 common shares for services.

In the first quarter of 2004, we issued 872,727 common shares for total proceeds of $480,000 under a private placement of units consisting of 1 common share and one common share warrant.

In February 2004, we issued 1,600,000 common shares for the purchase of 100% of Canadian Security Agency (2004) Inc.

In April 2004 we issued 2,538,462 common shares of total proceeds of $1,650,000 under a private placement of shares and warrants.

In May 2004 we issued 128,206 common shares for services.

In June 2004 we issued 55,000 common shares for services.

In the third quarter of 2004 we issued 165,274 common shares for services.

In the fourth quarter of 2004 we issued 194,282 common shares for services.

In the first quarter of 2005 we issued: (1) 125,000 common shares for total proceeds of $8,001 for services (2) 80,274 common shares to settle outstanding payables in the amount of $64,606 and (3) 40,000 common shares for total proceeds of $8,000 from the exercise of stock options.

In the second quarter of 2005 we issued: (1) 181,489 common shares for services,
(2) 12,793 common shares to settle outstanding payables in the amount of $8,290 and (3) 615,000 common shares for total proceeds of $123,000 from the exercise of stock options.

In the third quarter of 2005 we issued: (1) 462,900 common shares for services,
(2) 83,700 common shares to settle outstanding payables in the amount of $54,431 and (3) 250,000 common shares for total proceeds of $50,000 from the exercise of stock options.

In January 2005 we issued 164,474 common shares for the purchase of Markus 360.

In February, 2005, we entered into a Purchase Agreement with eighteen institutional and accredited investors under the terms of which the Company agreed to issue Units consisting of (i) an aggregate of $4,675,000 of the Company's 9.0% Senior Secured Convertible Notes, Series A, which are convertible into shares of the Company's Common Stock, par value $0.00001 per share for a maximum of 7,192,308 common shares, (ii) Series E warrants to purchase an aggregate of 5,394,131 shares of Common Stock (subject to adjustment) for a period of five (5) years at an exercise price of $.75 per share; and (iii) Series F warrants to purchase an aggregate of 1,798,077 shares of Common Stock for a period of one (1) year at an exercise price of $.70 per share.

In February 2005, we entered into an agreement to acquire one hundred percent (100%) of CHARTRAND LAFRAMBOISE INC. ("CLI")for which we paid three million dollars Canadian (CND$3,000,000.00) in cash and we issued a debenture, convertible into 1,700,000 shares of the Company's common stock at price of $0.82 per share.

In March 2005, the Company issued 10,400,002 restricted shares of common stock for the purchase of Avensys Inc. The shares will be released to the shareholders as follows: a first portion representing twenty percent (20 %) of the issued shares will be released to the stockholders four (4) months following the closing of the transaction, a second portion representing twenty percent (20 %) of the issued shares will be released to the stockholders six (6) months after the closing of the transaction, a third portion representing twenty percent (20 %) of the issued shares will be release to the stockholders nine (9) months after the closing of the transaction, a fourth portion representing twenty percent (20 %) of the issued shares will be released to the stockholders twelve
(12) months after the closing of the transaction and the last portion representing the remaining twenty percent (20 %) of the issued will be released to the stockholders eighteen (18) months after the closing of the transaction.

In March 2005 we issued 432,427 common shares for services linked to our purchase of Avensys.

In the fourth quarter of 2005 we issued: (1) 366,112 common shares for services, and (2) 80,000 common shares for total proceeds of $16,000 from the exercise of stock options.

In April 2005 we issued 1,106,667 of our common shares to two institutional investors who opted to convert a debenture they held in Avensys into shares of our Company at conversion price of $0.75 per shares.

In April 2005, we issued 258,000 restricted common shares valued at $175,182 as a finder's fee and 32,260 restricted common shares valued at $32,260 as a consultant's fee related to the acquisition of Avensys Inc. A total of 159,458 restricted common shares valued at $146,701 were issued as a finder's fee related to the acquisition of CLI Group.

In April 30, 2005, we issued 121,250 restricted common shares and in May 2005 we issued 95,193 common shares for total proceeds of $2 following the exercise of 216,443 Series IB1 warrants.

In May 2005, we issued 120,000 restricted common shares with a value of $79,200 for consulting fees.

In July 2005, the Company concluded a Special Warrant Offering which raised gross proceeds of $2,576,168. In connection with the Special Warrant Offer, our Company issued 7,360,336 common shares to Warrant Holders as well as new warrants which were issued in the following amounts: (i) 3,797,976 Series G Warrants, (ii) 3,797,976 Series I Warrants, (iii) 890,590 Series H Warrants and
(iv)1,781,180 Series J Warrants.

During the first quarter we issued 400,000 common shares for services, and 257,000 common shares to settle outstanding payables in the amount of $105,501.

In October 2005, we issued 38,000 common shares as a compensation related to the July 2005 financing and 165,000 common shares as final payment for the termination of consulting and agency agreements.

In October 2005, we issued 600,000 common shares pursuant to a Final Release and Indemnity Agreement with our former Chief Executive Officer.

In December 2005, we issued 70,000 common shares as final payment for the termination of a consulting agreement.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Manaris Corporation or executive officers of Manaris Corporation, and transfer was restricted by Manaris Corporation in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Manaris Corporation, a Nevada corporation.

3.1 Articles of Incorporation of Manaris Corporation dated June 22, 2000 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on September 29, 2000).

3.2 Bylaws of Manaris Corporation dated July 13, 2000 (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on September 29, 2000).

3.3 Manaris Corporation Specimen Stock Certificate (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on September 29, 2000).

3.4 Amended Articles of Incorporation (as incorporated by reference from our Form 8-K filed with the Securities and Exchange Commission on March 18, 2003).

3.5 Amended Articles of Incorporation (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

5.1       Consent of Sichenzia Ross Friedman Ference LLP.

10.1 Registration Rights Agreement dated February 16, 2005 (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.2 Placement Agency Agreement between Midtown Partners Co,. LLC and Manaris Corporation dated February 2, 2005 (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.3 Series A Convertible Promissory Note (as incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on May 9,
          2005).

10.4 Placement Agency Agreement between Midtown Partners LLP and Manaris Corporation dated July 19, 2005 (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.5 Form of Series G Warrant (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.6 Form of Series H Warrant (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.7 Form of Series I Warrant (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.8 Form of Series J Warrant (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.9 Form of Series K Warrant (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.10 Form of Series IB6 Warrant (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.11 Form of Series IB7 Warrant (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.12 Louis Laframboise Debenture dated February 14, 2005 (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

10.13 Jean Talbot Debenture dated February 14, 2005 (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

14 Code of ethics (as incorporated by reference to the issuer's Form 10-KSB filed with the Secirities and Exchange Commission on September 29, 2003).

21 List of subsidiaries of Manaris Corporation (as incorporated by reference to the Issuer's Form SB-2 filed with the Securities and Exchange Commission on November 7, 2005).

23.1      Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit
          5.1)

23.2      Consent of Manning Elliott, Chartered Accountants

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada on this day of December 23th, 2005.

                                  MANARIS CORPORATION


                                  BY: /s/ John Fraser
                                      ------------------------------------------
                                      John Fraser, President and Chief Executive
                                      Officer (Principal Executive Officer)

                                  BY: /s/ Andre Monette
                                      ------------------------------------------
                                      Andre Monette, Chief Financial Officer,
                                      Secretary and Treasurer and (Principal
                                      Financial and Accounting Officer)


KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Stephane Solis, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signatures             Title                                   Date
--------------------   -------------------------------------   -----------------

/s/ John Fraser        President and Chief Executive Officer   December 23, 2005
--------------------   (Principal Executive Officer)
John Fraser


/s/ Andre Monette      Chief Financial Officer, Secretary and  December 23, 2005
--------------------   Treasurer (Principal Financial and
Andre Monette          Accounting) Officer


/s/ Robert G. Clarke   Chairman of the Board of Directors      December 23, 2005
--------------------
Robert G. Clarke


/s/ Cherry Lim         Director                                December 23, 2005
--------------------
Cherry Lim


/s/ Jos J. Wintermans  Director                                December 23, 2005
--------------------
Jos J. Wintermans


/s/ Bernard Bougie     Director                                December 23, 2005
--------------------
Bernard Bougie